Exhibit 10.39

EXECUTION VERSION

AMENDMENT NO. 2 TO THE

FOURTH AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT

Dated as of January 28, 2025

AMENDMENT NO. 2 TO THE FOURTH AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT (this “Amendment”) by and among AMERICAN TOWER CORPORATION, a Delaware corporation (the “Borrower”), the financial institutions party hereto (collectively, the “Lenders”), and TORONTO DOMINION (TEXAS) LLC, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”).

PRELIMINARY STATEMENTS:

(1) The Borrower, the lenders from time to time party thereto and the Administrative Agent are parties to a Fourth Amended and Restated Revolving Credit Agreement dated as of December 8, 2021 (as amended by Amendment No. 1 to the Fourth Amended and Restated Revolving Credit Agreement, dated as of June 29, 2023, and as further amended, supplemented or otherwise modified through the date hereof, the “Credit Agreement”). Capitalized terms not otherwise defined in this Amendment have the same meanings as specified in the Credit Agreement.

(2) The parties hereto desire to make the amendments to the Credit Agreement set forth below on the terms as hereinafter set forth (the Credit Agreement as so amended, the “Amended Credit Agreement”).

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of all of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. Certain Amendments to Credit Agreement.

(a) Each of the parties hereto agrees that, effective on and as of the Amendment Effective Date (as defined below), the Credit Agreement shall be amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in Exhibit A hereto.

(b) Each of the parties here agrees that, effective on and as of the Amendment Effective Date, Schedule 1 to the Credit Agreement (Commitments; Commitment Ratios) shall hereby be amended and restated in the form attached as Schedule I hereto (for the avoidance of doubt, all other schedules and all exhibits to the Credit Agreement will remain in full force and effect in the form attached to the Credit Agreement immediately prior to the Amendment Effective Date).

SECTION 2. Waiver; Assignment.

Amendment No. 2 to Fourth Amended and Restated Credit Agreement

(a) The requirements of Sections 12.4 and 12.12(c) of the Credit Agreement are hereby waived to the extent that such Sections require prior notice or execution and delivery of an assignment agreement to effect an assignment by any Lender that does not agree to extend its Revolving Loan Commitment as set forth in this Amendment. Accordingly, after giving effect to this Amendment, only those Lenders listed on Schedule 1 to this Amendment shall have any Revolving Loan Commitment or be considered Lenders under the Credit Agreement, with Revolving Loan Commitments in such amounts as set forth on Schedule 1. The execution and delivery of this Amendment is evidence of the consent of the Borrower, the Swingline Lenders, the Issuing Banks and the Administrative Agent to assignment of each Assignor’s (as defined below) Revolving Loan Commitments to the Assignees (as defined below), as required pursuant to Section 12.4(b)(iii) of the Credit Agreement.

(b) Each Lender whose Revolving Loan Commitment is reduced or terminated by giving effect to this Amendment (each, an “Assignor”) hereby irrevocably sells and assigns, at par, to each Lender whose Revolving Loan Commitment is increased (or created) by giving effect to this Amendment (each, an “Assignee”), and each Assignee hereby irrevocably purchases and assumes from each Assignor, subject to and in accordance with this Amendment and the Credit Agreement, as of the Amendment Effective Date (as defined below), the Assigned Interests (as defined below). Such sales and assignments and purchases and assumptions shall be made on the terms set forth in Exhibit F to the Credit Agreement and shall comply with Section 12.4(b) of the Credit Agreement, notwithstanding any failure of such sales, assignments, purchases and assumptions to comply with (x) the minimum assignment requirement in Section 12.4(b)(i) of the Credit Agreement, (y) the requirement to pay the processing and recordation fees referenced in Section 12.4(b)(iv) of the Credit Agreement or (z) any requirement to execute and deliver an Assignment and Assumption in the form of Exhibit F to the Credit Agreement in respect thereof. Without limiting the generality of the foregoing, each Assignee and each Assignor hereby makes the representations, warranties and agreements required to be made by such under Section 1 of Annex 1 to Exhibit F to the Credit Agreement by an Assignee or an Assignor, respectively, with respect to the Assigned Interests being assigned or assumed by such Assignee or such Assignor, respectively, hereunder. Each sale and assignment hereunder is without recourse to any Assignor and, except as expressly provided in Section 1 of Annex 1 to Exhibit F to the Credit Agreement, without representation or warranty by any Assignor.

(c) As used herein, “Assigned Interest” means (i) all of the respective Assignors’ rights and obligations in their respective capacities as Lenders under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the Revolving Loan Commitments of the respective Assignors to the extent being assigned under this Amendment and (ii) to the extent permitted to be assigned under Applicable Law, all claims, suits, causes of action and any other right of the respective Assignors (in their respective capacities as Lenders) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above.

Amendment No. 2 to Fourth Amended and Restated Credit Agreement

(d) On the Amendment Effective Date, subject to the terms and conditions set forth herein, (x) to the extent any Loans or funded L/C Obligations are outstanding on such date, each Assignee purchasing and assuming Assigned Interests pursuant to paragraph (b) above shall pay the purchase price for such Assigned Interests (equal to the principal amount of such outstanding Loans and funded L/C Obligations with respect to such Assigned Interest) by wire transfer of immediately available funds to the Administrative Agent not later than 12:00 Noon (New York City time), (y) the Borrower shall pay all accrued and unpaid interest and fees and other amounts accrued to but excluding the Amendment Effective Date for the account of each Assignor in respect of such Assignor’s Assigned Interests (including such amount, if any, as would be payable pursuant to Section 2.9 of the Credit Agreement if the outstanding Loans of such Assignor were prepaid in their entirety on the date of consummation of the assignment of the Assigned Interests) by wire transfer of immediately available funds to the Administrative Agent not later than 12:00 Noon (New York City time) and (z) the Administrative Agent shall pay to each of the Assignors, out of the amounts received by the Administrative Agent pursuant to clauses (x) and (y) above, the purchase price for the Assigned Interests assigned by such Assignor pursuant hereto and all unpaid interest and fees and other amounts accrued for the account of each Assignor to but excluding the Amendment Effective Date by wire transfer of immediately available funds to the account designated by such Assignor to the Administrative Agent not later than 5:00 p.m. (New York City time) on the Amendment Effective Date.

SECTION 3. Conditions to Effectiveness.

The amendments to the Credit Agreement set forth in Section 1 and the assignments set forth in Sections 2 shall become effective on the first date (the “Amendment Effective Date”) on which the following conditions have been satisfied:

(a) the Administrative Agent shall have received counterparts hereof executed by the Administrative Agent, the Borrower, each Swingline Lender, each Issuing Bank and each other Lender;

(b) the Borrower shall have paid all fees required to be paid to certain of the Joint Lead Arrangers and to the Lenders in connection with this Amendment as separately agreed;

(c) the Administrative Agent and the Joint Lead Arrangers shall have received payment for all reasonable and documented costs and expenses required to be paid or reimbursed under Section 12.2 of the Credit Agreement, as amended hereby;

(d) to the extent reasonably requested by the Administrative Agent, the Administrative Agent shall have received:

(i) from the Borrower, certificates and other documentation, dated the Amendment Effective Date, in form and substance substantially consistent with the certificates and other documentation delivered on the Effective Date pursuant to Sections 3.1 and 3.2 of the Credit Agreement or otherwise reasonably acceptable to the Administrative Agent; and

Amendment No. 2 to Fourth Amended and Restated Credit Agreement

(ii) a certificate of a Responsible Officer of the Borrower dated the Amendment Effective Date certifying as to the representations and warranties set forth in Section 4 of this Amendment; and

(e) at least five (5) Business Days prior to the Amendment Effective Date, to the extent reasonably requested in writing at least ten (10) Business Days prior to the Amendment Effective Date, the documentation that the Administrative Agent and the Lenders are required to obtain from the Borrower under Section 326 of the USA PATRIOT ACT (P.L. 107-56, 115 Stat. 272 (2001)) and under any other provision of the Patriot Act, the Bank Secrecy Act (P.L. 91-508, 84 Stat. 1118 (1970)) or any regulations under such Act or the Patriot Act that contain document collection requirements that apply to the Administrative Agent and the Lenders and (ii) to the extent the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, the Beneficial Ownership Certification to each Lender that so requests.

SECTION 4. Representations. The Borrower hereby represents and warrants that, as of the Amendment Effective Date, (i) all of the representations and warranties of the Borrower under the Credit Agreement and the other Loan Documents (other than those set forth in Section 4.1(f)(ii) and Section 4.1(i) of the Credit Agreement), in each case are true and correct at such time in all material respects, except for those representations and warranties that are qualified by materiality or Materially Adverse Effect, which shall be true and correct, both before and after giving effect to this Amendment, and after giving effect to any updates to information provided to the Lenders in accordance with the terms of the Credit Agreement except to the extent stated to have been made as of the Effective Date; provided, however, that the representations in Section 4.1(h) of the Credit Agreement shall be deemed to refer to the audited financial statements for the Borrower and its Subsidiaries on a consolidated basis for the fiscal year ended December 31, 2023, and the consolidated balance sheet of the Borrower and its Subsidiaries as at September 30, 2024, and (ii) no Default shall then exist or be caused hereby.

SECTION 5. Reference to and Effect on the Credit Agreement and the Other Loan Documents. (a) On and after the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in any other Loan Document to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Amended Credit Agreement.

(b) The Credit Agreement and the other Loan Documents, as specifically amended by this Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.

(c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under the Credit Agreement, nor constitute a waiver of any provision of the Credit Agreement.

(d) This Amendment is subject to the provisions of Section 12.12 of the Credit Agreement and constitutes a Loan Document.

Amendment No. 2 to Fourth Amended and Restated Credit Agreement

SECTION 6. Costs and Expenses. The Borrower agrees to all reasonable documented out-of-pocket expenses incurred by the Administrative Agent in connection with the preparation, negotiation, execution, delivery and administration of this Amendment in accordance with the terms of Section 12.2 of the Credit Agreement, as amended hereby.

SECTION 7. Execution in Counterparts. This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or other electronic imaging means (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 8. Governing Law. This Amendment shall be construed in accordance with and governed by the internal laws of the State of New York applicable to agreements made and to be performed the State of New York.

[Remainder of Page Intentionally Left Blank]

Amendment No. 2 to Fourth Amended and Restated Credit Agreement

IN WITNESS WHEREOF, the undersigned have duly executed this Amendment as of the date first set forth above.

AMERICAN TOWER CORPORATION

By:	/s/ Rodney M. Smith
Name:	Rodney M. Smith
Title:	Executive Vice President, Chief
Financial Officer and Treasurer

[Signature Page to Amendment No. 2 to Fourth A&R Revolving Credit Agreement]

TORONTO DOMINION (TEXAS) LLC, As Administrative Agent

By:	/s/ Ronald Davis
Name:	Ronald Davis
Title:	Authorized Signatory

[Signature Page to Amendment No. 2 to Fourth A&R Revolving Credit Agreement]

THE TORONTO-DOMINION BANK, NEW YORK BRANCH, as a Lender

By:	/s/ Kristen Posluszny
Name:	Kristen Posluszny
Title:	Authorized Signatory

[Signature Page to Amendment No. 2 to Fourth A&R Revolving Credit Agreement]

MIZUHO BANK, LTD. as a Lender and an Issuing Bank

By:	/s/ Tracy Rahn
Name:	Tracy Rahn
Title:	Managing Director

[Signature Page to Amendment No. 2 to Fourth A&R Revolving Credit Agreement]

Bank of America, N.A., as a Lender and Issuing Lender

By:	/s/ Lindsay Sames
Name:	Lindsay Sames
Title:	Vice President

[Signature Page to Amendment No. 2 to Fourth A&R Revolving Credit Agreement]

MUFG Bank, Ltd., as a Lender and Issuing Lender

By:	/s/ Ricardo Funes
Name:	Ricardo Funes
Title:	Director

[Signature Page to Amendment No. 2 to Fourth A&R Revolving Credit Agreement]

Morgan Stanley Bank N.A. as a Lender

By:	/s/ Michael King
Name:	Michael King
Title:	Authorized Signatory

[Signature Page to Amendment No. 2 to Fourth A&R Revolving Credit Agreement]

Barclays Bank PLC, as a Lender and Issuing Lender

By:	/s/ Sean Duggan
Name:	Sean Duggan
Title:	Director

[Signature Page to Amendment No. 2 to Fourth A&R Revolving Credit Agreement]

ROYAL BANK OF CANADA, as a Lender and Issuing Lender

By:	/s/ Theodore Brown
Name:	Theodore Brown
Title:	Authorized Signatory

[Signature Page to Amendment No. 2 to Fourth A&R Revolving Credit Agreement]

JPMORGAN CHASE BANK, N.A., as a Lender and Issuing Lender

By:	/s/ Melanie George
Name:	Melanie George
Title:	Vice President

[Signature Page to Amendment No. 2 to Fourth A&R Revolving Credit Agreement]

CITIBANK, N.A., as a Lender and an Issuing Lender

By:	/s/ Michael Vondriska
Name:	Michael Vondriska
Title:	Vice President

[Signature Page to Amendment No. 2 to Fourth A&R Revolving Credit Agreement]

BANCO BILBAO VIZCAYA ARGENTARIA, S.A. NEW YORK BRANCH as a Lender

By:	/s/ Brian Crowley
Name:	Brian Crowley
Title:	Managing Director

By:	/s/ Armen Semizian
Name:	Armen Semizian
Title:	Managing Director

[Signature Page to Amendment No. 2 to Fourth A&R Revolving Credit Agreement]

THE BANK OF NOVA SCOTIA, as a Lender

By:	/s/ Joseph Ward
Name:	Joseph Ward
Title:	Managing Director

[Signature Page to Amendment No. 2 to Fourth A&R Revolving Credit Agreement]

BANCO SANTANDER, S.A., NEW YORK BRANCH, as a Lender

By:	/s/ Andres Barbosa
Name:	Andres Barbosa
Title:	Managing Director

By:	/s/ Arturo Prieto
Name:	Arturo Prieto
Title:	Managing Director

[Signature Page to Amendment No. 2 to Fourth A&R Revolving Credit Agreement]

SUMITOMO MITSUI BANKING CORPORATION, as a Lender,

By:	/s/ Nabeel Shah
Name:	Nabeel Shah
Title:	Director

[Signature Page to Amendment No. 2 to Fourth A&R Revolving Credit Agreement]

ING Bank N.V., Dublin Branch, as a Lender,

By:	/s/ Padraig Matthews
Name:	Padraig Matthews
Title:	Director

By:	/s/ Louise Gough
Name:	Louise Gough
Title:	Director

[Signature Page to Amendment No. 2 to Fourth A&R Revolving Credit Agreement]

BNP PARIBAS as a Lender,

By:	/s/ Maria Mulic
Name:	Maria Mulic
Title:	Managing Director

By:	/s/ Eve Ravelojaona
Name:	Eve Ravelojaona
Title:	Director

[Signature Page to Amendment No. 2 to Fourth A&R Revolving Credit Agreement]

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as a Lender, Issuing Lender, and Swingline Lender

By:	/s/ Jill Wong
Name:	Jill Wong
Title:	Director

By:	/s/ Gordon Yip
Name:	Gordon Yip
Title:	Director

[Signature Page to Amendment No. 2 to Fourth A&R Revolving Credit Agreement]

PNC BANK, NATIONAL ASSOCIATION, as a Lender,

By:	/s/ Amy Tallia
Name:	Amy Tallia
Title:	SVP

[Signature Page to Amendment No. 2 to Fourth A&R Revolving Credit Agreement]

Truist Bank, as a Lender,

By:	/s/ Alfonso Brigham
Name:	Alfonso Brigham
Title:	Director

[Signature Page to Amendment No. 2 to Fourth A&R Revolving Credit Agreement]

CoBank ACB, as a Lender,

By:	/s/ Scott Johnson
Name:	Scott Johnson
Title:	Sector Vice President

[Signature Page to Amendment No. 2 to Fourth A&R Revolving Credit Agreement]

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Joseph Howard
Name:	Joseph Howard
Title:	Vice President

[Signature Page to Amendment No. 2 to Fourth A&R Revolving Credit Agreement]

The Standard Bank of South Africa Limited Isle of Man Branch, as a Lender.

By:	/s/ Darren Weymouth
Name:	Darren Weymouth
Title:	Executive

[Signature Page to Amendment No. 2 to Fourth A&R Revolving Credit Agreement]

Exhibit A

Amended Credit Agreement

(See attached).

Amendment No. 2 to Fourth Amended and Restated Credit Agreement

Exhibit A – 1

EXHIBIT A to

AMENDMENT No. ~~1~~2

FOURTH AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT

AMONG

AMERICAN TOWER CORPORATION,

AS THE BORROWER;

TORONTO DOMINION (TEXAS) LLC

AS ADMINISTRATIVE AGENT FOR THE LENDERS;

THE FINANCIAL INSTITUTIONS PARTIES HERETO;

AND WITH

TD SECURITIES (USA), LLC,

MIZUHO BANK, LTD.,

BARCLAYS BANK PLC,

BOFA SECURITIES, INC.,

CITIBANK, N.A.,

JPMORGAN CHASE BANK, N.A.

RBC CAPITAL MARKETS1

And

MORGAN STANLEY MUFG LOAN PARTNERS, LLC

AS JOINT LEAD ARRANGERS AND JOINT BOOKRUNNERS;

MIZUHO BANK, LTD.

AS SYNDICATION AGENT;

AND

BARCLAYS BANK PLC,

BOFA SECURITIES, INC.,

CITIBANK, N.A.,

JPMORGAN CHASE BANK, N.A.,

ROYAL BANK OF CANADA

And

MORGAN STANLEY MUFG LOAN PARTNERS, LLC

AS CO-DOCUMENTATION AGENTS.

Dated as of December 8, 2021,

as amended by Amendment No. 1, as of June 29, 2023, and Amendment No. 2, dated as of

January 28, 2025

[1]	A brand name for the capital markets businesses of ROYAL BANK OF CANADA and its affiliates.

Table of Contents (continued)

Table of Contents (continued)

SCHEDULES

Schedule 1	Commitments; Commitment Ratios
Schedule 2	Existing Letters of Credit
Schedule 3	Existing ABS Facilities
Schedule 4	Subsidiaries on the Effective Date
Schedule 5	Administrative Agent’s Office, Certain Notice Addresses

EXHIBITS

Exhibit A	Form of Request for Advance
Exhibit B	[RESERVED]
Exhibit C	Form of Revolving Loan Note
Exhibit D	Form of Loan Certificate
Exhibit E	Form of Performance Certificate
Exhibit F	Form of Assignment and Assumption
Exhibit G	Form of Swingline Loan Notice

FOURTH AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT

This Fourth Amended and Restated Revolving Credit Agreement is made as of December 8, 2021, by and among AMERICAN TOWER CORPORATION, a Delaware corporation (the “Company”), as the Borrower, TORONTO DOMINION (TEXAS) LLC, as Administrative Agent, and the financial institutions parties hereto (together with any permitted successors and assigns of the foregoing).

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each of the parties hereto, the parties hereby agree as follows:

ARTICLE 1 - DEFINITIONS

Section 1.1 Definitions. For the purposes of this Agreement:

“2-Year Term Loan Agreement” shall have the meaning ascribed thereto in the definition of “Effective Date Credit Agreements”.

“364-Day Term Loan Agreement” shall have the meaning ascribed thereto in the definition of “Effective Date Credit Agreements”.

“ABS Facility” shall mean one or more secured loans, borrowings or facilities that may be included in a commercial real estate securitization transaction.

“Acquisition” shall mean (whether by purchase, lease, exchange, issuance of stock or other equity or debt securities, merger, reorganization or any other method) (i) any acquisition by the Company or any of its Subsidiaries of any Person that is not a Subsidiary of the Company, which Person shall then become consolidated with the Company or such Subsidiary in accordance with GAAP; (ii) any acquisition by the Company or any of its Subsidiaries of all or any substantial part of the assets of any Person that is not a Subsidiary of the Company; (iii) any acquisition by the Company or any of its Subsidiaries of any business (or related contracts) primarily engaged in the tower, tower management or related businesses; or (iv) any acquisition by the Company or any of its Subsidiaries of any communications towers or communications tower sites.

“Act” shall have the meaning ascribed thereto in Section 12.25 hereof.

“Adjusted EBITDA” shall mean, for the twelve (12) month period preceding the calculation date, for any Person, the sum of (a) Net Income, plus (b) to the extent deducted in determining Net Income, the sum, without duplication, of such Person’s (i) Interest Expense, (ii) income tax expense, including, without limitation, taxes paid or accrued based on income, profits or capital, including state, franchise and similar taxes and foreign withholding taxes, (iii) depreciation and amortization (including, without limitation, amortization of goodwill and other intangible assets), (iv) extraordinary losses and non-recurring non-cash charges and expenses, (v) all other non-cash charges, expenses and interest (including, without limitation, any non-cash losses in respect of Hedge Agreements, non-cash impairment charges, non-cash valuation charges for stock option grants or vesting of restricted stock awards or any other non-cash compensation charges, and losses from the early extinguishment of Indebtedness), (vi) non-recurring integration costs and expenses resulting from operational changes and improvements (including, without limitation, severance costs and business optimization expenses) and (vii) non-recurring charges and expenses, restructuring charges, transaction expenses (including, without limitation, transaction expenses incurred in connection with any merger or acquisition) and underwriters’ fees, and severance and retention payments in connection with any merger or acquisition, in each case for such period, less extraordinary gains and cash payments (not otherwise deducted in determining Net Income) made during such period with respect to non-cash charges that were added back in a prior period; provided, however, (A) with respect to any Person that became a Subsidiary of the Company, or was merged with or consolidated into the Company or any of its Subsidiaries, during such period, or any acquisition by the Company or any of its Subsidiaries of the assets of any Person during such period, “Adjusted EBITDA” shall, at the option of the Company in respect of any or all of the foregoing, also include the Adjusted EBITDA of such Person or attributable to such assets, as applicable, during such period as if such acquisition, merger or consolidation, including any concurrent transaction entered into by such Person or with respect to such assets as part of such acquisition, merger or consolidation, had occurred on the first day of such period and (B) with respect to any Person that has ceased to be a Subsidiary of the Company during such period, or any material assets of the Company or any of its Subsidiaries sold or otherwise disposed of by the Company or any of its Subsidiaries during such period, “Adjusted EBITDA” shall exclude the Adjusted EBITDA of such Person or attributable to such assets, as applicable, during such period as if such sale or disposition of such Subsidiary or such assets had occurred on the first day of such period.

“Adjusted Term SOFR” shall mean, for purposes of any calculation and subject to the provisions of Section 10.1(b), the rate per annum equal to (a) Term SOFR for such calculation plus (b) the Term SOFR Adjustment; provided that if Adjusted Term SOFR as so determined shall ever be less than the Floor, then Adjusted Term SOFR shall be deemed to be the Floor.

“Administrative Agent” shall mean Toronto Dominion (Texas) LLC, in its capacity as Administrative Agent for the Lenders and the Issuing Banks, or any successor Administrative Agent appointed pursuant to Section 9.5 hereof.

“Administrative Agent’s Office” shall mean the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 5, or such other address or account as may be designated pursuant to the provisions of Section 12.1 hereof.

“Advance” shall mean the aggregate amounts advanced by the Lenders to the Company pursuant to Article 2 hereof on the occasion of any borrowing and having the same Interest Rate Basis and Interest Period; and “Advances” shall mean more than one Advance.

“Affected Financial Institution” shall mean (a) any EEA Financial Institution, or (b) any UK Financial Institution.

“Affected Lender” shall have the meaning ascribed thereto in Section 10.5 hereof.

“Affiliate” shall mean, with respect to a Person, any other Person directly or indirectly controlling, controlled by, or under common control with, such first Person. For purposes of this definition, “control,” when used with respect to any Person, shall mean the power to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

“Agreed Currency” shall mean Dollars and each Alternative Currency.

“Agreement” shall mean this Fourth Amended and Restated Revolving Credit Agreement, as amended, supplemented, restated or otherwise modified in writing from time to time.

“Alternative Currency” shall mean Euro and each other currency (other than Dollars) that is approved in accordance with Section 1.7; provided that, for the avoidance of doubt, Yen and Sterling have not been approved as of the Effective Date.

“Alternative Currency Equivalent” shall mean, at any time, with respect to any amount denominated in Dollars, the equivalent amount thereof in the applicable Alternative Currency as determined by the Administrative Agent or the relevant Issuing Bank, as the case may be, at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of such Alternative Currency with Dollars.

“Alternative Currency Sublimit” shall mean an amount equal to the lesser of (a) $2,500,000,000 and (b) the Available Amount. The Alternative Currency Sublimit is part of, and not in addition to, the Revolving Loan Commitments.

“Amendment No. 1” shall mean that certain Amendment No. 1 to the Fourth Amended and Restated Revolving Credit Agreement, dated as of the Amendment No. 1 Effective Date, by and among, the Company, the Lenders party thereto and the Administrative Agent.

“Amendment No. 1 Effective Date” shall mean June 29, 2023.

“ Amendment No. 2” shall mean that certain Amendment No. 2 to the Fourth Amended and Restated Revolving Credit Agreement, dated as of the Amendment No. 2 Effective Date, by and among, the Company, the Lenders party thereto and the Administrative Agent.

“Amendment No. 2 Effective Date” shall mean January 28, 2025.

“Anti-Corruption Laws” shall mean all laws, rules, and regulations of any jurisdiction applicable to the Company or its Subsidiaries from time to time concerning or relating to money laundering, bribery or corruption.

“Applicable Debt Rating” shall mean the highest Debt Rating received from any of S&P, Moody’s and Fitch; provided that if the lowest Debt Rating received from any such rating agency is two or more rating levels below the highest Debt Rating received from any such rating agency, the Applicable Debt Rating shall be the level that is one level below the highest of such Debt Ratings; provided, however, that if two ratings are at the same highest level, the Applicable Debt Rating shall be the highest level.

“Applicable Law” shall mean, in respect of any Person, all provisions of constitutions, statutes, treaties, rules, regulations and orders of governmental bodies or regulatory agencies applicable to such Person, including, without limiting the foregoing, the Licenses, the Communications Act, zoning ordinances and all environmental laws, and all orders, decisions, judgments and decrees of all courts and arbitrators in proceedings or actions to which the Person in question is a party or by which it is bound.

“Applicable Margin” shall mean the interest rate margin applicable to Base Rate Advances, SONIA Rate Advances and Term Rate Advances, as the case may be, in each case determined in accordance with Section 2.3(f) hereof.

“Attributable Debt” in respect of any Sale and Leaseback Transaction shall mean, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended). Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

“Authorized Signatory” shall mean such senior personnel of a Person as may be duly authorized and designated in writing by such Person to execute documents, agreements and instruments on behalf of such Person.

“Auto-Extension Letter of Credit” shall have the meaning ascribed thereto in Section 2.13(b)(iii) hereof.

“Available Amount” shall mean, at any time, the lesser of $4,000,000,000 and the aggregate amount of Revolving Loan Commitments at such time.

“Available Revolving Loan Commitment” shall mean, as of any date, the difference between (i) the Available Amount in effect on such date minus (ii) the sum of (A) the Dollar Equivalent of the Revolving Loans then outstanding plus (B) the Dollar Equivalent of the L/C Obligations then outstanding plus (C) the Swingline Loans then outstanding.

“Available Tenor” shall mean, as of any date of determination and with respect to the then-current Benchmark for any Agreed Currency, as applicable, if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 10.1(e).

“Bail-In Action” shall mean the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” shall mean, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, rule, regulation or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Base Rate” shall mean for any day, a rate per annum equal to the highest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Rate in effect on such day plus 0.50% and (c) Adjusted Term SOFR for a one-month tenor in effect on such day plus 1.00%. Any change in the Base Rate due to a change in the Prime Rate, the Federal Funds Rate or Adjusted Term SOFR shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Rate or Adjusted Term SOFR, respectively

“Base Rate Advance” shall mean an Advance denominated in Dollars which the Company requests to be made as a Base Rate Advance or is Converted to a Base Rate Advance, in accordance with the provisions of Section 2.2 hereof, and which shall be in a principal amount of at least $1,000,000.00 and in an integral multiple of $500,000.00.

“Base Rate Basis” shall mean a simple interest rate equal to the sum of (i) the Base Rate and (ii) the Applicable Margin applicable to Base Rate Advances for the applicable Loans. The Base Rate Basis shall be adjusted automatically as of the opening of business on the effective date of each change in the Base Rate to account for such change, and shall also be adjusted to reflect changes of the Applicable Margin applicable to Base Rate Advances.

“Base Rate Loan” shall mean a Loan that bears interest based on the Base Rate. All Base Rate Loans shall be denominated in Dollars.

“Base Rate Term SOFR Determination Day” has the meaning specified in paragraph (b) of the definition of “Term SOFR”.

“Benchmark” shall mean, initially, the Relevant Rate; provided that if a Benchmark Transition Event has occurred with respect to the Term Rate or the then-current Benchmark, then “Benchmark” shall mean the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to paragraph (b) of Section 10.1.

“Benchmark Replacement” shall mean, with respect to any Benchmark Transition Event for any then-current Benchmark, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date; provided, that with respect to a Benchmark with respect to any Obligations, interest, fees, commissions or other amounts denominated in any currency other than Dollars or calculated with respect thereto, the alternative set forth in clause (b) below:

(a) the sum of (i) Daily Simple SOFR and (ii) 0.10% (10 basis points); or

(b) the sum of: (i) the alternate benchmark rate that has been selected by the Administrative Agent and the Company as the replacement for such Benchmark giving due consideration to (A) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (B) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for such Benchmark for syndicated credit facilities denominated in the applicable currency at such time and (ii) the related Benchmark Replacement Adjustment.

If the Benchmark Replacement as determined pursuant to clause (a) or (b) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” shall mean, with respect to any replacement of any then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Company giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for syndicated credit facilities denominated in the applicable Agreed Currency at such time.

“Benchmark Replacement Date” shall mean a date and time determined by the Administrative Agent, which date shall be no later than the earliest to occur of the following events with respect to the then-current Benchmark for any Agreed Currency:

(a) in the case of clause (a) or (b) of the definition of “Benchmark Transition Event”, the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof); or

(b) in the case of clause (c) of the definition of “Benchmark Transition Event”, the first date on which such Benchmark (or the published component used in the calculation thereof) has been or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) have been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, if such Benchmark is a term rate, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” shall mean, with respect to the then-current Benchmark for any Agreed Currency, the occurrence of one or more of the following events with respect to such Benchmark:

(a) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof);

(b) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Board, the NYFRB, the central bank for the Agreed Currency applicable to such Benchmark, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component thereof), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component thereof) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component thereof), in each case which states that the administrator of such Benchmark (or such component thereof) has ceased or will cease to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof); or

(c) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.

For the avoidance of doubt, if such Benchmark is a term rate, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” shall mean, with respect to any then-current Benchmark for any Agreed Currency, the period (if any) (a) beginning at the time that a Benchmark Replacement Date with respect to such Benchmark has occurred if, at such time, no Benchmark Replacement has replaced such Benchmark for all purposes hereunder and under any

Loan Document in accordance with Section 10.1 and (b) ending at the time that a Benchmark Replacement has replaced such Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 10.1.

“Beneficial Ownership Certification” shall mean a certification regarding beneficial ownership or control as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” shall mean 31 C.F.R. § 1010.230.

“Board” shall mean the Board of Governors of the Federal Reserve System

“Borrower” shall mean the Company.

“Borrower Materials” shall have the meaning ascribed thereto in Section 6.6 hereof.

“Business Day” shall mean any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the laws of, or are in fact closed in, the state where the Administrative Agent’s Office with respect to Obligations denominated in Dollars is located and

(a) if such day relates to any Revolving Loan made as a Term Rate Advance and denominated in Euro, shall mean any such day that is also a TARGET Day;

(b) if such day relates to any Revolving Loan made as a Term Rate Advance and denominated in a currency other than Dollars, Yen or Euro, shall also mean any such day on which dealings in deposits in the relevant currency are conducted by and between banks in the London or other applicable offshore interbank market for such currency;

(c) if such day relates to any Revolving Loan made as an SONIA Rate Advance, any day (other than a Saturday or a Sunday) on which banks are open for business in London; and

(d) if such day relates to any Revolving Loan made as a Term Rate Advance and denominated in Yen, shall mean any such day on which banks are also open for business in Japan.

“Capitalized Lease Obligation” shall mean that portion of any obligation of a Person as lessee under a lease which at the time would be required to be capitalized on the balance sheet of such lessee in accordance with GAAP.

“Cash Collateralize” shall mean to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the Administrative Agent or Issuing Banks (as applicable) and the Lenders, as collateral for L/C Obligations, or obligations of Lenders to fund participations in respect thereof, cash or deposit account balances or, if the Issuing Bank benefiting from such collateral shall agree in its sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to (a) the Administrative Agent and (b) the applicable Issuing Bank. “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“Cash Equivalents” shall mean ‘cash equivalents’ as defined under and determined in accordance with generally accepted accounting principles.

“Change of Control” shall mean (a) the acquisition, directly or indirectly, by any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act) of more than fifty percent (50%) of the voting power of the voting stock of either the Company (if the Company is not a Subsidiary of any Person) or of the ultimate parent entity of which the Company is a Subsidiary (if the Company is a Subsidiary of any Person), as the case may be, by way of merger or consolidation or otherwise, or (b) a change shall occur in a majority of the members of the Company’s board of directors (including the Chairman and President) within a year-long period such that such majority shall no longer consist of Continuing Directors.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

“Commercial Letter of Credit” shall mean a documentary letter of credit issued in respect of the purchase of goods or services by the Company or any of its Subsidiaries by an Issuing Bank in accordance with the terms of this Agreement.

“Commitment Ratio” shall mean the percentage in which a Lender is severally bound to fund its portion of Advances to the Company under the Revolving Loan Commitments, as set forth on Schedule 1 attached hereto (together with Dollar amounts) (and which may change from time to time in accordance with the terms hereof).

“Commitments” shall mean, collectively, the Revolving Loan Commitments and, if applicable, the L/C Commitments.

“Communications Act” shall mean the Communications Act of 1934, and any similar or successor Federal statute, and the rules and regulations of the FCC or other similar or successor agency thereunder, all as the same may be in effect from time to time.

“Company” shall have the meaning ascribed thereto in the preamble hereof.

“Conforming Changes” shall mean, with respect to either the use or administration of an initial Benchmark or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “the Base Rate” (if applicable), the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 2.9 and other technical, administrative or operational matters) that the Administrative Agent decides (in consultation with the Company) may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides (in consultation with the Company) that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines (in consultation with the Company) that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent decides (in consultation with the Company) is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Consolidated Total Assets” shall mean as of any date the total assets of the Company and its Subsidiaries on a consolidated basis shown on the consolidated balance sheet of the Company and its Subsidiaries as of such date and determined in accordance with GAAP.

“Continue”, “Continuation”, “Continuing” and “Continued” shall mean the continuation pursuant to Article 2 hereof of a Term Rate Advance as a Term Rate Advance from one Interest Period to a different Interest Period.

“Continuing Director” shall mean a director who either (a) was a member of the Company’s board of directors on the date of this Agreement, (b) becomes a member of the Company’s board of directors subsequent to the date of this Agreement and whose appointment, election or nomination for election by the Company’s stockholders is duly approved by a majority of the directors referred to in clause (a) above constituting at the time of such appointment, election or nomination at least a majority of that board, or (c) becomes a member of the Company’s board of directors subsequent to the date of this Agreement and whose appointment, election or nomination for election by the Company’s stockholders is duly approved by a majority of the directors referred to in clauses (a) and (b) above constituting at the time of such appointment, election or nomination at least a majority of that board.

“Convert”, “Conversion” and “Converted” shall mean a conversion pursuant to Article 2 hereof of a Term Rate Advance denominated in Dollars into a Base Rate Advance or of a Base Rate Advance into a Term Rate Advance, as applicable.

“Credit Extension” shall mean each of the following: (a) an Advance and (b) with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.

“Daily Simple SOFR” shall mean, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining Daily Simple SOFR for syndicated business loans; provided, that, if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion.

“Debt Rating” shall mean, as of any date, the senior unsecured debt rating of the Company that has been most recently announced by S&P, Moody’s or Fitch, as the case may be.

“Default” shall mean any Event of Default, and any of the events specified in Section 8.1 hereof, regardless of whether there shall have occurred any passage of time or giving of notice, or both, that would be necessary in order to constitute such event an Event of Default.

“Default Rate” shall mean a simple per annum interest rate equal to the sum of (a) the then applicable Interest Rate Basis (including the Applicable Margin), and (b) two percent (2.0%).

“Defaulting Lender” shall mean, subject to Section 2.16(b), any Lender that, as determined by the Administrative Agent, (a) has failed to perform any of its funding obligations hereunder, including in respect of its Loans or participations in respect of Letters of Credit or Swingline Loans, within three (3) Business Days of the date required to be funded by it hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, (b) has notified the Company, or the Administrative Agent, an Issuing Bank or the Swingline Lender that it does not intend to comply with its funding obligations hereunder or has made a public statement to that effect with respect to its funding obligations hereunder or under other agreements generally in which it commits to extend credit, (c) has failed, within three (3) Business Days after request by the Administrative Agent, to confirm in a manner reasonably satisfactory to the Administrative Agent that it will comply with its funding obligations under this Agreement, or (d) has, or has a direct or indirect parent company that has, other than via an Undisclosed Administration, (i) become the subject of a voluntary proceeding under any bankruptcy or other debtor relief law or has become the subject of a Bail-In Action, (ii) had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or a custodian appointed for it, or (iii) taken any action in furtherance of, or indicated its consent to, approval of or acquiescence in any voluntary or involuntary proceeding under any bankruptcy or other debtor relief law or any such appointment; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a governmental authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such governmental authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.16(b)) upon delivery of written notice of such determination to the Company, each Issuing Bank, the Swingline Lender and each Lender.

“Designated Person” shall mean a person or entity subject of Sanctions Law and Regulations, including, (a) listed in the annex to, or otherwise subject to the provisions of, any Executive Order (as defined in the definition of “Sanctions Laws and Regulations”), (b) named as a “Specifically Designated National and Blocked Person” on the most current list published by the U.S. Department of the Treasury Office of Foreign Assets Control at its official website or any replacement website or other replacement official publication of such list (the “SDN List”), (c) any Person listed in any sanctions-related list of designated Persons maintained by the United Nations Security Council, the European Union, the United Kingdom or any EU member state, (d) any Person located, organized or resident in a Sanctioned Country or (e) in which an entity or person on the SDN List (or any combination of such entities or persons) has 50% or greater direct or indirect ownership interest or that is otherwise controlled, directly or indirectly, by an entity or person on the SDN List (or any combination of such entities or persons).

“Dollar” and “$” shall mean lawful money of the United States.

“Dollar Equivalent” shall mean, at any time, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in any Alternative Currency, the equivalent amount thereof in Dollars as determined by the Administrative Agent or the relevant Issuing Bank, as the case may be, at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of Dollars with such Alternative Currency.

“Domestic Subsidiary” shall mean, with respect to any Person, any Subsidiary of such Person that is not a Foreign Subsidiary. Unless otherwise qualified, all references to a “Domestic Subsidiary” or to “Domestic Subsidiaries” in this Agreement shall refer to a Domestic Subsidiary or Domestic Subsidiaries of the Company.

“EEA Financial Institution” shall mean (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” shall mean any of the member states of the European Union, Iceland, Liechtenstein and Norway.

“EEA Resolution Authority” shall mean any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” shall mean the date when all of the conditions set forth in Section 3.1 shall have been satisfied or waived.

“Effective Date Credit Agreements” shall mean (i) the Third Amended and Restated Multicurrency Revolving Credit Agreement dated as of the Effective Date, among the Borrower and certain agents and lenders from time to time party thereto, (ii) the 364-Day Term Loan Agreement, dated as of the Effective Date, among the Borrower, JPMorgan Chase Bank, N.A., as administrative agent, and certain agents and lenders from time to time party thereto (the “364-Day Term Loan Agreement”) (iii) the 2-Year Term Loan Agreement, dated as of the Effective Date, among the Borrower, JPMorgan Chase Bank, N.A., as administrative agent, and certain agents and lenders from time to time party thereto (the “2-Year Term Loan Agreement”) and (iv) the Second Amended and Restated Term Loan Agreement, dated as of the Effective Date among the Borrower, Mizuho Bank, Ltd., as administrative agent, and certain agents and lenders from time to time party thereto.

“EMU” shall mean the economic and monetary union in accordance with the Treaty of Rome 1957, as amended by the Single European Act 1986, the Maastricht Treaty of 1992 and the Amsterdam Treaty of 1998.

“EMU Legislation” shall mean the legislative measures of the EMU for the introduction of, changeover to or operation of a single or unified European currency.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as in effect from time to time.

“ERISA Affiliate” shall mean any Person, including a Subsidiary or an Affiliate of the Company, that is a member of any group of organizations of which the Company is a member and is treated as a single employer with the Company under Section 414 of the Code.

“EU Bail-In Legislation Schedule” shall mean the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“EURIBOR Rate” shall mean, for any Interest Period for each Advance denominated in Euro, an interest rate per annum equal to (a) the Euro interbank offered rate administered by the Banking Federation and of the European Union (or any other person which takes over administration of that rate) for the relevant period displayed on page EURIBOR01 of the Reuters screen at or about 11:00 A.M. (Central European time) two TARGET Days before the first day of such Interest Period or, if such page or such service shall cease to be available, such other page or such other service for the purpose of displaying an average rate of the Banking Federation of the EMU as the Administrative Agent, after consultation with the Lenders and the Company, shall reasonably select or (b) if no quotation for the Euro for the relevant period is displayed and the Administrative Agent has not selected an alternative service on which a quotation is displayed, the rate per annum at which deposits in Euro for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Term Rate Advance being made, Continued and with a term equivalent to such Interest Period would be offered by Toronto Dominion’s London branch (or other branch or Affiliate) to leading banks in the European interbank market at or about 11:00 A.M. (Central European time) two TARGET Days before the first day of such Interest Period.

“Euro”, “EUR” and “€” shall mean the lawful currency of the Participating Member States introduced in accordance with the EMU Legislation.

“Event of Default” shall mean any of the events specified in Section 8.1 hereof; provided, however, that any requirement stated therein for notice or lapse of time, or both, has been satisfied.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Existing ABS Facility” shall mean each mortgage loan facility existing on the Effective Date and listed on Schedule 3.

“Existing Credit Agreements” shall mean (i) the Third Amended and Restated Multicurrency Revolving Credit Agreement dated as of the Effective Date and amended as of June 29, 2023, as of June 27, 2024 and as of January 28, 2025, among the Borrower and certain agents and lenders from time to time party thereto~~, (ii) the 364-Day Term Loan Agreement, dated as of the Effective Date, among the Borrower, JPMorgan Chase Bank, N.A., as administrative agent, and certain agents and lenders from time to time party thereto, (iii) the 2-Year Term Loan Agreement, dated as of the Effective Date, among the Borrower, JPMorgan Chase Bank, N.A., as administrative agent, and certain agents and lenders from time to time~~

~~party thereto (iv) the 3-Year Term Loan Agreement, dated as of February 10, 2021, as amended, among the Borrower, Bank of America, N.A., as administrative agent, and certain agents and lenders from time to time party thereto~~; and (~~v~~ii) the Second Amended and Restated Term Loan Agreement, dated as of the Effective Date and amended as of June 29, 2023 and as of January 28, 2025, among the Borrower, Mizuho Bank, Ltd., as administrative agent, and certain agents and lenders from time to time party thereto.

“Existing USD Credit Agreement” shall mean the Third Amended and Restated Revolving Credit Agreement dated as of February 10, 2021 (as amended, amended and restated or otherwise supplemented from time to time immediately prior to the Effective Date).

“Extending Lender” shall have the meaning ascribed thereto in Section 2.18 hereof.

“Extension Date” shall have the meaning ascribed thereto in Section 2.18 hereof.

“FATCA” shall mean Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among governmental authorities and implementing such Sections of the Code.

“FCC” shall mean the Federal Communications Commission, or any other similar or successor agency of the Federal government administering the Communications Act.

“Federal Funds Rate” shall mean, for any day, the greater of (a) the rate calculated by the NYFRB based on such day’s Federal funds transactions by depositary institutions (as determined in such manner as the NYFRB shall set forth on its public website from time to time) and published on the next succeeding Business Day by the NYFRB as the Federal funds effective rate and (b) 0%.

“Fitch” shall mean Fitch, Inc. (Fitch Ratings), and its successors.

“Floor” shall mean a rate of interest equal to 0.0%.

“Foreign Subsidiary” shall mean a Subsidiary whose place of registration, incorporation, organization or domicile is outside of the United States of America. Unless otherwise qualified, all references to a “Foreign Subsidiary” or to “Foreign Subsidiaries” in this Agreement shall refer to a Foreign Subsidiary or Foreign Subsidiaries of the Company.

“Fronting Exposure” shall mean, at any time there is a Defaulting Lender, (a) with respect to any Issuing Bank, such Defaulting Lender’s Commitment Ratio of the outstanding L/C Obligations in respect of Letters of Credit issued by such Issuing Bank other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof and (b) with respect to the Swingline Lender, such Defaulting Lender’s Commitment Ratio of Swingline Loans other than Swingline Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders in accordance with the terms hereof.

“Funds From Operations” shall mean net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property and extraordinary and unusual items, plus depreciation, amortization and dividends declared on preferred stock, and after adjustments for unconsolidated minority interests, on a consolidated basis for the Company and its Subsidiaries.

“GAAP” shall mean generally accepted accounting principles in the United States, consistently applied and as in effect on the date of this Agreement.

“Governmental Authority” shall mean the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Granting Lender” shall have the meaning ascribed thereto in Section 12.4(f) hereof.

“Guaranty”, as applied to an obligation, shall mean and include (a) a guaranty, direct or indirect, in any manner, of all or any part of such obligation, and (b) any agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of all or any part of such obligation, including, without limiting the foregoing, any reimbursement obligations as to amounts drawn down by beneficiaries of outstanding letters of credit or capital call requirements; provided, however, that the term “Guaranty” shall only include guarantees of Indebtedness.

“Hedge Agreements” shall mean, with respect to any Person, any agreements or other arrangements to which such Person is a party relating to any rate swap transaction, basis swap, forward rate transaction, interest rate cap transaction, interest rate floor transaction, interest rate collar transaction, currency swap transaction, cross-currency rate swap transaction, or any other similar transaction, including an option to enter into any of the foregoing or any combination of the foregoing.

“Honor Date” shall have the meaning ascribed thereto in Section 2.13(c)(i) hereof.

“Illegality Notice” has the meaning specified in Section 10.2.

“Incremental Commitment” shall have the meaning ascribed thereto in Section 2.14 hereof.

“Indebtedness” shall mean, with respect to any Person and without duplication:

(a) indebtedness for money borrowed of such Person and indebtedness of such Person evidenced by notes payable, bonds, debentures or other similar instruments or drafts accepted representing extensions of credit;

(b) all indebtedness of such Person upon which interest charges are customarily paid (other than trade payables arising in the ordinary course of business, but only if and so long as such accounts are payable on customary trade terms);

(c) all Capitalized Lease Obligations of such Person;

(d) all reimbursement obligations of such Person with respect to outstanding letters of credit;

(e) all indebtedness of such Person issued or assumed as full or partial payment for property or services (other than trade payables arising in the ordinary course of business, but only if and so long as such accounts are payable on customary trade terms);

(f) all net obligations of such Person under Hedge Agreements valued on a marked to market basis on the date of determination;

(g) all direct or indirect obligations of any other Person secured by any Lien to which any property or asset owned by such Person is subject, but only to the extent of the higher of the fair market value or the book value of the property or asset subject to such Lien (if less than the amount of such obligation), if the obligation secured thereby shall not have been assumed; and

(h) Guaranties by such Person of any of the foregoing of any other Person.

“Indemnitee” shall have the meaning ascribed thereto in Section 12.5 hereof.

“Initial Issuing Banks” shall mean the banks listed on the signature pages hereof as the Initial Issuing Banks.

“Interest Expense” shall mean, for any Person and for any period, all cash interest expense (including imputed interest with respect to Capitalized Lease Obligations and commitment fees) with respect to any Indebtedness (including, without limitation, the Obligations) and Attributable Debt of such Person during such period pursuant to the terms of such Indebtedness.

“Interest Period” shall mean (a) in connection with any Base Rate Advance, the period beginning on the date such Advance is made as or Converted to a Base Rate Advance and ending on the last day of the fiscal quarter in which such Advance is made as or Converted to a Base Rate Advance; provided, however, that if a Base Rate Advance is made or Converted on the last day of any fiscal quarter, it shall have an Interest Period ending on, and its Payment Date shall be, the last day of the following fiscal quarter, (b) in connection with any SONIA Rate Advance, the period beginning on the date such Advance is made and ending on the date that is on the numerically corresponding day of the following calendar month (or, if there is no such numerically corresponding day in such month, then the last day of such month) and (c) in connection with any Term Rate Advance, the term of such Term Rate Advance selected by the Company or otherwise determined in accordance with this Agreement. Notwithstanding the foregoing, however, (i) any applicable Interest Period which would otherwise end on a day which is not a Business Day shall be extended to the next Business Day unless, with respect to Term Rate Advances only, such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day, (ii) any applicable Interest Period, with respect to Term Rate Advances only, which begins on a day for which there is no numerically corresponding day in the calendar month during which such Interest Period is to end shall (subject to clause (i) above) end on the last day of such calendar month, and (iii) the Company shall not select an Interest Period which extends beyond the Maturity Date or such earlier date as would interfere with the Borrower’s repayment obligations under Section 2.6 hereof. Interest shall be due and payable with respect to any Advance as provided in Section 2.3 hereof.

“Interest Rate Basis” shall mean the Base Rate Basis, the SONIA Rate Basis or the Term Rate Basis, as appropriate.

“Investment” shall mean any investment or loan by the Company or any of its Subsidiaries in or to any Person which Person, after giving effect to such investment or loan, is not consolidated with the Company and its Subsidiaries in accordance with GAAP.

“ISP” shall mean, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).

“Issuer Documents” shall mean with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by the applicable Issuing Bank and the Company (or any Subsidiary) or in favor of the applicable Issuing Bank and relating to such Letter of Credit.

“Issuing Banks” shall mean each Initial Issuing Bank, each Lender with an outstanding Letter of Credit listed on Schedule 2, and any other Lender approved as a Issuing Bank by the Administrative Agent and the Company and any assignee to which a L/C Commitment hereunder has been assigned pursuant to Section 12.4 so long as each such Lender or such assignee expressly agrees to perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as an Issuing Bank and notifies the Administrative Agent of its applicable lending office and the amount of its L/C Commitment (which information shall be recorded by the Administrative Agent in the Register), for so long as such Initial Issuing Bank, Lender or assignee, as the case may be, shall have a L/C Commitment.

“Joint Lead Arrangers” shall mean TD Securities (USA) LLC, JPMorgan Chase Bank, N.A. and each other financial institution identified as a joint lead arranger on the cover of this Agreement.

“known to the Company”, “to the knowledge of the Company” or any similar phrase, shall mean known by, or reasonably should have been known by, the executive officers of the Company (which shall include, without limitation, the chief executive officer, the chief operating officer, if any, the chief financial officer and the general counsel of the Company).

“L/C Advance” shall mean an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as Revolving Loans.

“L/C Commitment” shall mean, with respect to any Issuing Bank at any time, the amount set forth opposite such Issuing Bank’s name on Schedule 1 hereto under the caption “L/C Commitment” or set forth for such Issuing Bank in the Register maintained by the Administrative Agent pursuant to Section 12.4(c) as such Issuing Bank’s “L/C Commitment,” as such amount may be reduced at or prior to such time pursuant to Section 2.5, or such other amount as may be approved by the Administrative Agent and the Company.

“L/C Credit Extension” shall mean, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.

“L/C Loan” shall mean, with respect to each Lender, such Lender’s funding of its participation in any L/C Advance in accordance with its Commitment Ratio.

“L/C Obligations” shall mean, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Advances. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.5. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“Lenders” shall mean the Persons whose names appear as “Lenders” on Schedule 1, any other Person which becomes a “Lender” hereunder after the Effective Date by executing an Assignment and Assumption substantially in the form of Exhibit F attached hereto in accordance with the provisions hereof, any New Lender and, unless the context requires otherwise, the Swingline Lender; and “Lender” shall mean any one of the foregoing Lenders.

“Letter of Credit Application” shall mean an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the applicable Issuing Bank.

“Letter of Credit Expiration Date” shall mean the day that is seven (7) days prior to the scheduled Maturity Date (or, if such day is not a Business Day, the next preceding Business Day).

“Letter of Credit Fee” shall have the meaning specified in Section 2.4(b)(ii).

“Letter of Credit Sublimit” shall mean, at any time, an amount equal to the lesser of (a) $200,000,000 and (b) the Available Amount. The Letter of Credit Sublimit is part of, and not in addition to, the Revolving Loan Commitments.

“Letters of Credit” shall mean, collectively, each Standby Letter of Credit or Commercial Letter of Credit issued by the Issuing Banks on behalf of the Company or any of its Subsidiaries in accordance with the terms hereof; provided that any Commercial Letter of Credit issued hereunder shall provide solely for cash payment upon presentation of a sight draft.

“Licenses” shall mean, collectively, any telephone, microwave, radio transmissions, personal communications or other license, authorization, certificate of compliance, franchise, approval or permit, whether for the construction, the ownership or the operation of any communications tower facilities, granted or issued by the FCC and held by the Company or any of its Subsidiaries.

“Lien” shall mean, with respect to any property, any mortgage, lien, pledge, charge, security interest, title retention agreement or other encumbrance of any kind in respect of such property.

“Loan Documents” shall mean, collectively, this Agreement, the Notes, all fee letters, Requests for Advance, all Requests for Issuance of Letters of Credit, all Letters of Credit and all other certificates, documents, instruments and agreements executed or delivered by the Company in connection with or contemplated by this Agreement.

“Loans” shall mean, collectively, the Revolving Loans, the L/C Loans and the Swingline

“Majority Lenders” shall mean Lenders the total of whose Revolving Loan Commitments at such time (or, after the termination thereof, the Dollar Equivalent of the Revolving Loans of such Lenders then outstanding and such Lenders’ Commitment Ratios of the Swingline Loans then outstanding and the Dollar Equivalent of the L/C Obligations then outstanding) exceeds fifty percent (50%) of the Revolving Loan Commitments of all Lenders in effect at such time (or, after the termination thereof, the Dollar Equivalent of the Revolving Loans of all Lenders then outstanding, the Swingline Loans then outstanding and the L/C Obligations then outstanding), in each case, held by all Lenders entitled to vote hereunder; provided that the Revolving Loan Commitment of, and the portion of the Dollar Equivalent of the Revolving Loans then outstanding held or deemed held by any Defaulting Lender, and any Defaulting Lender’s Commitment Ratio of the Swingline Loans then outstanding and the Dollar Equivalent of the L/C Obligations then outstanding shall be excluded for purposes of making a determination of Majority Lenders.

“margin stock” shall have the meaning ascribed thereto in Section 4.1(k) hereof.

“Material Subsidiary” shall mean any Subsidiary of the Company whose Adjusted EBITDA, as of the last day of any fiscal year, is greater than ten percent (10%) of the Adjusted EBITDA of the Company and its subsidiaries on a consolidated basis as of such date.

“Material Subsidiary Group” shall mean one or more Subsidiaries of the Company when taken as a whole whose Adjusted EBITDA, as of the last day of any fiscal year, is greater than ten percent (10%) of the Adjusted EBITDA of the Company and its subsidiaries on a consolidated basis as of such date.

“Materially Adverse Effect” shall mean (a) any material adverse effect upon the business, assets, liabilities, financial condition or results of operations of the Company and its Subsidiaries,

taken as a whole, or (b) a material adverse effect upon any material rights or benefits of the Lenders, the Issuing Banks or the Administrative Agent under the Loan Documents.

“Maturity Date” shall mean ~~July 1~~January 28, ~~2028~~2030 , or such earlier date as payment of the Loans shall be due (whether by acceleration, reduction of the Commitments to zero or otherwise).

“Moody’s” shall mean Moody’s Investor’s Service, Inc., and its successors.

“Necessary Authorizations” shall mean all approvals and licenses from, and all filings and registrations with, any governmental or other regulatory authority, including, without limiting the foregoing, the Licenses and all approvals, licenses, filings and registrations under the Communications Act, necessary in order to enable the Company and its Subsidiaries to own, construct, maintain, and operate communications tower facilities and to invest in other Persons who own, construct, maintain, manage and operate communications tower facilities.

“Net Income” shall mean, for any Person and for any period of determination, net income of such Person determined in accordance with GAAP.

“New Lender” shall have the meaning ascribed thereto in Section 2.14 hereof.

“Non-Consenting Lender” shall have the meaning ascribed thereto in Section 12.12(c) hereof.

“Non-Extending Lender” shall have the meaning ascribed thereto in Section 2.18 hereof.

“Non-Extension Notice Date” shall have the meaning ascribed thereto in Section 2.13(b)(iii) hereof.

“Non-U.S. Person” shall mean a Person who is not a U.S. Person.

“Notes” shall mean, collectively, the Revolving Loan Notes.

“NYFRB” shall mean the Federal Reserve Bank of New York.

“Obligations” shall mean all payment and performance obligations of every kind, nature and description of the Company to the Lenders, the Issuing Banks or the Administrative Agent, or any of them, under this Agreement and the other Loan Documents (including, without limitation, any interest, fees and other charges on the Loans or otherwise under the Loan Documents that would accrue but for the filing of a bankruptcy action with respect to the Borrower, whether or not such claim is allowed in such bankruptcy action and the L/C Obligations), as they may be amended from time to time, or as a result of making the Loans or issuing Letters of Credit, whether such obligations are direct or indirect, absolute or contingent, due or not due, contractual or based in tort, liquidated or unliquidated, arising by operation of law or otherwise, now existing or hereafter arising.

“OFAC” shall mean the U.S. Department of the Treasury’s Office of Foreign Assets Control.

“Outstanding Amount” shall mean (i) with respect to Revolving Loans and Swingline Loans on any date, the Dollar Equivalent of the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Revolving Loans and Swingline Loans occurring on such date; and (ii) with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by the Company of Unreimbursed Amounts.

“Ownership Interests” shall mean, as applied to any Person, corporate stock and any and all securities, shares, partnership interests (whether general, limited, special or other), limited liability company interests, membership interests, equity interests, participations, rights or other equivalents (however designated and of any character) of corporate stock of such Person or any of the foregoing issued by such Person (whether a corporation, a partnership, a limited liability company or another type of entity) and includes, without limitation, securities convertible into Ownership Interests and rights, warrants or options to acquire Ownership Interests.

“Participant” shall have the meaning specified in Section 12.4(d).

“Participating Member State” shall mean each state so described in any EMU Legislation.

“Payment” shall have the meaning ascribed thereto in Section 9.10(a) hereof.

“Payment Date” shall mean the last day of any Interest Period (provided that the Payment Date for any Interest Period of more than three months’ in duration, shall be each Business Day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period).

“PBGC” shall mean the Pension Benefit Guaranty Corporation, or any successor thereto.

“Permitted Liens” shall mean, collectively, as applied to any Person:

(a) (i) Liens on real estate or other property for taxes, assessments, governmental charges or levies not yet delinquent and (ii) Liens for taxes, assessments, judgments, governmental charges or levies or claims the non-payment of which is being diligently contested in good faith by appropriate proceedings and for which adequate reserves have been set aside on such Person’s books in accordance with GAAP;

(b) Liens incurred in the ordinary course of the Company’s business (i) for sums not yet due or being diligently contested in good faith, or (ii) incidental to the ownership of its assets that, in each case, were not incurred in connection with the borrowing of money, such as Liens of carriers, warehousemen, mechanics, vendors (solely to the extent arising by operation of law), laborers and materialmen, in each case, if reserves in accordance with GAAP or appropriate provisions shall have been made therefor;

(c) Liens incurred in the ordinary course of business in connection with worker’s compensation and unemployment insurance, social security obligations, assessments or government charges which are not overdue for more than sixty (60) days;

(d) restrictions on the transfer of the Licenses or assets of the Company or any of its Subsidiaries imposed by any of the Licenses by the Communications Act and any regulations thereunder;

(e) easements, rights-of-way, zoning restrictions, licenses, reservations or restrictions on use and other similar encumbrances on the use of real property which do not materially interfere with the ordinary conduct of the business of such Person or the use of such property in the operation of the business by such Person;

(f) Liens arising by operation of law in favor of purchasers in connection with any asset sale permitted hereunder; provided, however, that such Lien only encumbers the property being sold;

(g) Liens in respect of Capitalized Lease Obligations, so long as such Liens only attach to the assets leased thereunder, and Liens reflected by Uniform Commercial Code financing statements filed in respect of true leases or subleases of the Company or any of its Subsidiaries;

(h) Liens to secure performance of statutory obligations, surety or appeal bonds, performance bonds, bids or tenders;

(i) judgment Liens which do not result in an Event of Default under Section 8.1(h) hereof;

(j) Liens in connection with escrow or security deposits made in connection with Acquisitions permitted hereunder;

(k) Liens created on any Ownership Interests of Subsidiaries of the Company that are not Material Subsidiaries held by the Company or any of its Subsidiaries; provided, however, that such Lien is not securing Indebtedness of the Company or any of its Domestic Subsidiaries;

(l) Liens in favor of the Company or any of its Subsidiaries;

(m) banker’s Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depositary institution; provided that such deposit account is not (i) a dedicated cash collateral account and is not subject to restrictions against access in excess of those set forth by regulations promulgated by the Board or other Applicable Law; and (ii) intended to provide collateral to the depositary institution;

(n) licenses, sublicenses, leases or subleases granted by the Company or any of its Subsidiaries to any other Person in the ordinary course of business;

(o) Liens in the nature of trustees’ Liens granted pursuant to any indenture governing any Indebtedness permitted hereunder, in each case in favor of the trustee under such indenture and securing only obligations to pay compensation to such trustee, to reimburse its expenses and to indemnify it under the terms thereof;

(p) Liens on property of the Company or any of its Subsidiaries at the time the Company or such Subsidiary acquired the property, including acquisition by means of a merger or consolidation with or into the Company or such Subsidiary, or an acquisition of assets; provided that such Liens (i) are not created, incurred or assumed in connection with or in contemplation of such acquisition and (ii) may not extend to any other property owned by the Company or such Subsidiary;

(q) Liens on property or assets of any Foreign Subsidiary securing the Indebtedness of such Foreign Subsidiary; and

(r) Liens securing obligations under Hedge Agreements in an aggregate amount of such obligations not to exceed $100,000,000 at any time outstanding.

“Person” shall mean an individual, corporation, limited liability company, association, partnership, joint venture, trust or estate, an unincorporated organization, a government or any agency or political subdivision thereof, or any other entity.

“Plan” shall mean an employee benefit plan within the meaning of Section 3(3) of ERISA or any other employee benefit plan maintained for employees of the Company or any of its Subsidiaries or ERISA Affiliates.

“Platform” shall have the meaning ascribed thereto in Section 6.6 hereof.

“Primary Currency” shall have the meaning ascribed thereto in Section 12.21(c) hereof.

“Prime Rate” shall mean the rate of interest per annum announced by the Administrative Agent from time to time as its prime commercial lending rate for Dollar denominated loans in the United States for such day. Any change in the Prime Rate shall take effect at the opening of business on the day such change is publicly announced or quoted as being effective.

“Proposed Change” shall have the meaning ascribed thereto in Section 12.12(c) hereof.

“Public Lender” shall have the meaning ascribed thereto in Section 6.6 hereof.

“Register” shall have the meaning ascribed thereto in Section 12.4(c) hereof.

“REIT” shall mean a “real estate investment trust” as defined and taxed under Section 856-860 of the Code.

“Related Parties” shall mean, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees and advisors of such Person and of such Person’s Affiliates.

“Relevant Governmental Body” shall mean (a) with respect to a Benchmark Replacement in respect of Loans denominated in, or calculated with respect to, Dollars, the Board or the NYFRB, or a committee officially endorsed or convened by the Board or the NYFRB, or any successor thereto and (b) with respect to a Benchmark Replacement in respect of Loans denominated in, or calculated with respect to, any Agreed Currency, (1) the central bank for the Agreed Currency in which such Loans are denominated, or calculated with respect to, or any central bank or other supervisor which is responsible for supervising either (A) such Benchmark Replacement or (B) the administrator of such Benchmark Replacement or (2) any working group or committee officially endorsed or convened by (A) the central bank for the Agreed Currency in which such Loans are denominated, or calculated with respect to, (B) any central bank or other supervisor that is responsible for supervising either (i) such Benchmark Replacement or (ii) the administrator of such Benchmark Replacement, (C) a group of those central banks or other supervisors or (D) the Financial Stability Board or any part thereof.

“Relevant Rate” shall mean (a) with respect to any Term Rate Advance denominated in Dollars, Adjusted Term SOFR, (b) with respect to any Term Rate Advance denominated in Euros, the EURIBOR Rate (as determined in accordance with the definition thereof), (c) with respect to any Term Rate Advance denominated in Yen, the TIBOR Rate (as determined in accordance with the definition thereof) and (d) with respect to any SONIA Rate Advance, the SONIA Rate.

“Replacement Lender” shall have the meaning ascribed thereto in Section 10.5 hereof.

“Request for Advance” shall mean a certificate designated as a “Request for Advance,” signed by an Authorized Signatory of the Borrower requesting an Advance, Continuation or Conversion hereunder, which shall be in substantially the form of Exhibit A attached hereto.

“Resolution Authority” shall mean an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Restricted Payment” shall mean any direct or indirect distribution, dividend or other payment to any Person (other than to the Company or any of its Subsidiaries) on account of any Ownership Interests of the Company or any of its Subsidiaries (other than dividends payable solely in Ownership Interests of such Person or in warrants or other rights or options to acquire such Ownership Interests).

“Restrictive Change” shall have the meaning ascribed thereto in Section 5.10 hereof.

“Revaluation Date” shall mean (a) with respect to any Revolving Loan made as a Term Rate Advance, each of the following: (i) each date of a Term Rate Advance of such Revolving Loan denominated in an Alternative Currency, (ii) each date of a continuation of such Term Rate Advance of such Revolving Loan denominated in an Alternative Currency and (iii) such additional dates as the Administrative Agent shall determine or the Majority Lenders shall reasonably require; (b) with respect to any Revolving Loan made as a SONIA Rate Advance, each of the following (i) each date of a SONIA Rate Advance of such Revolving Loan, (ii) each date of a continuation of such SONIA Rate Advance of such Revolving Loan and (iii) such additional dates as the Administrative Agent shall determine or the Majority Lenders shall reasonably require; and (c) with respect to any Letter of Credit, each of the following: (i) each date of issuance of a Letter of Credit denominated in an Alternative Currency, (ii) each date of an amendment of any such Letter of Credit having the effect of increasing the amount thereof (solely with respect to the increased amount), (iii) each date of any payment by the relevant Issuing Bank under any Letter of Credit denominated in an Alternative Currency and (iv) such additional dates as the Administrative Agent or the Issuing Bank shall determine or the Majority Lenders shall reasonably require.

“Revolving Loan” and “Revolving Loans” shall have the meanings ascribed to such terms in Section 2.1 hereof.

“Revolving Loan Commitments” shall mean, as to each Lender its obligation to (a) make Revolving Loans to the Company pursuant to Section 2.1, (b) purchase participations in L/C Obligations, and (c) purchase participations in Swingline Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth (i) opposite such Lender’s name on Schedule 1, (ii) in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, or (iii) opposite such New Lender’s name on the signature page executed by such New Lender, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement and in each case subject to the Available Amount on such date. The aggregate amount of Revolving Loan Commitments on the Amendment No.  ~~1~~2 Effective Date is $4,000,000,000.

“Revolving Loan Notes” shall mean, collectively, those certain revolving promissory notes in an aggregate original principal amount of up to the Revolving Loan Commitments, issued by the Borrower to the Lenders having a Revolving Loan Commitment, each one substantially in the form of Exhibit C attached hereto, and any extensions, renewals or amendments to, or replacements of, the foregoing.

“S&P” shall mean S&P Global Ratings, and its successors.

“Sale and Leaseback Transaction” shall mean any arrangement, directly or indirectly, with any third party whereby the Company or any of its Subsidiaries shall sell or transfer any property, real or personal, whether now owned or hereafter acquired, and whereby the Company or any of its Subsidiaries shall then or thereafter rent or lease as lessee such property or any part thereof or other property which the Company or any of its Subsidiaries intend to use for substantially the same purpose or purposes as the property sold or transferred, except for such arrangements for fair market value.

“Sanctioned Country” shall mean a country or territory that is itself the target or subject of a country-wide or region-wide sanctions program administered by (a) OFAC or (b) the United Nations Security Council, European Union, any European Union member state or the United Kingdom (currently, Cuba, the Crimea, Kherson and Zapozhizhia regions of Ukraine, the so-called Donetsk People’s Republic, and the so-called Luhansk People’s Republic, Iran, North Korea and Syria).

“Sanctions Laws and Regulations” shall mean (i) any sanctions, prohibitions or requirements imposed by the U.S. government, including any U.S. executive order (an

“Executive Order”) or by any sanctions program administered by OFAC; and (ii) any sanctions measures imposed by the United Nations Security Council, European Union, any European Union member state or the United Kingdom.

“Senior Secured Debt” shall mean, for the Company and its Subsidiaries on a consolidated basis as of any date, the aggregate amount of secured Indebtedness plus Attributable Debt of such Persons as of such date (including, without limitation, Indebtedness under any Existing ABS Facility and Indebtedness under any additional ABS Facilities entered into in accordance with Section 7.1(h) hereof).

“SOFR” shall mean a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” shall mean the NYFRB (or a successor administrator of the secured overnight financing rate).

“SOFR Loan” shall mean a Loan that bears interest at a rate based on Adjusted Term SOFR, other than pursuant to clause (c) of the definition of “Base Rate”.

“SONIA” shall mean, with respect to any Business Day, a rate per annum equal to the Sterling Overnight Index Average for such Business Day published by the SONIA Administrator on the SONIA Administrator’s Website on the immediately succeeding Business Day; provided that if SONIA shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.

“SONIA Administrator” shall mean the Bank of England (or any successor administrator of the Sterling Overnight Index Average).

“SONIA Administrator’s Website” shall mean the Bank of England’s website, currently at http://www.bankofengland.co.uk, or any successor source for the Sterling Overnight Index Average identified as such by the SONIA Administrator from time to time.

“SONIA Rate” shall mean, with respect to any applicable determination date, (a) SONIA published on the fifth Business Day preceding such date (provided however that if such determination date is not a Business Day, “SONIA Rate” shall mean such rate that applied on the first Business Day immediately prior thereto) plus (b) 0.0326%.

“SONIA Rate Advance” shall mean an Advance denominated in Sterling which the Company requests to be made in accordance with the provisions of Section 2.2 hereof and which shall be in a principal amount of at least the Dollar Equivalent of $5,000,000.00 and in an integral multiple of the Dollar Equivalent of $1,000,000.00.

“SONIA Rate Basis” shall mean a simple interest rate equal to the sum of (i) the SONIA Rate and (ii) the Applicable Margin applicable to SONIA Rate Advances for the applicable Loans. The SONIA Rate Basis shall be adjusted automatically as of the opening of business on the effective date of each change in the SONIA Rate to account for such change, and shall also be adjusted to reflect changes of the Applicable Margin applicable to SONIA Rate Advances.

“SPC” shall have the meaning ascribed thereto in Section 12.4(f) hereof.

“Special Notice Currency” shall mean at any time an Alternative Currency, other than the currency of a country that is a member of the Organization for Economic Cooperation and Development at such time located in North America or Europe.

“Specified Merger” shall mean the acquisitions by the Buyer as contemplated by the Specified Merger Agreement without giving effect to amendments, supplements, waivers or other modifications to or consents under the Specified Merger Agreement that are adverse in any material respect to the Lenders in their capacities as such and that have not been approved by the Joint Lead Arrangers, such approval not to be unreasonably withheld or delayed.

“Specified Merger Agreement” shall mean the Agreement and Plan of Merger by and among American Tower Investments LLC, Appleseed Holdco LLC, Appleseed Merger Sub LLC, Appleseed OP Merger Sub LLC, CoreSite Realty Corporation, CoreSite, L.P. and the Borrower, dated as of November 14, 2021 (as amended, restated, amended and restated or otherwise modified from time to time in accordance with this Agreement).

“Spot Rate” for a currency shall mean the rate determined by the Administrative Agent or the relevant Issuing Bank, as applicable, to be the rate quoted by the Person acting in such capacity as the spot rate for the purchase by such Person of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. on the date two (2) Business Days prior to the date as of which the foreign exchange computation is made; provided that the Administrative Agent or the relevant Issuing Bank may obtain such spot rate from another financial institution designated by the Administrative Agent or the Issuing Bank if the Person acting in such capacity does not have as of the date of determination a spot buying rate for any such currency; and provided, further, that the relevant Issuing Bank may use such spot rate quoted on the date as of which the foreign exchange computation is made in the case of any Letter of Credit denominated in an Alternative Currency.

“Standby Letter of Credit” shall mean a letter of credit issued by an Issuing Bank in accordance with the terms hereof to support obligations of the Company or any of its Subsidiaries incurred in the ordinary course of business, and which is not a Commercial Letter of Credit.

“Sterling”, “GBP” and “£” shall mean the lawful currency of the United Kingdom.

“Subsidiary” shall mean, as applied to any Person, (a) any corporation, partnership or other entity of which no less than a majority of the Ownership Interests having ordinary voting power to elect a majority of its board of directors or other persons performing similar functions or such corporation, partnership or other entity, whether or not at the time any Ownership Interests of any other class or classes of such corporation, partnership or other entity shall or might have voting power by reason of the happening of any contingency, is at the time owned directly or indirectly by such Person, or by one or more Subsidiaries of such Person, or by such Person and one or more Subsidiaries of such Person; provided, however, that if such Person and/or such Person’s Subsidiaries directly or indirectly own less than a majority of such Subsidiary’s Ownership Interests, then such Subsidiary’s operating or governing documents must require (i) such Subsidiary’s net cash after the establishment of reserves be distributed to its equity holders no less frequently than quarterly and (ii) the consent of such Person and/or such Person’s Subsidiaries to amend or otherwise modify the provisions of such operating or governing documents requiring such distributions, or (b) any other entity which is directly or indirectly controlled or capable of being controlled by such Person, or by one or more Subsidiaries of such Person, or by such Person and one or more Subsidiaries of such Person. Notwithstanding the foregoing, no Unrestricted Subsidiary shall be deemed to be a Subsidiary of the Company or any of its Subsidiaries for the purposes of this Agreement or any other Loan Document.

“Swingline Advance” shall mean an Advance of a Swingline Loan pursuant to Section 2.17.

“Swingline Lender” shall mean The Toronto-Dominion Bank, New York Branch in its capacity as provider of Swingline Loans, or any successor swingline lender hereunder.

“Swingline Loan” shall have the meaning specified in Section 2.17(a).

“Swingline Loan Notice” shall mean a notice of a Swingline Advance pursuant to Section 2.17(b), which, if in writing, shall be substantially in the form of Exhibit G.

“Swingline Sublimit” shall mean an amount equal to the lesser of (a) $50,000,000 and (b) the Available Amount. The Swingline Sublimit is part of, and not in addition to, the Revolving Loan Commitments.

“Syndication Agent” shall mean Mizuho Bank, Ltd.

“TARGET Day” shall mean any day on which T2 is open for the settlement of payments in Euro.

“T2” shall mean the real time gross settlement system operated by the Eurosystem, or any successor system.

“Taxes” shall have the meaning assigned thereto in Section 10.3(b).

“Term Rate” shall mean, for any Interest Period with respect to a Term Rate Advance, the rate per annum equal to

(a) with respect to any Advance denominated in Dollars, Adjusted Term SOFR;

(b) with respect to any Advance denominated in Euro, the EURIBOR Rate; and

(c) with respect to any Advance denominated in Yen, the TIBOR Rate.

provided that if the Term Rate shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.

“Term Rate Advance” shall mean an Advance which the Company requests to be made as, Converted to or Continued as a Term Rate Advance in accordance with the provisions of Section 2.2 hereof, and which shall be in a principal amount of at least the Dollar Equivalent of $5,000,000.00 and in an integral multiple of the Dollar Equivalent of $1,000,000.00. Revolving Loans made as a Term Rate Advances may be denominated in Dollars or an Alternative Currency. All Loans denominated in an Alternative Currency must be made as Term Rate Advances.

“Term Rate Basis” shall mean a simple per annum interest rate (rounded upward (other than with respect to Adjusted Term SOFR), if necessary, to the nearest one-hundredth (1/100th) of one percent (1%)) equal to the sum of (a) the Term Rate plus (b) the Applicable Margin. The Term Rate Basis shall apply to Interest Periods of one (1), three (3), or six (6) months, and, once determined, shall remain unchanged during the applicable, if any, Interest Period, except for changes to reflect adjustments in the Applicable Margin as adjusted pursuant to Section 2.3(f) hereof.

“Term Rate Loan” shall mean a Loan that bears interest at a rate based on a Term Rate, other than pursuant to clause (c) of the definition of “Base Rate”.

“Term SOFR” shall mean,

(a) for any calculation with respect to a SOFR Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day, and

(b) for any calculation with respect to a Base Rate Loan on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “Base Rate Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Base Rate Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S.

Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Base Rate Term SOFR Determination Day.

“Term SOFR Adjustment” shall mean a percentage equal to 0.10% per annum.

“Term SOFR Administrator” shall mean CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).

“Term SOFR Reference Rate” shall mean the forward-looking term rate based on SOFR.

“TIBOR Rate” shall mean, for any Interest Period for each Advance denominated in Yen, the TIBOR Screen Rate two Business Days prior to the commencement of such Interest Period.

“TIBOR Screen Rate” shall mean the Tokyo interbank offered rate administered by the Ippan Shadan Hojin JBA TIBOR Administration (or any other person which takes over the administration of that rate) for the relevant currency and period displayed on page DTIBOR01 of the Reuters screen (or, in the event such rate does not appear on such Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate as selected by the Administrative Agent from time to time in its reasonable discretion) as published at approximately 1:00 p.m. Japan time two Business Days prior to the commencement of such Interest Period.

“Toronto Dominion” shall mean Toronto Dominion (Texas) LLC or any of its affiliates that is a bank.

“Total Debt” shall mean, for the Company and its Subsidiaries on a consolidated basis as of any date, (a) the sum (without duplication) of (i) the outstanding principal amount of the Loans as of such date, (ii) the aggregate amount of Indebtedness plus Attributable Debt of such Persons as of such date, (iii) the aggregate amount of all Guaranties by such Persons of Indebtedness as of such date, and (iv) to the extent payable by the Company, an amount equal to the aggregate exposure of the Company under any Hedge Agreements permitted pursuant to Section 7.1 hereof, as calculated on a marked to market basis as of the last day of the fiscal quarter being tested or the last day of the most recently completed fiscal quarter, as applicable less (b) the sum of all unrestricted domestic cash and Cash Equivalents of the Company and its Subsidiaries as of such date.

“UCP” shall mean, with respect to any Letter of Credit, the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce Publication No. 600 (or such later version thereof as may be in effect at the time of issuance of such Letter of Credit).

“UK Financial Institution” shall mean any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person subject to IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority,

which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” shall mean the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“U.S. Government Securities Business Day” shall mean any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Person” shall mean a citizen or resident of the United States of America, a corporation, partnership or other entity created or organized in or under any laws of the United States of America, or any estate or trust that is subject to Federal income taxation regardless of the source of its income.

“Unadjusted Benchmark Replacement” shall mean the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Undisclosed Administration” shall mean, in relation to a Lender or its direct or indirect parent company that is a solvent person, the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian, or other similar official by a supervisory authority or regulator under or based on the law in the country where such Lender or such parent company is subject to home jurisdiction, if applicable law requires that such appointment not be disclosed.

“Unreimbursed Amount” shall have the meaning specified in Section 2.13(c)(i).

“Unrestricted Subsidiary” shall mean any Subsidiary of the Company that is hereafter designated by the Company as an Unrestricted Subsidiary by notice to the Administrative Agent and the Lenders; provided that (a) no Material Subsidiary shall be designated as an Unrestricted Subsidiary without the prior written consent of the Majority Lenders, (b) the aggregate Adjusted EBITDA of the Unrestricted Subsidiaries (without duplication) shall not exceed 20% of consolidated Adjusted EBITDA of the Company and its subsidiaries, and (c) no Subsidiary of the Company may be designated as an Unrestricted Subsidiary after the occurrence and during the continuance of a Default or an Event of Default; provided, further, that the designation by the Company of a Subsidiary as an Unrestricted Subsidiary may be revoked by the Company at any time by notice to the Administrative Agent and the Lenders so long as no Default would be caused thereby, from and after which time such Subsidiary will no longer be an Unrestricted Subsidiary.

“Write-Down and Conversion Powers” shall mean (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

“Yen” and “¥” shall mean the lawful currency of Japan.

Section 1.2 Interpretation. Except where otherwise specifically restricted, reference to a party to this Agreement or any other Loan Document includes that party and its successors and assigns. All capitalized terms used herein which are defined in Article 9 of the Uniform Commercial Code in effect in the State of New York or other applicable jurisdiction on the date hereof and which are not otherwise defined herein shall have the same meanings herein as set forth therein. Whenever any agreement, promissory note or other instrument or document is defined in this Agreement, such definition shall be deemed to mean and include, from and after the date of any amendment, restatement, supplement, confirmation or modification thereof, such agreement, promissory note or other instrument or document as so amended, restated, supplemented, confirmed or modified, unless stated to be as in effect on a particular date. All terms defined in this Agreement in the singular shall have comparable meanings when used in the plural and vice versa. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

Section 1.3 Cross References. Unless otherwise specified, references in this Agreement and in each other Loan Document to any Article or Section are references to such Article or Section of this Agreement or such other Loan Document, as the case may be, and, unless otherwise specified, references in any Article, Section or definition to any clause are references to such clause in such Article, Section or definition.

Section 1.4 Accounting Provisions. Unless otherwise expressly provided herein, all references in this Agreement to GAAP shall mean GAAP as in effect on the date of this Agreement as published by the Financial Accounting Standards Board. All accounting terms used in this Agreement and not defined expressly, completely or specifically herein shall have the respective meanings given to them, and shall be construed, in accordance with GAAP. All financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in accordance with GAAP applied in a manner consistent with that used to prepare the most recent audited consolidated financial statements of the Company and its Subsidiaries. All financial or accounting calculations or determinations required pursuant to this Agreement shall be made, and all references to the financial statements of the Company, Adjusted EBITDA, Senior Secured Debt, Total Debt, Interest Expense, Consolidated Total Assets and other such financial terms shall be deemed to refer to such items, unless otherwise expressly provided herein, on a consolidated basis for the Company and its Subsidiaries. Notwithstanding the foregoing, leases shall continue to be classified and accounted for on a basis consistent with that reflected in the financial statements of the Company for the fiscal year ended December 31, 2018 for all purposes, notwithstanding any change in GAAP relating thereto, including with respect to Accounting Standards Codification 842.

Section 1.5 Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the Dollar Equivalent of the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the Dollar Equivalent of the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

Section 1.6 Exchange Rates; Currency Equivalents.

(a) The Administrative Agent or the relevant Issuing Bank, as applicable, shall determine the Spot Rates as of each Revaluation Date to be used for calculating Dollar Equivalent amounts of Credit Extensions and Outstanding Amounts denominated in Alternative Currencies and shall promptly provide notice thereof to the Company. Such Spot Rates shall become effective as of such Revaluation Date and shall be the Spot Rates employed in converting any amounts between the applicable currencies until the next Revaluation Date to occur. Except for purposes of financial statements delivered by the Company hereunder or calculating financial covenants hereunder or except as otherwise provided herein, the applicable amount of any currency (other than Dollars) for purposes of the Loan Documents shall be such Dollar Equivalent amount as so determined by the Administrative Agent or the relevant Issuing Bank, as applicable.

(b) Wherever in this Agreement in connection with a Term Rate Advance or SONIA Rate Advance, conversion, continuation or prepayment of Revolving Loan made as a Term Rate Advance or SONIA Rate Advance or the issuance, amendment or extension of a Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Revolving Loan made as a Term Rate Advance, SONIA Rate Advance or Letter of Credit is denominated in an Alternative Currency, such amount shall be the relevant Alternative Currency Equivalent of such Dollar amount (rounded to the nearest unit of such Alternative Currency, with 0.5 of a unit being rounded upward), as determined by the Administrative Agent or the relevant Issuing Bank, as the case may be.

Section 1.7 Additional Alternative Currencies.

(a) The Company may from time to time request that Term Rate Advances of Revolving Loans be made and/or Letters of Credit be issued in a currency other than those specifically listed in the definition of “Alternative Currency”; provided that such requested currency is a lawful currency (other than Dollars) that is readily available and freely transferable and convertible into Dollars. In the case of any such request with respect to the making of Term Rate Advances, such request shall be subject to the approval of the Administrative Agent and each of the Lenders; and in the case of any such request with respect to the issuance of Letters of Credit, such request shall be subject to the approval of the Administrative Agent and the relevant Issuing Bank.

(b) Any such request shall be made to the Administrative Agent not later than 11:00 a.m., ten (10) Business Days prior to the date of the desired Credit Extension (or such other time or date as may be agreed by the Administrative Agent and, in the case of any such request pertaining to Letters of Credit, the relevant Issuing Bank, in its or their sole discretion). In the case of any such request pertaining to Term Rate Advances of Revolving Loans, the Administrative Agent shall promptly notify each Lender thereof; and in the case of any such request pertaining to Letters of Credit, the Administrative Agent shall promptly notify the relevant Issuing Bank thereof. Each Lender (in the case of any such request pertaining to Term Rate Advances of Revolving Loans) or the relevant Issuing Bank (in the case of a request pertaining to Letters of Credit) shall notify the Administrative Agent, not later than 11:00 a.m., five (5) Business Days after receipt of such request whether it consents, in its sole discretion, to the making of Term Rate Advances of Revolving Loans or the issuance of Letters of Credit, as the case may be, in such requested currency.

(c) Any failure by a Lender or any Issuing Bank, as the case may be, to respond to such request within the time period specified in the preceding sentence shall be deemed to be a refusal by such Lender or such Issuing Bank, as the case may be, to permit Term Rate Advances of Revolving Loans to be made or Letters of Credit to be issued in such requested currency. If the Administrative Agent and all the Lenders consent to making Term Rate Advances of Revolving Loans in such requested currency, the Administrative Agent shall so notify the Borrower and such currency shall thereupon be deemed for all purposes to be an Alternative Currency hereunder for purposes of any Term Rate Advances of Revolving Loans; and if the Administrative Agent and the relevant Issuing Bank consent to the issuance of Letters of Credit in such requested currency, the Administrative Agent shall so notify the Company and such currency shall thereupon be deemed for all purposes to be an Alternative Currency hereunder for purposes of any Letter of Credit issuances by such Issuing Bank. If the Administrative Agent shall fail to obtain consent to any request for an additional currency under this Section 1.7, the Administrative Agent shall promptly so notify the Borrower.

Section 1.8 Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized and acquired on the first date of its existence by the holders of its equity interests at such time.

Section 1.9 Rates. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, (a) the continuation of, administration of, submission of, calculation of or any other matter related to the Base Rate, the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR, any other Term Rate, the SONIA Rate or any other Benchmark, or any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement), will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the Base Rate, the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR, any other Term Rate, the SONIA Rate, such Benchmark or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any

Conforming Changes. The Administrative Agent and its affiliates or other related entities may engage in transactions that affect the calculation of Base Rate, the SONIA Rate or a Benchmark, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the relevant Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain the Base Rate, the SONIA Rate, any Benchmark, any component definition thereof or rates referred to in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Company or any Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

ARTICLE 2 - LOANS

Section 2.1 The Revolving Loans.

The Lenders agree severally, and not jointly, upon the terms and subject to the conditions of this Agreement, to make Loans (each such Loan, a “Revolving Loan” and, collectively, the “Revolving Loans”) to the Company in Dollars or in one or more Alternative Currencies from time to time prior to the Maturity Date in an aggregate Dollar Equivalent amount not to exceed, (i) in the aggregate at any one time outstanding, the Revolving Loan Commitments of all Lenders and (ii) individually, such Lender’s Revolving Loan Commitment as in effect from time to time minus such Lender’s Commitment Ratio of the Swingline Loans and the Dollar Equivalent of the L/C Obligations then outstanding;

provided, however, that the Company may not request (and the Lenders shall have no obligation to make) (x) an Advance under this Section 2.1 in excess of the Available Revolving Loan Commitment on such date or (y) an Advance denominated in any Alternative Currency to the extent that, after giving effect thereto, the Dollar Equivalent of the aggregate outstanding principal amount of Advances and the outstanding amount of Letters of Credit, in each case denominated in any Alternative Currency, exceeds the Alternative Currency Sublimit.

Section 2.2 Manner of Advance and Disbursement.

(a) Choice of Interest Rate, Etc. (x) Any Advance hereunder denominated in Dollars shall, at the option of the Borrower, be made as a Base Rate Advance or a Term Rate Advance, (y) any Advance hereunder denominated in Sterling shall be made as SONIA Rate Advance and (z) any Advance hereunder denominated in any other Alternative Currency shall be made as a Term Rate Advance; provided, however, that, in each case, at such time as there shall have occurred and be continuing an Event of Default hereunder and upon request by the Majority Lenders, the Borrower shall not have the right to (i) in the case of Advances of Revolving Loans denominated in Dollars, receive or Continue a Term Rate Advance or to Convert a Base Rate Advance to a Term Rate Advance denominated in Dollars or (ii) in the case of Advances of Revolving Loans denominated in Alternative Currencies, receive or Continue a Term Rate Advance, and the Majority Lenders may demand that any or all of the then outstanding Term Rate Advances of Revolving Loans denominated in an Alternative

Currency be, at the option of the Borrower, (A) prepaid or (B) redenominated into Dollars in the Dollar Equivalent thereof, on the last day of the then current Interest Period with respect thereto (provided that if no election is made by the Borrower by the earlier of (x) the date that is three Business Days after receipt by the Borrower of such notice and (y) the last day of the current Interest Period for the applicable Revolving Loan, the Borrower shall be deemed to have elected clause (B) above). Any notice given to the Administrative Agent in connection with a requested Term Rate Advance hereunder shall be given to the Administrative Agent prior to 11:00 a.m. New York City time in order for such Business Day to count toward the minimum number of Business Days required. Notwithstanding anything to the contrary herein, (i) a Swingline Loan may not be converted to a Term Rate Advance and (ii) the borrowing procedures with respect to Swingline Loans shall be governed by Section 2.17.

(b) Base Rate Advances.

(i) Advances. The Borrower shall give the Administrative Agent in the case of Base Rate Advances irrevocable prior telephonic notice followed immediately by a Request for Advance by 9:00 A.M. New York City time on the date of such proposed Base Rate Advance; provided, however, that the Borrower’s failure to confirm any telephonic notice with a Request for Advance shall not invalidate any notice so given if acted upon by the Administrative Agent. Upon receipt of such notice from the Borrower, the Administrative Agent shall promptly notify each Lender by telephone, followed promptly by email or telecopy of the contents thereof.

(ii) Conversions. The Borrower may, without regard to the applicable Payment Date and upon at least three (3) Business Days’ irrevocable prior telephonic notice followed by a Request for Advance, Convert all or a portion of the principal of a Base Rate Advance to a Term Rate Advance. On the date indicated by the Borrower, such Base Rate Advance shall be so Converted. The failure to give timely notice hereunder with respect to the Payment Date of any Base Rate Advance shall be considered a request to Continue such a Base Rate Advance as a Base Rate Advance for a subsequent Interest Period.

(c) Term Rate and SONIA Advances. Upon request, the Administrative Agent, whose determination in absence of manifest error shall be conclusive, shall determine the available Term Rate Basis or the SONIA Rate Basis and shall notify the Borrower of such Interest Rate Basis.

(i) Term Rate Advances. The Borrower shall give the Administrative Agent (A) in the case of Term Rate Advances of Revolving Loans denominated in Dollars at least three (3) Business Days’ irrevocable prior telephonic notice followed immediately by a Request for Advance or (B) in the case of Term Rate Advances of Revolving Loans denominated in an Alternative Currency at least four (4) Business Days (or five (5) Business Days in the case of a Special Notice Currency) irrevocable prior telephonic notice followed immediately by a Request for Advance; provided, however, that, in each case, the Borrower’s failure to confirm any telephonic notice with a Request for Advance shall not invalidate any notice so given if acted upon by the Administrative Agent. Upon receipt of such notice from the Borrower, the

Administrative Agent shall promptly notify each Lender by telephone, email or telecopy of the contents thereof.

(ii) Conversions and Continuations of Term Rate Advances. At least three (3) Business Days prior to the Payment Date for each Term Rate Advance of Revolving Loans denominated in Dollars and at least four (4) Business Days prior to the Payment Date for each Term Rate Advance of Revolving Loans denominated in an Alternative Currency, the Borrower shall give the Administrative Agent telephonic notice followed by written notice specifying whether all or a portion of such Term Rate Advance (A) is to be Continued in whole or in part as one or more Term Rate Advances, (B) is to be Converted in whole or in part to a Base Rate Advance, or (C) is to be repaid. If the Borrower fails to give such notice, such Advance shall automatically be Continued on its Payment Date as a Term Rate Advance with an Interest Period of one month. Upon such Payment Date such Term Rate Advance will, subject to the provisions hereof, be so Continued, Converted or repaid, as applicable. No Term Rate Advance of Revolving Loans may be Continued as or Converted into a Term Rate Advance of Revolving Loans denominated in a different currency, but instead must be prepaid or repaid in the original currency of such Term Rate Advance of Revolving Loans and may thereafter be reborrowed in the other currency.

(iii) SONIA Rate Advances. The relevant Borrower shall give the Administrative Agent in the case of SONIA Rate Advances at least three (3) Business Days’ irrevocable prior telephonic notice followed immediately by a Request for Advance; provided, however, that the relevant Borrower’s failure to confirm any telephonic notice with a Request for Advance shall not invalidate any notice so given if acted upon by the Administrative Agent. Upon receipt of such notice from the relevant Borrower, the Administrative Agent shall promptly notify each Lender by telephone, followed promptly by email or telecopy of the contents thereof.

(d) Notification of Lenders. Upon receipt of irrevocable prior telephonic notice in accordance with Section 2.2(b) or (c) hereof or a Request for Advance, or a notice of Conversion or Continuation from the Borrower with respect to any outstanding Advance prior to the Payment Date for such Advance, the Administrative Agent shall promptly notify each Lender having the applicable Commitment by telephone, followed promptly by written notice or telecopy, of the contents thereof and the amount (and currency) of such Lender’s portion of the Advance. Each Lender having the applicable Commitment shall, not later than 12:00 p.m. New York City time on the date of borrowing specified in such notice, make available to the Administrative Agent at the Administrative Agent’s Office, or at such account as the Administrative Agent shall designate, the amount of its portion of any Advance that represents an additional borrowing hereunder in immediately available funds in the applicable currency. Each Lender at its option may make any Advance by causing any domestic or foreign branch or Affiliate of such Lender to make such Advance; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Advance in accordance with the terms of this Agreement.

(e) Disbursement.

(i) Prior to 2:00 p.m. New York City time on the date of an Advance hereunder, the Administrative Agent shall, subject to the satisfaction of the conditions set forth in Article 3 hereof, disburse the amounts made available to the Administrative Agent by the Lenders in like funds by (A) transferring the amounts so made available by wire transfer pursuant to the Borrower’s instructions, or (B) in the absence of such instructions, crediting the amounts so made available to the account of the Borrower maintained with the Administrative Agent.

(ii) Unless the Administrative Agent shall have received notice from a Lender having an applicable Commitment prior to 12:00 p.m. New York City time on the date of any Advance that such Lender will not make available to the Administrative Agent such Lender’s ratable portion of such Advance, the Administrative Agent may assume that such Lender has made or will make such portion available to the Administrative Agent on the date of such Advance and the Administrative Agent may in its sole discretion and in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent an applicable Lender does not make such ratable portion available to the Administrative Agent, such Lender agrees to repay to the Administrative Agent on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at the greater of the Federal Funds Rate and a rate reasonably determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing.

(iii) If such Lender shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Lender’s portion of the applicable Advance for purposes of this Agreement. If such Lender does not repay such corresponding amount immediately upon the Administrative Agent’s demand therefor and the Administrative Agent has made such corresponding amount available to the Borrower, the Administrative Agent shall notify the Borrower, and the Borrower shall immediately pay such corresponding amount to the Administrative Agent, with interest at (A) the Federal Funds Rate in the case of Advances denominated in Dollars or (B) the cost of funds incurred by the Administrative Agent in respect of such amount in the case of Advances denominated in Alternative Currencies, in each case from the date the Administrative Agent made such amount available to the Borrower. The Borrower shall not be obligated to pay, and such amount shall not accrue, any interest or fees on such amount other than as provided in the immediately preceding sentence. The failure of any Lender to fund its portion of any Advance shall not relieve any other Lender of its obligation, if any, hereunder to fund its respective portion of the Advance on the date of such borrowing, but no Lender shall be responsible for any such failure of any other Lender.

Section 2.3 Interest.

(a) On Base Rate Advances. Interest on each Base Rate Advance, including Swingline Loans, computed pursuant to clause (b) of the definition of Base Rate, shall be computed on the basis of a year of 365/366 days and interest on each Base Rate Advance, including Swingline Loans, computed pursuant to clause (a) of the definition of Base Rate shall be computed on the basis of a 360-day year, in each case for the actual number of days elapsed and shall be payable at the Base Rate Basis for such Advance, in arrears on the applicable Payment Date. Interest on Base Rate Advances then outstanding shall also be due and payable on the Maturity Date.

(b) On Term Rate Advances. Interest on each Term Rate Advance shall be computed on the basis of a 360-day year (or, in each case of Term Rate Advances denominated in Alternative Currencies where market practice differs, in accordance with market practice) for the actual number of days elapsed and shall be payable at the Term Rate Basis for such Advance, in arrears on the applicable Payment Date, and, in addition, if the Interest Period for a Term Rate Advance exceeds three (3) months, interest on such Term Rate Advance shall also be due and payable in arrears on every three (3) month anniversary of the beginning of such Interest Period. Interest on Term Rate Advances then outstanding shall also be due and payable on the Maturity Date.

(c) On SONIA Rate Advances. Interest on each SONIA Rate Advance shall be computed on the basis of a year of 365 days, in each case for the actual number of days elapsed and shall be payable at the SONIA Rate Basis for such Advance, in arrears on the applicable Payment Date. Interest on SONIA Rate Advances then outstanding shall also be due and payable on the Maturity Date.

(d) Interest Upon Event of Default. Immediately upon the occurrence of an Event of Default under Section 8.1(b), (f) or (g) hereunder and following a request from the Majority Lenders upon the occurrence of any other Event of Default hereunder, the outstanding principal balance of the Loans shall bear interest at the Default Rate. Such interest shall be payable on demand by the Majority Lenders and shall accrue until the earlier of (i) waiver or cure of the applicable Event of Default, (ii) agreement by the Majority Lenders (or, if applicable to the underlying Event of Default, the Lenders) to rescind the charging of interest at the Default Rate or (iii) payment in full of the Obligations.

(e) Term Rate Contracts. At no time may the number of outstanding Term Rate Advances hereunder exceed ten (10).

(f) Applicable Margin.

(i) With respect to any Loans, the Applicable Margin shall be a percentage per annum determined by reference to the Applicable Debt Rating (as such Applicable Debt Rating is determined pursuant to Section 2.3(f)(ii)) in effect on such date as set forth below:

Applicable Debt Rating	Term Rate Advance and SONIA Rate Advance Applicable Margin	Base Rate Advance Applicable Margin
A. > A-/A3/A-	~~0.875~~0.750%	0.000%

B. BBB+/Baa1/BBB+	~~1.000~~0.875%	0.000%
C. BBB/Baa2/BBB	~~1.125~~1.000%	~~0.125~~0.000%
D. BBB-/Baa3/BBB-	~~1.250~~1.125%	~~0.250~~0.125%
E. < BB+/Ba1/BB+	~~1.500~~1.375%	~~0.500~~0.375%

(ii) Changes in Applicable Margin; Determination of Debt Rating. Changes to the Applicable Margin shall be effective as of the next Business Day after the day on which the Debt Rating changes. Any change to any Debt Rating established by S&P, Moody’s or Fitch shall be effective as of the date on which such change is first announced publicly by the applicable rating agency making such change and on and after that day the changed Debt Rating shall be the Debt Rating of such rating agency for purposes of this Agreement. If none of S&P, Moody’s or Fitch shall have in effect a Debt Rating, the Applicable Margin shall be set in accordance with part ~~F~~E of the table set forth in Section 2.3(f)(i). If S&P, Moody’s or Fitch shall change the basis on which ratings are established, each reference to the Debt Rating announced by S&P, Moody’s or Fitch, as the case may be, shall refer to the then equivalent rating by S&P, Moody’s or Fitch, as the case may be.

(g) Initial Benchmark Conforming Changes. In connection with the use or administration of any Benchmark, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document. The Administrative Agent will promptly notify the Company and the Lenders of the effectiveness of any Conforming Changes in connection with the use or administration of any Benchmark.

Section 2.4 Commitment and Letter of Credit Fees.

(a) Commitment Fees.

(i) Subject to Section 2.16(a)(iii), the Company agrees to pay to the Administrative Agent for the account of each of the Lenders having a Revolving Loan Commitment in accordance with such Lender’s applicable Commitment Ratio, a commitment fee, in Dollars, on the unused portion of the Available Amount of the Revolving Loan Commitment (and any portion of the Revolving Loan Commitment of a Lender corresponding to the Dollar Equivalent amount of an outstanding Letter of Credit (whether drawn or not) shall be deemed used) for each day from the Effective Date through and including the Maturity Date at the applicable rate set forth below, based upon the Applicable Debt Rating (as such Applicable Debt Rating is determined pursuant to Section 2.4(a)(ii)) in effect on such date as set forth below:

Applicable Debt Rating	Rate per Annum
A. > A- / A3 / A-	0.0800%
B. BBB+ / Baa1/ BBB+	0.1000%
C. BBB / Baa2 / BBB	0.1100%
D. BBB- / Baa3 / BBB-	0.1500%

E. < BB+ / Ba1 / BB+	0.2000%

Such commitment fee shall be computed on the basis of a year of 365/366 days for the actual number of days elapsed, shall be payable quarterly in arrears on the third Business Day after the end of each fiscal quarter commencing December 31, 2021, and shall be fully earned when due and non-refundable when paid. A final payment of any commitment fee then payable with respect to the Revolving Loan Commitment shall be due and payable on the Maturity Date. For the avoidance of doubt, the Outstanding Amount of Swingline Loans shall not be counted towards or considered usage of the Revolving Loan Commitment for purposes of calculating the commitment fee.

(ii) Changes in Commitment Fee; Determination of Debt Rating. Changes to the commitment fee shall be effective as of the next Business Day after the day on which the Debt Rating changes. Any change to any Debt Rating established by S&P, Moody’s or Fitch shall be effective as of the date on which such change is first announced publicly by the applicable rating agency making such change and on and after that day the changed Debt Rating for such rating agency shall be the Debt Rating of such rating agency for purposes of this Agreement. If none of S&P, Moody’s or Fitch shall have in effect a Debt Rating, the commitment fee shall be set in accordance with part ~~F~~E of the table set forth in Section 2.4(a)(i). If S&P, Moody’s or Fitch shall change the basis on which ratings are established, each reference to the Debt Rating announced by S&P, Moody’s or Fitch, as the case may be, shall refer to the then equivalent rating by S&P, Moody’s or Fitch, as the case may be.

(b) Letter of Credit Fees.

(i) The Company agrees to pay directly to the applicable Issuing Bank for its own account a fronting fee, in Dollars, with respect to each Letter of Credit issued by such Issuing Bank from the date of issuance through and including the expiration date of each such Letter of Credit at a rate agreed in writing between the Company and such Issuing Bank, which fee shall be computed on the daily amount available to be drawn under such Letter of Credit on the basis of a year of 365/366 days for the actual number of days elapsed, shall be payable quarterly in arrears on the third Business Day after the end of each fiscal quarter commencing December 31, 2021, on the Letter of Credit Expiration Date and thereafter on demand (provided, that if such day is not a Business Day, such Letter of Credit fee shall be payable on the next Business Day), and shall be fully earned when due and non-refundable when paid. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.5. In addition, the Company shall pay directly to the applicable Issuing Bank for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of such Issuing Bank relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

(ii) The Company agrees to pay to the Administrative Agent on behalf of the Lenders having a Revolving Loan Commitment in accordance with their respective Commitment Ratios for the Revolving Loans (and the Administrative Agent shall promptly pay to the Lenders having a Revolving Loan Commitment), a fee (the “Letter of Credit Fee”), in Dollars, on the stated amount (reduced by the amount of any draws) of any outstanding Letters of Credit for each day from the date of issuance thereof through the expiration date for each such Letter of Credit at a rate equal to the Applicable Margin for Term Rate Advances under the Revolving Loan Commitments; provided, however, that (x) any Letter of Credit Fees otherwise payable for the account of a Defaulting Lender with respect to any Letter of Credit as to which such Defaulting Lender or the Company has not provided Cash Collateral reasonably satisfactory to the Issuing Bank pursuant to Section 2.15(a) shall be payable, to the maximum extent permitted by Applicable Law, to the other Lenders in accordance with the upward adjustments in their respective Commitment Ratios allocable to such Letter of Credit pursuant to Section 2.16(a)(iv), with the balance of such fee, if any, payable to the applicable Issuing Bank for its own account and (y) no Letter of Credit Fees shall accrue or be payable under an outstanding Letter of Credit to the extent that the Company has provided Cash Collateral sufficient to eliminate the applicable Fronting Exposure of a Defaulting Lender. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.5. Such Letter of Credit Fee shall be computed on the basis of a year of 365/366 days for the actual number of days elapsed, shall be payable quarterly in arrears for each quarter on the third Business Day after the end of each fiscal quarter commencing December 31, 2021, on the Letter of Credit Expiration Date and thereafter on demand, and shall be fully earned when due and non-refundable when paid. The Letter of Credit Fee set forth in this Section 2.4(b)(ii) shall be subject to increase and decrease on the dates and in the amounts set forth in Section 2.3(f)(i) hereof in the same manner as the adjustment of the Applicable Margin with respect to Term Rate Advances. Notwithstanding anything to the contrary contained herein, upon the request of the Majority Lenders, while any Event of Default exists, all Letter of Credit Fees shall accrue at the Default Rate.

Section 2.5 Voluntary Commitment Reductions. The Company shall have the right, at any time and from time to time after the Effective Date and prior to the Maturity Date, upon at least three (3) Business Days’ prior written notice to the Administrative Agent, without premium or penalty, to cancel or reduce permanently all or a portion of the Revolving Loan Commitments; provided, however, that any such partial reduction shall be made in an amount not less than $5,000,000.00 and in an integral multiple of $1,000,000.00. As of the date of cancellation or reduction set forth in such notice, the Revolving Loan Commitments shall be permanently reduced to the amount stated in such notice for all purposes herein, and the Company shall pay to the Administrative Agent for the applicable Lenders the amount necessary to reduce the Dollar Equivalent of the aggregate principal amount of all Revolving Loans, all Swingline Loans and all L/C Obligations then outstanding under the Revolving Loan Commitments to not more than the amount of Revolving Loan Commitments as so reduced, together with accrued interest on the amount so prepaid and any commitment fees accrued through the date of the reduction with respect to the amount reduced.

Section 2.6 Prepayments and Repayments.

(a) Prepayment. (i) Optional. The principal amount of any Base Rate Advance, including any Swingline Loan, may be prepaid in full or ratably in part at any time, without premium or penalty and without regard to the Payment Date for such Advance. The principal amount of any Term Rate Advance may be prepaid in full or ratably in part, upon three (3) Business Days’ prior written notice (in the case of any Term Rate Advance denominated in Dollars) or upon four (4) Business Days (or five, in the case of prepayment of Loans denominated in Special Notice Currencies) prior written notice (in the case of any Term Rate Advance denominated in an Alternative Currency), or telephonic notice followed immediately by written notice, to the Administrative Agent, without premium or penalty; provided, however, that, to the extent prepaid prior to the applicable Payment Date for such Term Rate Advance, the Company shall reimburse the applicable Lenders, on the earlier of demand by the applicable Lender or the Maturity Date, for any loss or out-of-pocket expense incurred by any such Lender in connection with such prepayment, as set forth in Section 2.9 hereof; and provided further, however, that (i) the Company’s failure to confirm any telephonic notice with a written notice shall not invalidate any notice so given if acted upon by the Administrative Agent and (ii) any notice of prepayment given hereunder may be revoked by the Borrower at any time. The principal amount of any SONIA Rate Advance may be prepaid in full or ratably in part, upon five (5) Business Days prior written notice to the Administrative Agent, without premium or penalty. Any prepayment hereunder shall be in amounts of not less than $2,000,000.00 and in an integral multiple of $1,000,000.00. Amounts prepaid pursuant to this Section 2.6(a), with respect to the Revolving Loans or Swingline Loans, shall be fully revolving and accordingly may be reborrowed, subject to the terms and conditions hereof. Amounts prepaid shall be paid together with accrued interest on the amount so prepaid.

(ii) Mandatory. (x) If, on any date, the Administrative Agent notifies the Company that, on any interest payment date, the sum of (A) the aggregate principal amount of all Advances denominated in Dollars plus the aggregate amount of all Letters of Credit then outstanding denominated in Dollars plus (B) the Dollar Equivalent (determined on the third Business Day prior to such interest payment date) of the aggregate principal amount of all Advances denominated in Alternative Currencies plus the aggregate amount of all Letters of Credit then outstanding denominated in Alternative Currencies then outstanding exceeds 105% of the Revolving Loan Commitments of the Lenders on such date, the Borrower shall, as soon as practicable and in any event within two Business Days after receipt of such notice, prepay the outstanding principal amount of any Advances owing by the Borrower in an aggregate amount sufficient to reduce such sum to an amount not to exceed 100% of the aggregate Revolving Loan Commitments of the Lenders on such date, together with any accrued interest and fees with respect thereto; provided that if the Borrower has Cash Collateralized Letters of Credit in accordance with Section 2.15(a), the amount of the outstanding Letters of Credit shall be deemed to have been reduced by the amount of such Cash Collateral. (y) If, on any date, the Administrative Agent notifies the Company that, on any interest payment date, the Dollar Equivalent (determined on the third Business Day prior to such interest payment date) of the aggregate principal amount of all Advances denominated in Alternative Currencies plus the aggregate amount of all Letters of Credit then outstanding denominated in Alternative Currencies then outstanding exceeds the Alternative Currency Sublimit, the Borrower shall, as soon as practicable and in any event within two Business Days after receipt of such notice, prepay the outstanding principal amount of any such Advances owing by the Borrower in an aggregate amount sufficient to reduce such sum to an amount not to exceed the Alternative Currency Sublimit, together with any accrued interest and fees with respect thereto; provided that if the Borrower has Cash Collateralized Letters of Credit in accordance with Section 2.15(a), the amount of the outstanding Letters of Credit shall be deemed to have been reduced by the amount of such Cash Collateral.

The Administrative Agent shall give prompt notice of any prepayment required under this Section  2.6(~~b~~a)(ii) to the Company and the Lenders, and shall provide prompt notice to the Company of any such notice of required prepayment received by it from any Lender.

(b) Repayments. The Borrower shall repay the Loans as follows:

(i) Swingline Loans. The Borrower shall repay each Swingline Loan on the earlier to occur of (i) the date ten (10) Business Days after such Swingline Loan is made and (ii) the Maturity Date.

(ii) Maturity Date. In addition to the foregoing, a final payment of all Loans, together with accrued interest and fees with respect thereto, shall be due and payable on the Maturity Date.

Section 2.7 Notes; Loan Accounts.

(a) The Loans shall be repayable in accordance with the terms and provisions set forth herein. If requested by a Lender, one (1) Revolving Loan Note duly executed and delivered by one or more Authorized Signatories of the Borrower, shall be issued by the Borrower and payable to such Lender in accordance with such Lender’s applicable Commitment Ratio for Revolving Loans.

(b) Each Lender may open and maintain on its books in the name of the Borrower a loan account with respect to its portion of the Loans and interest thereon. Each Lender which opens such a loan account shall debit such loan account for the principal amount of its portion of each Advance made by it and accrued interest thereon, and shall credit such loan account for each payment on account of principal of or interest on its Loans. The records of a Lender with respect to the loan account maintained by it shall be prima facie evidence of its portion of the Loans and accrued interest thereon absent manifest error, but the failure of any Lender to make any such notations or any error or mistake in such notations shall not affect the Borrower’s repayment obligations with respect to such Loans.

Section 2.8 Manner of Payment.

(a) Each payment (including, without limitation, any prepayment) by the Borrower (except with respect to principal of and interest on, Advances denominated in an Alternative Currency) shall be made not later than 1:00 p.m. New York City time on the date specified for payment under this Agreement to the Administrative Agent at the Administrative Agent’s Office, for the account of the Lenders or the Administrative Agent, as the case may be, in lawful money of the United States of America in immediately available funds. Each payment

(including, without limitation, any prepayment) by the Borrower with respect to principal of and interest on, Advances denominated in an Alternative Currency shall be made not later than 1:00 p.m. New York City time on the date specified for payment under this Agreement to the Administrative Agent at the Administrative Agent’s Office, for the account of the Lenders or the Administrative Agent, as the case may be, in such Alternative Currency in same day funds. Any payment received by the Administrative Agent after 1:00 p.m. New York City time shall be deemed received on the next Business Day. Receipt by the Administrative Agent of any payment intended for any Lender or Lenders hereunder prior to 1:00 p.m. New York City time on any Business Day shall be deemed to constitute receipt by such Lender or Lenders on such Business Day. In the case of a payment for the account of a Lender, the Administrative Agent will promptly, but no later than the close of business on the date such payment is deemed received, thereafter distribute the amount so received in like funds to such Lender. If the Administrative Agent shall not have received any payment from the Borrower as and when due, the Administrative Agent will promptly notify the applicable Lenders accordingly. In the event that the Administrative Agent shall fail to make distribution to any Lender as required under this Section 2.8, the Administrative Agent agrees to pay such Lender interest from the date such payment was due until paid at the Federal Funds Rate.

(b) The Borrower agrees to pay principal, interest, fees and all other amounts due hereunder or under the Notes without set-off or counterclaim or any deduction whatsoever, except as provided in Section 10.3 hereof.

(c) Prior to the acceleration of the Loans under Section 8.2 hereof, if some but less than all amounts due from the Borrower are received by the Administrative Agent with respect to the Obligations, the Administrative Agent shall distribute such amounts in the following order of priority, all on a pro rata basis to the Lenders: (i) to the payment on a pro rata basis of any fees or expenses then due and payable to the Administrative Agent and the Issuing Banks, or any of them or expenses then due and payable to the Lenders; (ii) to the payment of interest then due and payable on the Loans on a pro rata basis and of fees then due and payable to the Lenders on a pro rata basis; (iii) to the payment of all other amounts not otherwise referred to in this Section 2.8(c) then due and payable to the Administrative Agent, the Issuing Banks and the Lenders, or any of them, hereunder or under the Notes or any other Loan Document; and (iv) to the payment of principal then due and payable on the Loans on a pro rata basis.

(d) Subject to any contrary provisions in the definition of Interest Period, if any payment under this Agreement or any of the other Loan Documents is specified to be made on a day which is not a Business Day, it shall be made on the next Business Day, and such extension of time shall in such case be included in computing interest and fees, if any, in connection with such payment.

Section 2.9 Reimbursement.

(a) Whenever any Lender shall sustain or incur any losses or reasonable out-of-pocket expenses in connection with (i) the failure by the Borrower to borrow, Continue, Convert or prepay any Term Rate Advance after having given notice of its intention to borrow, Continue, Convert or prepay such Advance in accordance with Section 2.2 or 2.6 hereof (whether by reason of the Borrower’s election not to proceed or the non-fulfillment of any of the conditions set forth in Article 3 hereof, but not as a result of a failure of such Lender to make a Loan in accordance with the terms of this Agreement), or (ii) the prepayment other than on the applicable Payment Date (or failure to prepay after giving notice thereof) of any Term Rate Advance in whole or in part for any reason, the Borrower agrees to pay to such Lender, upon such Lender’s demand, an amount sufficient to compensate such Lender for all such losses and out-of-pocket expenses. Such Lender’s good faith determination of the amount of such losses or out-of-pocket expenses, as set forth in writing and accompanied by calculations in reasonable detail demonstrating the basis for its demand, shall be presumptively correct absent manifest error.

(b) Losses subject to reimbursement hereunder shall include, without limiting the generality of the foregoing, reasonable out-of-pocket expenses incurred by any Lender or any participant of such Lender permitted hereunder in connection with the re-employment of funds prepaid, paid, repaid, not borrowed, or not paid, as the case may be, but not losses resulting from lost Applicable Margin or other margin. Losses subject to reimbursement will be payable whether the Maturity Date is changed by virtue of an amendment hereto (unless such amendment expressly waives such payment) or as a result of acceleration of the Loans.

(c) Failure or delay on the part of any Lender to demand compensation pursuant to the foregoing provisions of this Section 2.9 shall not constitute a waiver of such Lender’s right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender pursuant to the foregoing provisions of this Section for any losses or expenses incurred more than six (6) months prior to the date that such Lender notifies the Borrower of the circumstances giving rise to such losses or expenses and of such Lender’s intention to claim compensation therefor.

Section 2.10 Pro Rata Treatment.

(a) Advances. Each Advance under the Revolving Loan Commitments from the Lenders hereunder (other than Swingline Advances) shall be made pro rata on the basis of the applicable Commitment Ratios of the Lenders having a Revolving Loan Commitment.

(b) Payments. Except as provided in Section 2.16 hereof and Article 10 hereof, each payment and prepayment of principal of, and interest on, the Loans shall be made to the Lenders pro rata on the basis of their respective unpaid principal amounts outstanding under the applicable Loans immediately prior to such payment or prepayment.

(c) Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Loans made by it or the participations in Swingline Loans and L/C Obligations held by it resulting in such Lender’s receiving payment of a proportion of the aggregate amount of such Loans or participations and accrued interest thereon greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and subparticipations in the Swingline Loans and L/C Obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with their respective Commitment Ratios, provided that:

(i) if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(ii) the provisions of this Section shall not be construed to apply to (x) any payment made by or on behalf of the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), (y) the application of Cash Collateral provided for in Section 2.15, or (z) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or subparticipations in the Swingline Loans or L/C Obligations to any assignee or participant.

The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 2.10(~~b~~c) may, to the fullest extent permitted by law, exercise all its rights of payment (including, without limitation, the right of set-off) with respect to such participation as fully as if such purchasing Lender were the direct creditor of the Borrower in the amount of such participation.

(d) Commitment Reductions. Any reduction of the Revolving Loan Commitments required or permitted hereunder shall reduce the Revolving Loan Commitment of each Lender having a Revolving Loan Commitment on a pro rata basis based on the Commitment Ratio of such Lender for the Revolving Loan Commitment.

Section 2.11 Capital Adequacy. If after the date hereof, the adoption of any Applicable Law regarding the capital adequacy or liquidity of banks or bank holding companies, or any change in Applicable Law (whether adopted before or after the Effective Date) or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, including any such change resulting from the enactment or issuance of any regulation or regulatory interpretation affecting existing Applicable Law, or compliance by such Lender (or the bank holding company of such Lender) with any directive regarding capital adequacy or liquidity (whether or not having the force of law) of any such governmental authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on any Lender’s capital as a consequence of its obligations hereunder with respect to the Loans and the Commitments to a level below that which it could have achieved but for such adoption, change or compliance (taking into consideration such Lender’s policies with respect to capital adequacy or liquidity immediately before such adoption, change or compliance and assuming that such Lender’s (or the bank holding company of such Lender) capital was fully utilized prior to such adoption, change or compliance) by an amount reasonably deemed by such Lender to be material, then, upon demand by such Lender, the Borrower shall promptly pay to such Lender such additional amounts as shall be sufficient to compensate such Lender (on an after-tax basis and without duplication of amounts paid by the Borrower pursuant to Section 10.3) for such reduced return which is reasonably allocable to this Agreement, together with interest on such amount from the fourth

(4th) Business Day after the date of demand or the Maturity Date, as applicable, until payment in full thereof at the Default Rate; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be enacted, adopted or issued after the date hereof, regardless of the date enacted, adopted or issued. A certificate of such Lender setting forth the amount to be paid to such Lender by the Borrower as a result of any event referred to in this paragraph and supporting calculations in reasonable detail shall be presumptively correct absent manifest error. Notwithstanding any other provision of this Section 2.11, no Lender shall demand compensation for any increased cost or reduction referred to above if it shall not at the time be the general policy or practice of such Lender to demand such compensation in similar circumstances under comparable provisions of other credit agreements. Failure or delay on the part of any Lender to demand compensation pursuant to the foregoing provisions of this Section 2.11 shall not constitute a waiver of such Lender’s right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than six (6) months prior to the date that such Lender notifies the Borrower of the circumstances giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor (except that, if the circumstances giving rise to such increased costs or reductions is retroactive, then the six (6) month period referred to above shall be extended to include the period of retroactive effect thereof).

Section 2.12 Lender Tax Forms.

(i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Company and the Administrative Agent, at the time or times reasonably requested by the Company or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Company or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Company or the Administrative Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Company or the Administrative Agent as will enable the Company or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in paragraphs (ii)(a) and (ii)(b) of this Section) shall not be required if in the Lenders’ reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing:

(a) On or prior to the Effective Date and on or prior to the first Business Day of each calendar year thereafter, to the extent it may lawfully do so at such time, each Lender which is a Non-U.S. Person shall provide each of the Administrative Agent, the Company (A) if such Lender is a “bank” under Section 881(c)(3)(A) of the Code, with a properly executed original of Internal Revenue Service Form W-8BEN (or W-8BEN-E, as applicable) or W-8ECI (or any successor form) prescribed by the Internal Revenue Service or other documents satisfactory to the Borrower and the Administrative Agent, as the case may be, certifying (i) as to such Lender’s status as exempt from United States Federal withholding taxes with respect to all payments to be made to such Lender hereunder and under the Notes or (ii) that all payments to be made to such Lender hereunder and under the Notes are subject to such taxes at a rate reduced to zero by an applicable tax treaty, or (B) if such Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code and intends to claim exemption from U.S. Federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of “portfolio interest”, a Form W-8BEN (or W-8BEN-E, as applicable), or any subsequent versions thereof or successors thereto (and, if such Lender delivers a Form W-8BEN (or W-8BEN-E, as applicable), a certificate representing that such Lender is not a bank for purposes of Section 881(c) of the Code, is not a ten-percent (10%) shareholder (within the meaning of Section 871(h)(3)(B) of the Code and is not a controlled foreign corporation related to the Company (within the meaning of Section 864(d)(4) of the Code)), properly completed and duly executed by such Lender, indicating that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States Federal income taxes as permitted by the Code. If a payment made to a Lender under this Agreement would be subject to withholding Tax imposed under FATCA if such Lender fails to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Administrative Agent and the Company, at the time or times prescribed by law and at such time or times reasonably requested by the Administrative Agent or the Company, such documentation prescribed by Applicable Law (included as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Administrative Agent or the Company as may be necessary for the Administrative Agent or the Company to comply with its obligations under FATCA, to determine that such Lender has complied with such Lender’s obligations under FATCA, or to determine the amount to deduct and withhold from such payment.

(b) On or prior to the Effective Date, and to the extent permitted by applicable U.S. Federal law, on or prior to the first (1st) Business Day of each calendar year thereafter, each Lender which is a U.S. Person shall provide the Administrative Agent and the Company a duly completed and executed copy of the Internal Revenue Service Form W-9 or successor form to the effect that it is a U.S. Person.

Section 2.13 Letters of Credit.

(a) The Letter of Credit Commitments.

(i) Subject to the terms and conditions set forth herein, (A) each Issuing Bank agrees, in reliance upon the agreements of the Lenders set forth in this Section 2.13 and within the limits of its L/C Commitment, (1) from time to time on any Business Day until the Letter of Credit Expiration Date, to issue Letters of Credit denominated in Dollars or one or more Alternative Currencies for the account of the Company or its Subsidiaries, and to amend or extend Letters of Credit previously issued by it, in accordance with subsection (b) below, and (2) to honor drawings under the Letters of Credit; and (B) the Lenders severally agree to participate in Letters of Credit issued for the account of the Company or its Subsidiaries and any drawings thereunder; provided that after giving effect to any L/C Credit Extension with respect to any Letter of Credit, (1) the Dollar Equivalent of the aggregate Outstanding Amount of all Loans and L/C Obligations shall not exceed the aggregate Revolving Loan Commitments, (2) the Dollar Equivalent of the aggregate Outstanding Amount of the Revolving Loans of any Lender, plus such Lender’s Commitment Ratio of the Dollar Equivalent of the Outstanding Amount of all L/C Obligations plus such Lender’s Commitment Ratio of the Swingline Loans then outstanding shall not exceed such Lender’s Commitment, (3) the Dollar Equivalent of the Outstanding Amount of the L/C Obligations in respect of Letters of Credit issued by such Issuing Bank shall not exceed the Dollar Equivalent of such Issuing Bank’s L/C Commitment, (4) the Dollar Equivalent of the Outstanding Amount of the L/C Obligations shall not exceed the Letter of Credit Sublimit and (5) the Dollar Equivalent of the aggregate outstanding principal amount of Advances and the Outstanding Amount of Letters of Credit, in each case denominated in any Alternative Currency, exceeds the Alternative Currency Sublimit; and provided, further, that none of Barclays Bank PLC, Royal Bank of Canada or Morgan Stanley Bank, N.A. shall have any obligation to issue commercial letters of credit. Each request by the Company for the issuance or amendment of a Letter of Credit shall be deemed to be a representation by the Company that the L/C Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence. Each letter of credit listed on Schedule 2 shall be deemed to constitute a Letter of Credit issued hereunder, and each Lender that is an issuer of such a Letter of Credit shall, for purposes of this Section 2.13, be deemed to be an Issuing Bank for each such letter of credit, provided than any renewal or replacement of any such letter of credit shall be issued by an Issuing Bank pursuant to the terms of this Agreement. Within the foregoing limits, and subject to the terms and conditions hereof, the Company’s ability to obtain Letters of Credit shall be fully revolving, and accordingly the Company may obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed.

(ii) No Issuing Bank shall issue any Letter of Credit, if:

(1) subject to Section 2.13(b)(iii), the expiry date of the requested Letter of Credit would occur more than twelve months after the date of issuance or last extension, unless the Majority Lenders have approved such expiry date; provided that each Auto-Extension Letter of Credit shall not be deemed to have an expiry date longer than twelve (12) months after the date of its issuance; or

(2) the expiry date of the requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless all the Lenders have approved such expiry date.

(iii) No Issuing Bank shall be under any obligation to issue any Letter of Credit if:

(1) any order, judgment or decree of any governmental authority or arbitrator shall by its terms purport to enjoin or restrain such Issuing Bank from issuing the Letter of Credit, or any law applicable to such Issuing Bank or any request or directive (whether or not having the force of law) from any governmental authority with jurisdiction over such Issuing Bank shall prohibit, or request that such Issuing Bank refrain from, the issuance of letters of credit generally or the Letter of Credit in particular or shall impose upon such Issuing Bank with respect to the Letter of Credit any restriction, reserve or capital or liquidity requirement (for which such Issuing Bank is not otherwise compensated hereunder) not in effect on the date hereof, or shall impose upon such Issuing Bank any unreimbursed loss, cost or expense which was not applicable on the Effective Date and which such Issuing Bank in good faith deems material to it; provided, however, that any such circumstance shall not affect such Lender’s obligations pursuant to Section 2.13(c);

(2) the issuance of the Letter of Credit would violate one or more policies of such Issuing Bank applicable to letters of credit generally;

(3) except as otherwise agreed by the Administrative Agent and such Issuing Bank, the Letter of Credit is in an initial stated amount less than $100,000, in the case of a Commercial Letter of Credit, or $500,000, in the case of a standby Letter of Credit;

(4) except as otherwise agreed by the Administrative Agent and such Issuing Bank, the Letter of Credit is to be denominated in a currency other than Dollars or an Alternative Currency;

(5) any Lender is at that time a Defaulting Lender, unless such Issuing Bank has entered into arrangements, including the delivery of Cash Collateral, satisfactory to such Issuing Bank (in its sole discretion) with the Company or such Lender to eliminate such Issuing Bank’s actual or potential Fronting Exposure (after giving effect to Section 2.16(a)(iv)) with respect to the Defaulting Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other L/C Obligations as to which such Issuing Bank has actual or potential Fronting Exposure, as it may elect in its sole discretion; or

(6) the Letter of Credit contains any provisions for automatic reinstatement of the stated amount after any drawing thereunder.

(iv) No Issuing Bank shall amend any Letter of Credit if such Issuing Bank would not be permitted at such time to issue the Letter of Credit in its amended form under the terms hereof.

(v) No Issuing Bank shall be under any obligation to amend any Letter of Credit if (A) such Issuing Bank would have no obligation at such time to issue the Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of the Letter of Credit does not accept the proposed amendment to the Letter of Credit.

(vi) Each Issuing Bank shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and each Issuing Bank shall have all of the benefits and immunities (A) provided to the Administrative Agent in Article 9 with respect to any acts taken or omissions suffered by such Issuing Bank in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Article 9 included such Issuing Bank with respect to such acts or omissions, and (B) as additionally provided herein with respect to the Issuing Banks.

(b) Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit.

(i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Company delivered to the applicable Issuing Bank (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed to the reasonable satisfaction of the applicable Issuing Bank and signed by a responsible officer of the Company. Such Letter of Credit Application must be received by the applicable Issuing Bank and the Administrative Agent not later than 11:00 a.m. at least, in the case of Letters of Credit denominated in Dollars, two (2) Business Days (or, if the Issuing Bank is Barclays Bank PLC or any of its affiliates, three (3) Business Days) and, in the case of Letters of Credit denominated in an Alternative Currency, four (4) Business Days (or, if the Issuing Bank is Barclays Bank PLC or any of its affiliates, five (5) Business Days) (or, in each case, such later date and time as the Administrative Agent and such Issuing Bank may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the applicable Issuing Bank: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount and currency thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; (G) the purpose and nature of the requested Letter of Credit; and (H) such other matters as such Issuing Bank may require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the applicable Issuing Bank (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as such Issuing Bank may require. Additionally, the Company shall furnish to the applicable Issuing Bank and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as such Issuing Bank or the Administrative Agent may require.

(ii) Promptly after receipt of any Letter of Credit Application, the applicable Issuing Bank will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Company and, if not, such Issuing Bank will provide the Administrative Agent with a copy thereof. Unless the applicable Issuing Bank has received written notice from any Lender, the Administrative Agent or the Company, at least one (1) Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Article 3 shall not then be satisfied, then, subject to the terms and conditions hereof, such Issuing Bank shall, on the requested date, issue a Letter of Credit for the account of the Company (or the applicable Subsidiary) or enter into the applicable amendment, as the case may be, in each case in accordance with such Issuing Bank’s usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the applicable Issuing Bank a risk participation in such Letter of Credit in an amount equal to the product of such Lender’s Commitment Ratio times the amount of such Letter of Credit.

(iii) If the Company so requests in any applicable Letter of Credit Application, the applicable Issuing Bank may, in its sole discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit such Issuing Bank to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the applicable Issuing Bank, the Company shall not be required to make a specific request to such Issuing Bank for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the applicable Issuing Bank to permit the extension of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided, however, that such Issuing Bank shall not permit any such extension if (A) such Issuing Bank has determined that it would not be permitted, or would have no obligation, at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of clause (ii) or (iii) of Section 2.13(a) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is seven (7) Business Days before the Non-Extension Notice Date (1) from the Administrative Agent that the Majority Lenders have elected not to permit such extension or (2) from the Administrative Agent, any Lender or the Company that one or more of the applicable conditions specified in Section 3.4 is not then satisfied, and in each such case directing such Issuing Bank not to permit such extension.

(iv) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the applicable Issuing Bank will also deliver to the Company and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

(c) Drawings and Reimbursements; Funding of Participations.

(i) Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the applicable Issuing Bank shall notify the Company and the Administrative Agent thereof. Not later than 11:00 a.m. on the date of any payment by the applicable Issuing Bank under a Letter of Credit (each such date, an “Honor Date”), the Company shall reimburse such Issuing Bank through the Administrative Agent in an amount equal to the amount of such drawing; provided, however, that in the case of a Letter of Credit denominated in an Alternative Currency, the Company shall reimburse such Issuing Bank in Dollars, and such Issuing Bank shall notify the Company of the Dollar Equivalent of the amount of the drawing promptly following the determination thereof. If the Company fails to so reimburse the applicable Issuing Bank by such time, the Administrative Agent shall promptly notify each Lender of the Honor Date, the amount of the unreimbursed drawing (expressed in Dollars in the amount of the Dollar Equivalent thereof in the case of a Letter of Credit denominated in an Alternative Currency) (the “Unreimbursed Amount”), and the amount of such Lender’s Commitment Ratio thereof. In such event, the Company shall be deemed to have requested an Advance of Base Rate Advances to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples for the principal amount of Base Rate Advances, but subject to the amount of the Available Revolving Loan Commitments and the conditions set forth in Section 3.3 (other than the delivery of a Request for Advance). Any notice given by an Issuing Bank or the Administrative Agent pursuant to this Section 2.13(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(ii) Each Lender shall upon any notice pursuant to Section 2.13(c)(i) make funds available (and the Administrative Agent may apply Cash Collateral provided for this purpose) for the account of the applicable Issuing Bank at the Administrative Agent’s Office in an amount equal to its Commitment Ratio of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.13(c)(iii), each Lender that so makes funds available shall be deemed to have made a Base Rate Advances to the Company in such amount. The Administrative Agent shall remit the funds so received to the applicable Issuing Bank.

(iii) With respect to any Unreimbursed Amount that is not fully refinanced by an Advance of Base Rate Advances because the conditions set forth in Section 3.3 cannot be satisfied or for any other reason, the Company shall be deemed to have incurred from the applicable Issuing Bank an L/C Advance in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Advance shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Lender’s payment to the Administrative Agent for the account of the applicable Issuing Bank pursuant to Section 2.13(c)(ii) shall be deemed payment in respect of its participation in such L/C Advance and shall constitute an L/C Loan from such Lender in satisfaction of its participation obligation under this Section 2.13.

(iv) Until each Lender funds its Revolving Loan or L/C Loan pursuant to this Section 2.13(c) to reimburse the applicable Issuing Bank for any amount drawn under any Letter of Credit issued by it, interest in respect of such Lender’s Commitment Ratio of such amount shall be solely for the account of such Issuing Bank.

(v) Each Lender’s obligation to make Revolving Loans or L/C Loans to reimburse an Issuing Bank for amounts drawn under Letters of Credit, as contemplated by this Section 2.13(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against such Issuing Bank, the Company or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender’s obligation to make Revolving Loans pursuant to this Section 2.13(c) is subject to the conditions set forth in Section 3.3 (other than delivery by the Company of a Request for Advance). No such making of an L/C Loan shall relieve or otherwise impair the obligation of the Company to reimburse the applicable Issuing Bank for the amount of any payment made by such Issuing Bank under any Letter of Credit issued by it, together with interest as provided herein.

(vi) If any Lender fails to make available to the Administrative Agent for the account of an Issuing Bank any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.13(c) by the time specified in Section 2.13(c)(ii), then, without limiting the other provisions of this Agreement, such Issuing Bank shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to such Issuing Bank at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by such Issuing Bank in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by such Issuing Bank in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Revolving Loan included in the relevant Advance or L/C Loan in respect of the relevant L/C Advance, as the case may be. A certificate of the applicable Issuing Bank submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.

(d) Repayment of Participations.

(i) At any time after an Issuing Bank has made a payment under any Letter of Credit issued by it and has received from any Lender such Lender’s L/C Loan in respect of such payment in accordance with Section 2.13(c), if the Administrative Agent receives for the account of such Issuing Bank any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Company or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its applicable pro rata share thereof in the same funds as those received by the Administrative Agent.

(ii) If any payment received by the Administrative Agent for the account of an Issuing Bank pursuant to Section 2.13(c)(i) is required to be returned because it is invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by such Issuing Bank in its discretion) to be repaid to a trustee, receiver or any other party in connection with any proceeding under any debtor relief law or otherwise, each Lender shall pay to the Administrative Agent for the account of such Issuing Bank its Commitment Ratio thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(e) Obligations Absolute. The obligation of the Company to reimburse each Issuing Bank for each drawing under each Letter of Credit issued by it and to repay each L/C Loan shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

(i) any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other Loan Document;

(ii) the existence of any claim, counterclaim, setoff, defense or other right that the Company or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), such Issuing Bank or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(iv) any payment by such Issuing Bank under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by such Issuing Bank under such

Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any bankruptcy or other debtor relief law; or

(v) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Company or any Subsidiary.

The Company shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Company’s instructions or other irregularity, the Company will immediately notify the applicable Issuing Bank. The Company shall be conclusively deemed to have waived any such claim against such Issuing Bank and its correspondents unless such notice is given as aforesaid.

(f) Role of Issuing Bank. Each Lender and the Company agree that, in paying any drawing under a Letter of Credit, the Issuing Bank that issued such Letter of Credit shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the Issuing Banks, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of an Issuing Bank shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Majority Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document. The Company hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Company’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the Issuing Banks, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of an Issuing Bank shall be liable or responsible for any of the matters described in clauses (i) through (v) of Section 2.13(e); provided, however, that anything in such clauses to the contrary notwithstanding, the Company may have a claim against an Issuing Bank, and an Issuing Bank may be liable to the Company, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Company which the Company proves were caused by such Issuing Bank’s willful misconduct or gross negligence or such Issuing Bank’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, an Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and no Issuing Bank shall be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

(g) Applicability of ISP and UCP. Unless otherwise expressly agreed by the applicable Issuing Bank and the Company when a Letter of Credit is issued, (i) the rules of the ISP shall apply to each standby Letter of Credit, and (ii) the rules of the UCP, as most recently published by the International Chamber of Commerce at the time of issuance shall apply to each Commercial Letter of Credit.

(h) Conflict with Issuer Documents. In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.

(i) Letters of Credit Issued for Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Subsidiary, the Company shall be obligated to reimburse the applicable Issuing Bank hereunder for any and all drawings under such Letter of Credit. The Company hereby acknowledges that the issuance of Letters of Credit for the account of Subsidiaries inures to the benefit of the Company, and that the Company’s business derives substantial benefits from the businesses of such Subsidiaries.

(j) Company Indemnity. The Company will indemnify and hold harmless the Administrative Agent, each Issuing Bank and each Lender and each of the foregoing Person’s respective employees, representatives, officers and directors from and against any and all claims, liabilities, obligations, losses (other than loss of profits), damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including reasonable attorneys’ fees, but excluding Taxes, which shall be governed exclusively by Section 10.3) which may be imposed on, incurred by or asserted against the Administrative Agent, any Issuing Bank or any such Lender in any way relating to or arising out of the issuance of a Letter of Credit, except that the Company shall not be liable to the Administrative Agent, any such Issuing Bank or any such Lender for any portion of such claims, liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements resulting from the gross negligence or willful misconduct of the Person seeking indemnification as determined by a non-appealable judicial order. This Section 2.13(lj) shall survive termination of this Agreement.

(k) Letter of Credit Reports. Within two (2) Business Days after the issuance of a Letter of Credit, the applicable Issuing Bank shall send a written notice to the Administrative Agent setting forth the face amount, the expiration date and the name of the beneficiary with respect to such Letter of Credit. Upon any cancellation or termination of a Letter of Credit prior to its stated expiration date, the applicable Issuing Bank shall notify the Administrative Agent of such termination or cancellation in writing. On the second (2nd) Business Day of each month, each Issuing Bank shall deliver a report to the Administrative Agent identifying (i) each Letter of Credit issued by it during the prior month, and (ii) with respect to each Letter of Credit issued by it that remains outstanding, (A) the face amount thereof as of the end of the prior month and the maximum potential face amount thereof (b) the amount thereof that was drawn in the prior month and (C) the amount thereof that remains undrawn as of the last Business Day of the prior month.

Section 2.14 Incremental Commitments. The Company may, upon five (5) Business Days’ notice to the Administrative Agent, increase the Revolving Loan Commitment amount by adding one or more lenders or increasing the Revolving Loan Commitment of a Lender, determined by the Company in its sole discretion, subject to the consent of the Administrative Agent, Swingline Lender and Issuing Banks (such consent not to be unreasonably withheld), which lender or lenders are willing to commit to such increase (each such lender, a “New Lender,” and such commitment, the “Incremental Commitment”); provided, however, that (i) the Company may not elect any Incremental Commitment after the occurrence and during the continuance of an Event of Default, including, without limitation, any Event of Default that would result after giving effect to any Incremental Commitment, (ii) each Incremental Commitment shall be in an amount not less than $10,000,000 or an integral multiple of $5,000,000 in excess thereof, (iii) after giving effect to all Incremental Commitments the aggregate Revolving Loan Commitments shall not exceed the Dollar Equivalent of $5,500,000,000 and (iv) on the effective date of the Incremental Commitment, each New Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit and Swingline Loans to be held pro rata by the Lenders in accordance with the Revolving Loan Commitments. An Incremental Commitment shall become effective upon the execution by each applicable New Lender of a counterpart of this Agreement and delivering such counterpart to the Administrative Agent. Over the term of the Agreement the Company shall increase the Revolving Loan Commitments no more than five (5) times. Notwithstanding anything to the contrary in this Agreement, any Incremental Commitment made pursuant to this Section 2.14 may be effected by adding one or more tranches of Revolving Loan Commitments that are denominated in an Alternative Currency and/or term loan commitments (which shall be deemed to be “Revolving Loan Commitments” for purposes of this Section 2.14 (other than clause (iv) above)), and the Lenders agree that any amendment required to implement an Incremental Commitment may be effected by the consent of the Company and only those Lenders that agree to participate in any such tranche, provided that the aggregate amount of the commitments do not exceed the Dollar Equivalent of $5,500,000,000 at any time. Notwithstanding anything to the contrary herein, no Lender shall be required to increase its Commitment pursuant to this Section 2.14.

Section 2.15 Cash Collateral.

(a) Certain Credit Support Events. Upon the request of the Administrative Agent or any Issuing Bank (i) if such Issuing Bank has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Advance, or (ii) if, as of the Letter of Credit Expiration Date, any L/C Obligation for any reason remains outstanding, the Company shall, in each case, immediately Cash Collateralize the then Outstanding Amount of all L/C Obligations. At any time that there shall exist a Defaulting Lender, immediately upon the request of the Administrative Agent or the applicable Issuing Bank, the Company shall deliver to the Administrative Agent Cash Collateral in an amount sufficient to cover all Fronting Exposure (after giving effect to Section 2.16(a)(iv) and any Cash Collateral provided by the Defaulting Lender).

(b) Grant of Security Interest. All Cash Collateral (other than credit support not constituting funds subject to deposit) shall be maintained in demand deposit bank accounts in U.S. financial institutions that are either member banks of the Federal Reserve system or state-chartered banks regulated by the FDIC. The Company, and to the extent provided by any Lender, such Lender, hereby grants to (and subjects to the control of) the Administrative Agent, for the benefit of the Administrative Agent, the Issuing Banks and the Lenders, and agrees to maintain, a first priority security interest in all such cash, deposit accounts and all balances therein, and all other property so provided as collateral pursuant hereto, and in all proceeds of the foregoing, all as security for the obligations to which such Cash Collateral may be applied pursuant to Section 2.15(c). If at any time the Administrative Agent reasonably determines that the total amount of such Cash Collateral is less than the applicable Fronting Exposure and other obligations secured thereby, the Company or the relevant Defaulting Lender will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency.

(c) Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under any of this Section 2.15 or Sections 2.6, 2.13, 2.16 or 8.2 in respect of Letters of Credit shall be held and applied to the satisfaction of the specific L/C Obligations, obligations to fund participations therein (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may be provided for herein.

(d) Release. Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or other obligations shall be released promptly following (i) the elimination of the applicable Fronting Exposure or other obligations giving rise thereto (including by the termination of Defaulting Lender status of the applicable Lender (or, as appropriate, its assignee following compliance with Section 12.4(b)(vi))) or (ii) the Administrative Agent’s good faith determination that there exists excess Cash Collateral; provided, however, (x) that Cash Collateral furnished by or on behalf of the Company shall not be released after acceleration of the Loans as provided in Section 8.2(a) or (b) until all amounts due in accordance with Section 8.2(a) or (b), as applicable, are paid, and (y) the Company or the applicable Defaulting Lender providing Cash Collateral, as applicable, on the one hand, and the applicable Issuing Bank, on the other hand, may agree that Cash Collateral shall not be released but instead held to support future anticipated Fronting Exposure or other obligations.

Section 2.16 Defaulting Lenders

(a) Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by Applicable Law:

(i) Waivers and Amendments. That Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 12.12.

(ii) Reallocation of Payments. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of that Defaulting Lender under this Agreement (whether voluntary or mandatory, at maturity, pursuant to Article 8 or otherwise), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by that Defaulting Lender to the Issuing Banks or Swingline Lender hereunder; third, to repay any Cash Collateral contributed by the Company; fourth, as the Company may request (so long as no Default has occurred and is continuing), to fund any Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, or to reimburse the Company for any amounts paid by it in satisfaction of that Defaulting Lender’s liabilities under this Agreement in connection with a written agreement between the Company and an assignee of that Defaulting Lender’s interests, rights and obligations in accordance with Section 10.5; fifth, if so determined by the Administrative Agent or requested any Issuing Bank, to be held as Cash Collateral for future funding obligations of that Defaulting Lender of any participation in any Letter of Credit; sixth, as the Company may request (so long as no Default exists), to the funding of any Advance in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; seventh, if so determined by the Administrative Agent and the Company, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of that Defaulting Lender to fund Loans under this Agreement; eighth, to the payment of any amounts owing to the Lenders, the Swingline Lender or this Issuing Banks as a result of any judgment of a court of competent jurisdiction obtained by any Lender or Issuing Bank against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; ninth, so long as no Default exists, to the payment of any amounts owing to the Company as a result of any judgment of a court of competent jurisdiction obtained by the Company against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and tenth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Advances or L/C Advances in respect of which that Defaulting Lender has not fully funded its appropriate share and (y) such Advances or L/C Advances were made at a time when the conditions set forth in Section 3.3 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Loans owed to, all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Loans owed to, that Defaulting Lender. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.16(a)(ii) shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.

(iii) Certain Fees. That Defaulting Lender (x) shall not be entitled to receive any commitment fee pursuant to Section 2.4(a) for any period during which that Lender is a Defaulting Lender (and the Company shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender) and (y) shall be limited in its right to receive Letter of Credit Fees as provided in Section 2.4(b)(ii).

(iv) Reallocation of Commitment Ratios to Reduce Fronting Exposure. During any period in which there is a Defaulting Lender, for purposes of computing the amount of the obligation of each non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit pursuant to Sections 2.13 or Swingline Loans pursuant to Section 2.17, the “Commitment Ratio” of each non-Defaulting Lender shall be reallocated by computing such “Commitment Ratio” without giving effect to the Revolving Loan Commitment of that Defaulting Lender; provided, that, (i) each such reallocation shall be given effect only if, at the date the applicable Lender becomes a Defaulting Lender, no Default exists; and (ii) the aggregate obligation of each non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit or Swingline Loans shall not exceed the positive difference, if any, of (1) the Revolving Loan Commitment of that non-Defaulting Lender minus (2) the Dollar Equivalent of the aggregate Outstanding Amount of the Revolving Loans of that Lender.

(b) Defaulting Lender Cure. If the Company, the Administrative Agent, the Swingline Lender and each Issuing Bank agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Revolving Loans and funded and unfunded participations in Letters of Credit and Swingline Loans to be held on a pro rata basis by the Lenders in accordance with their Commitment Ratios (without giving effect to Section 2.16(a)(iv)), whereupon that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Company while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties and subject to Section 12.24, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

Section 2.17 Swingline Loans

(a) The Swingline. Subject to the terms and conditions set forth herein, the Swingline Lender, in reliance upon the agreements of the other Lenders set forth in this Section, shall make loans (each such loan, a “Swingline Loan”) from time to time on any Business Day until the Maturity Date. Each such Swingline Loan may be made, subject to the terms and conditions set forth herein, to the Company in Dollars, in an aggregate amount not to exceed at any time outstanding the amount of the Swingline Sublimit, notwithstanding the fact that such Swingline Loans, when aggregated with the Commitment Ratio of the Outstanding Amount of Revolving Loans and L/C Obligations of the Swingline Lender, may exceed the amount of such Lender’s Revolving Loan Commitments; provided, however, that (i) after giving effect to any Swingline Loan, (A) the aggregate Outstanding Amount of all Revolving Loans, Swingline Loans and L/C Obligations shall not exceed the aggregate Revolving Loan Commitments, and (B) the aggregate Outstanding Amount of the Revolving Loans of any Lender, plus such Lender’s Commitment Ratio of all Swingline Loans and L/C Obligations shall not exceed such Lender’s Commitment, (ii) the Borrower shall not use the proceeds of any

Swingline Loan to refinance any outstanding Swingline Loan, and (iii) the Swingline Lender shall not be under any obligation to make any Swingline Loan if it shall determine (which determination shall be conclusive and binding absent manifest error) that it has, or by such borrowing may have, Fronting Exposure. Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrower’s ability to obtain Swingline Loans shall be fully revolving, and accordingly the Borrower may borrow under this Section, prepay under Section 2.6, and reborrow under this Section. Each Swingline Advance shall be a Base Rate Advance. Immediately upon the making of a Swingline Loan, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swingline Lender a risk participation in such Swingline Loan in an amount equal to the product of such Lender’s Commitment Ratio times the amount of such Swingline Loan.

(b) Swingline Loan Advance Procedures. Each Swingline Advance shall be made upon the Borrower’s irrevocable notice to the Swingline Lender and the Administrative Agent, which may be given by telephone. Each such notice must be received by the Swingline Lender and the Administrative Agent not later than 1:00 p.m. on the requested borrowing date, and shall specify (i) the amount to be borrowed, and (ii) the requested date of the Swingline Advance (which shall be a Business Day). Each such telephonic notice must be confirmed promptly by delivery to the Swingline Lender and the Administrative Agent of a written Swingline Loan Notice; provided, however, that the Borrower’s failure to confirm any telephonic notice with a written Swingline Loan Notice shall not invalidate any notice so given if acted upon by the Swingline Lender. Promptly after receipt by the Swingline Lender of any telephonic Swingline Loan Notice, the Swingline Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swingline Loan Notice and, if not, the Swingline Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the Swingline Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Lender) prior to 2:00 p.m. on the date of the proposed Swingline Advance (A) directing the Swingline Lender not to make such Swingline Loan as a result of the limitations set forth in the first proviso to the first sentence of Section 2.17(a), or (B) that one or more of the applicable conditions specified in Article 3 is not then satisfied, then, subject to the terms and conditions hereof, the Swingline Lender will, not later than 3:00 p.m. on the borrowing date specified in such Swingline Loan Notice, make the amount of its Swingline Loan available to the Borrower.

(c) Refinancing of Swingline Loans.

(i) The Swingline Lender at any time in its sole discretion may request, on behalf of the Borrower (which hereby irrevocably authorizes the Swingline Lender to so request on its behalf), that each Lender make a Revolving Loan (in the form of a Base Rate Advance) in an amount equal to such Lender’s Commitment Ratio multiplied by the amount of Swingline Loans then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Request for Advance for purposes hereof) and in accordance with the requirements of Section 2.2, subject to the unutilized portion of the Revolving Loan Commitment and the conditions set forth in Section 3.2. The Swingline Lender shall furnish the Borrower with a copy of the applicable Request for Advance promptly after delivering such notice to the Administrative Agent. Each Lender shall make an amount equal to its Commitment Ratio multiplied by the amount specified in such Request for Advance available to the Administrative Agent in immediately available funds (and the Administrative Agent may apply Cash Collateral available with respect to the applicable Swingline Loan) for the account of the Swingline Lender at the Administrative Agent’s Office not later than 1:00 p.m. on the day specified in such Request for Advance, whereupon, subject to Section 2.17(c)(ii), each Lender that so makes funds available shall be deemed to have made a Revolving Loan (in the form of a Base Rate Advance) to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the Swingline Lender.

(ii) If for any reason any Swingline Loan cannot be refinanced by such an Advance in accordance with Section 2.17(c)(i), the request for a Revolving Loan submitted by the Swingline Lender as set forth herein shall be deemed to be a request by the Swingline Lender that each of the Lenders fund its risk participation in the relevant Swingline Loan and each Lender’s payment to the Administrative Agent for the account of the Swingline Lender pursuant to Section 2.17(c)(i) shall be deemed payment in respect of such participation.

(iii) If any Lender fails to make available to the Administrative Agent for the account of the Swingline Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.17(c) by the time specified in Section 2.17(c)(i), the Swingline Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swingline Lender at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the Swingline Lender in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Swingline Lender in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Revolving Loan included in the relevant funded participation in the relevant Swingline Loan. A certificate of the Swingline Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.

(iv) Each Lender’s obligation to make Revolving Loans or to purchase and fund risk participations in Swingline Loans pursuant to this Section 2.17(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Swingline Lender, the Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender’s obligation to make Revolving Loans pursuant to this Section 2.17(c) is subject to the conditions set forth in Section 3.2 (other than delivery by the Borrower of a Request for Advance). No such funding of risk participations shall relieve or otherwise impair the obligation of the Borrower to repay Swingline Loans, together with interest as provided herein.

(d) Repayment of Participations.

(i) At any time after any Lender has purchased and funded a risk participation in a Swingline Loan, if the Swingline Lender receives any payment on account of such Swingline Loan, the Swingline Lender will distribute to such Lender its Commitment Ratio thereof in the same funds as those received by the Swingline Lender.

(ii) If any payment received by the Swingline Lender in respect of principal or interest on any Swingline Loan is required to be returned by the Swingline Lender because it is invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party in connection with any proceeding under any debtor relief law or otherwise (including pursuant to any settlement entered into by the Swingline Lender in its discretion), each Lender shall pay to the Swingline Lender its Commitment Ratio thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the Federal Funds Rate. The Administrative Agent will make such demand upon the request of the Swingline Lender. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(e) Interest for Account of Swingline Lender. The Swingline Lender shall be responsible for invoicing the Borrower for interest on the Swingline Loans. Until each Lender funds its Revolving Loan (in the form of a Base Rate Advance) or risk participation pursuant to this Section to refinance such Lender’s Commitment Ratio of any Swingline Loan, interest in respect of such Commitment Ratio shall be solely for the account of the Swingline Lender.

(f) Payments Directly to Swingline Lender. The Borrower shall make all payments of principal and interest in respect of the Swingline Loans directly to the Swingline Lender.

Section 2.18 Maturity Date Extension.

The Company may request that the Lenders’ Revolving Loan Commitments be renewed for up to two additional one year periods by providing notice of such request to the Administrative Agent (which shall give prompt notice to the Lenders) no later than the third anniversary of the Effective Date and no more than once per year, and shall specify the date upon which such extension will become effective (the “Extension Date”). If a Lender agrees, in its individual and sole discretion, to renew its Revolving Loan Commitment (an “Extending Lender”), it will notify the Administrative Agent, in writing, of its decision to do so no later than 20 days after receipt of such extension notice. The Administrative Agent shall notify the Company, in writing, of the Lenders’ decisions no later than five days after the date the Lenders are required to respond to such extension notice. As of the Extension Date, the Extending Lenders’ Revolving Loan Commitment will be renewed for an additional one year from the Maturity Date at that time, provided that more than 50% of the Revolving Loan Commitments are extended or otherwise committed to by Extending Lenders and any new Lenders. Any Lender that declines the Company’s request, or does not respond to the Company’s request for a commitment renewal (a “Non-Extending Lender”) will have its Revolving Loan Commitment terminated on the Maturity Date then in effect (without regard to any extensions by other Lenders). The Company will have the right to accept commitments from third party financial institutions acceptable to the Administrative Agent, the Issuing Banks and the Swingline Lender in an amount equal to the amount of the Revolving Loan Commitment of any Non-Extending Lender. Notwithstanding anything to the contrary, the Maturity Date shall not extend beyond the fifth anniversary of the Extension Date.

ARTICLE 3 - CONDITIONS PRECEDENT

Section 3.1 Conditions Precedent to Effectiveness of this Agreement. The effectiveness of this Agreement on the Effective Date is subject to the prior or contemporaneous fulfillment (in the reasonable opinion of the Administrative Agent) or, if applicable, receipt by the Administrative Agent (in each case in form and substance reasonably satisfactory to the Administrative Agent and the Lenders) of each of the following:

(a) this Agreement duly executed by all relevant parties;

(b) a loan certificate of the Company dated as of the Effective Date, in substantially the form attached hereto as Exhibit D, including a certificate of incumbency with respect to each Authorized Signatory of the Company, together with the following items: (i) a true, complete and correct copy of the articles of incorporation and by-laws of the Company as in effect on the Effective Date, (ii) a certificate of good standing for the Company issued by the Secretary of State of Delaware, and (iii) a true, complete and correct copy of the resolutions of the Company authorizing it to execute, deliver and perform each of the Loan Documents to which it is a party;

(c) legal opinions of (i) Cleary Gottlieb Steen & Hamilton LLP, special counsel to the Company and (ii) Edmund DiSanto, Esq., General Counsel of the Company, addressed to each Lender and the Administrative Agent and dated as of the Effective Date;

(d) receipt by the Company of all Necessary Authorizations, other than Necessary Authorizations the absence of which would not reasonably be expected to have, individually or in the aggregate, a Materially Adverse Effect, including all necessary consents to the closing of this Agreement, that have been obtained or made, are in full force and effect and are not subject to any pending or, to the knowledge of the Company, threatened reversal or cancellation;

(e) each of the representations and warranties in Article 4 hereof are true and correct in all material respects, except for those representations and warranties that are qualified by materiality or Materially Adverse Effect, which shall be true and correct, as of the Effective Date, and no Default then exists;

(f) at least three (3) Business Days prior to the Effective Date, to the extent reasonably requested in writing at least ten (10) Business Days prior to the Effective Date, the documentation that the Administrative Agent and the Lenders are required to obtain from the Company under Section 326 of the USA PATRIOT ACT (P.L. 107-56, 115 Stat. 272 (2001))

and under any other provision of the Patriot Act, the Bank Secrecy Act (P.L. 91-508, 84 Stat. 1118 (1970)) or any regulations under such Act or the Patriot Act that contain document collection requirements that apply to the Administrative Agent and the Lenders and (ii) to the extent the Company qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, the Beneficial Ownership Certification to each Lender that so requests;

(g) all fees and expenses required to be paid in connection with this Agreement to the Administrative Agent, the Joint Lead Arrangers, the Issuing Banks and the Lenders shall have been (or shall be simultaneously) paid in full;

(h) audited consolidated financial statements for the three years ended December 31, 2022, and unaudited consolidated financial statements for each of the three quarters ended June 30, 2022, September 30, 2022 and March 31, 2023, in each case of the Company and its Subsidiaries; provided that financial statements required to be delivered pursuant to this clause (h) shall be deemed to have been delivered on the date on which reports containing such financial statements are made publicly available on the Securities and Exchange Commission’s EDGAR database;

(i) a certificate of the president, chief financial officer or treasurer of the Company as to the financial performance of the Company and its Subsidiaries, substantially in the form of Exhibit E attached hereto, and, to the extent applicable, using information contained in the financial statements delivered pursuant to clause (h) of this Section 3.1 in respect of the quarter ended March 31, 2023;

(j) [reserved]; and

(k) the administrative agent and the lenders under the Existing USD Credit Agreement shall have received (i) all fees and other amounts due and payable by the Company and the other obligors under the Existing USD Credit Agreement and (ii) all loans and other outstanding obligations thereunder shall have been paid in full or be deemed to be Obligations under this Agreement on or prior to the Effective Date.

Section 3.2 [Reserved].

Section 3.3 Conditions Precedent to Each Advance. The obligation of the Lenders to make each Advance on or after the Effective Date is subject to the fulfillment of each of the following conditions immediately prior to or contemporaneously with such Advance:

(a) (i) all of the representations and warranties of the Company under this Agreement and the other Loan Documents (other than those set forth in Section 4.1(f)(ii) and Section 4.1(i) hereof), which, pursuant to Section 4.2 hereof, are made at and as of the time of such Advance, shall be true and correct at such time in all material respects, except for those representations and warranties that are qualified by materiality or Materially Adverse Effect, which shall be true and correct, both before and after giving effect to the application of the proceeds of such Advance, and after giving effect to any updates to information provided to the Lenders in accordance with the terms of this Agreement except to the extent stated to have been made as of the Effective Date, and (ii) no Default hereunder shall then exist or be caused thereby;

(b) the Administrative Agent shall have received a duly executed Request for Advance for Revolving Loans or, in the case of an Advance of Swingline Loans, the Swingline Lender shall have received a duly executed Swingline Loan Notice for Swingline Loans;

(c) the incumbency of the Authorized Signatories shall be as stated in the applicable certificate of incumbency contained in the certificate of the Company delivered to the Administrative Agent prior to or on the Effective Date or as subsequently modified and reflected in a certificate of incumbency delivered to the Administrative Agent and the Lenders having a Revolving Loan Commitment;

(d) [reserved]; and

(e) if such Advance consists of an Alternative Currency, there shall not have occurred any change in national or international financial, political or economic conditions or currency exchange rates or exchange controls that would make it impracticable for such Advance to be denominated in such Alternative Currency.

Section 3.4 Conditions Precedent to Issuance of Letters of Credit. The obligation of the Issuing Banks to issue any Letter of Credit hereunder is subject to the fulfillment of each of the following conditions immediately prior to or contemporaneously with such issuance:

(a) all of the representations and warranties of the Company under this Agreement (other than those set forth in Section 4.1(i) hereof), which, in accordance with Section 4.2 hereof, are made at and as of the time of an Advance, shall be true and correct at such time in all material respects, except for those representations and warranties that are qualified by materiality or Materially Adverse Effect, which shall be true and correct, both before and after giving effect to the issuance of such Letter of Credit and after giving effect to any updates to information provided to the Lenders in accordance with the terms of this Agreement except to the extent stated to have been made as of the Effective Date;

(b) the Administrative Agent and the applicable Issuing Bank shall have received a duly executed Letter of Credit Application;

(c) the incumbency of the Authorized Signatories shall be as stated in the applicable certificate of incumbency contained in the certificate of the Company delivered to the Administrative Agent prior to or on the Effective Date or as subsequently modified and reflected in a certificate of incumbency delivered to the Administrative Agent and the Lenders having a Revolving Loan Commitment; and

(d) there shall not exist, on the date of the issuance of such Letter of Credit and after giving effect thereto, a Default or an Event of Default hereunder.

ARTICLE 4 - REPRESENTATIONS AND WARRANTIES

Section 4.1 Representations and Warranties. The Company hereby represents and warrants in favor of the Administrative Agent and each Lender on the Effective Date and each other date as set forth in Article 3 that:

(a) Organization; Ownership; Power; Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. The Company has the power and authority to own its properties and to carry on its business as now being and as proposed hereafter to be conducted. The Subsidiaries of the Company and the direct and indirect ownership thereof as of the Effective Date are as set forth on Schedule 4 attached hereto. As of the Effective Date and except as would not reasonably be expected to have a Materially Adverse Effect, each Subsidiary of the Company is a corporation, limited liability company, limited partnership or other legal entity duly organized or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation and has the power and authority to own its properties and to carry on its business as now being and as proposed hereafter to be conducted.

(b) Authorization; Enforceability. The Company has the corporate power, and has taken all necessary action, to authorize it to borrow hereunder, to execute, deliver and perform this Agreement and each of the other Loan Documents to which it is a party in accordance with their respective terms, and to consummate the transactions contemplated hereby and thereby. This Agreement has been duly executed and delivered by the Company and is, and each of the other Loan Documents to which the Company is party is, a legal, valid and binding obligation of the Company and enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally and subject, as to enforceability, to general principles of equity.

(c) Compliance with Other Loan Documents and Contemplated Transactions. The execution, delivery and performance, in accordance with their respective terms, by the Company of this Agreement, the Notes, and each of the other Loan Documents, and the consummation of the transactions contemplated hereby and thereby, do not (i) require any consent or approval, governmental or otherwise, not already obtained, (ii) violate any Applicable Law respecting the Company, (iii) conflict with, result in a breach of, or constitute a default under the articles of incorporation or by-laws, as amended, of the Company, or under any indenture, agreement, or other instrument, including without limitation the Licenses, to which the Company is a party or by which the Company or its respective properties is bound that is material to the Company and its Subsidiaries on a consolidated basis or (iv) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by the Company or any of the Material Subsidiaries, except for Liens permitted pursuant to Section 7.2 hereof.

(d) Compliance with Law. The Company and its Subsidiaries are in compliance with all Applicable Law, except where the failure to be in compliance therewith would not individually or in the aggregate have a Materially Adverse Effect.

(e) Title to Assets. As of the Effective Date, the Company and its Subsidiaries have good title to, or a valid leasehold interest in, all of their respective assets, except for such exceptions as would not reasonably be expected to have, individually or in the aggregate, a Materially Adverse Effect. None of the properties or assets of the Company or any Material Subsidiary is subject to any Liens, except for Liens permitted pursuant to Section 7.2 hereof.

(f) Litigation. There is no action, suit, proceeding or investigation pending against, or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries or any of their respective properties, including without limitation the Licenses, in any court or before any arbitrator of any kind or before or by any governmental body (including, without limitation, the FCC) that (i) calls into question the validity of this Agreement or any other Loan Document or (ii) as of the Effective Date, would reasonably be expected to have a Materially Adverse Effect, other than as may be disclosed in the public filings of the Company with the Securities and Exchange Commission prior to the Effective Date.

(g) Taxes. All Federal income, other material Federal and material state and other tax returns of the Company and its Material Subsidiaries required by law to be filed have been duly filed and all Federal income, other material Federal and material state and other taxes, including, without limitation, withholding taxes, assessments and other governmental charges or levies required to be paid by the Company or any of its Subsidiaries or imposed upon the Company or any of its Subsidiaries or any of their respective properties, income, profits or assets, which are due and payable, have been paid, except any such taxes (i) (x) the payment of which the Company or any of its Subsidiaries is diligently contesting in good faith by appropriate proceedings, (y) for which adequate reserves in accordance with GAAP have been provided on the books of such Person, and (z) as to which no Lien other than a Lien permitted pursuant to Section 7.2 hereof has attached, or (ii) which may result from audits not yet conducted, or (iii) as to which the failure to pay would not reasonably be expected to have a Materially Adverse Effect.

(h) Financial Statements. As of the Effective Date, the Company has furnished or caused to be furnished to the Administrative Agent the audited financial statements for the Company and its Subsidiaries on a consolidated basis for the fiscal year ended December 31, 2020, and the consolidated balance sheet of the Company and its Subsidiaries as at September 30, 2021, and the related consolidated statements of income and cash flows of the Company and its Subsidiaries for the nine months then ended, duly certified by the chief financial officer of the Company, all of which have been prepared in accordance with GAAP and present fairly, subject, in the case of said balance sheet as at September 30, 2021, and said statements of income and cash flows for the nine months then ended, to year-end audit adjustments and the absence of footnotes, in all material respects the financial position of the Company and its Subsidiaries on a consolidated basis, on and as at such dates and the results of operations for the periods then ended. As of the Effective Date, none of the Company or its Subsidiaries has any liabilities, contingent or otherwise, that are material to the Company and its Subsidiaries on a consolidated basis other than as disclosed in the financial statements referred to in the preceding sentence or in the reports filed by the Company with the Securities and Exchange Commission prior to the Effective Date or the Obligations.

(i) No Material Adverse Change. Other than as may be disclosed in the public filings of the Company with the Securities and Exchange Commission prior to the Effective Date, there has occurred no event since December 31, 2022 which has had or which would reasonably be expected to have a Materially Adverse Effect.

(j) ERISA. The Company and its Subsidiaries and, to the best of their knowledge, their ERISA Affiliates have fulfilled their respective obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and are in compliance in all material respects with the currently applicable provisions of ERISA and the Code except where any failure or non-compliance would not reasonably be expected to result in a Materially Adverse Effect.

(k) Compliance with Regulations U and X. The Company does not own or presently intend to own an amount of “margin stock” as defined in Regulations U and X (12 C.F.R. Parts 221 and 224) of the Board (“margin stock”) representing twenty-five percent (25%) or more of the total assets of the Company, as measured on both a consolidated and unconsolidated basis. Neither the making of the Loans nor the use of proceeds thereof will violate, or be inconsistent with, the provisions of any of the above-mentioned regulations.

(l) Investment Company Act. The Company is not required to register under the provisions of the Investment Company Act of 1940, as amended.

(m) Solvency. As of the Effective Date and after giving effect to the transactions contemplated by the Loan Documents, (i) the assets and property of the Company and its Subsidiaries on a consolidated basis, at a fair valuation, will exceed the total amount of liabilities, including contingent liabilities of the Company and its Subsidiaries on a consolidated basis; (ii) the capital of the Company and its Subsidiaries on a consolidated basis will not be unreasonably small to conduct its business as such business is now conducted and expected to be conducted following the Effective Date; (iii) the Company and its Subsidiaries on a consolidated basis will not have incurred debts, or have intended to incur debts, beyond their ability to pay such debts as they mature; and (iv) the present fair salable value of the assets and property of the Company and its Subsidiaries on a consolidated basis will be greater than the amount that will be required to pay their probable liabilities (including debts) as they become absolute and matured. For purposes of this Section, the amount of contingent liabilities at any time will be computed as the amount that, in light of all the facts and circumstances existing as such time, can reasonably be expected to become an actual or matured liability.

(n) Designated Persons; Sanctions Laws and Regulations. Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any of their respective directors or officers is a Designated Person. The Company, its Subsidiaries and their respective officers and employees and to the knowledge of the Company, its directors, are in compliance with Anti-Corruption Laws and applicable Sanctions Laws and Regulations, in each case, in all material respects.

(o) Beneficial Ownership Certifications. As of the date so delivered, to the best knowledge of the Borrower, the information included in the Beneficial Ownership Certification, if any, provided by the Borrower to any Lender in connection with this Agreement is true and correct in all respects.

Section 4.2 Survival of Representations and Warranties, Etc. All representations and warranties made under this Agreement and any other Loan Document (other than those set forth in Section 4.1(f)(ii) hereof and Section 4.1(i) hereof) shall be deemed to be made, and shall be true and correct in all material respects, except for those representations and warranties that are qualified by materiality or Materially Adverse Effect, which shall be true and correct, at and as of the Effective Date and on the date the making of each Advance or the issuance of a Letter of Credit, except to the extent stated to have been made as of the Effective Date. All representations and warranties made under this Agreement and the other Loan Documents shall survive, and not be waived by, the execution hereof by the Lenders and the Administrative Agent, any investigation or inquiry by any Lender or the Administrative Agent, or the making of any Advance under this Agreement.

ARTICLE 5 - GENERAL COVENANTS

So long as any of the Obligations are outstanding and unpaid or the Lenders have an obligation to fund Advances hereunder or any Issuing Bank has an obligation to issue Letters of Credit hereunder (in each case, whether or not the conditions to borrowing or issuing a Letter of Credit, as applicable, have been or can be fulfilled):

Section 5.1 Preservation of Existence and Similar Matters. Except as permitted under Section 7.3 hereof or to the extent required for the Company or any of its Subsidiaries to maintain its status as a REIT, the Company will, and will cause each of its Subsidiaries to, preserve and maintain its existence, and its material rights, franchises, licenses and privileges in the jurisdiction of its incorporation or formation, including, without limitation, the Licenses and all other Necessary Authorizations, except where the failure to do so would not reasonably be expected to have a Materially Adverse Effect.

Section 5.2 Compliance with Applicable Law. The Company will, and will cause each of its Subsidiaries to comply in all respects with the requirements of all Applicable Law, except when the failure to comply therewith would not reasonably be expected to have a Materially Adverse Effect.

Section 5.3 Maintenance of Properties. The Company will, and will cause each of its Subsidiaries to, maintain or cause to be maintained in the ordinary course of business in good repair, working order and condition (reasonable wear and tear excepted) all properties then used or useful in their respective businesses (whether owned or held under lease) that, individually or in the aggregate, are material to the conduct of the business of the Company and its Subsidiaries on a consolidated basis, except where the failure to maintain would not reasonably be expected to have a Materially Adverse Effect.

Section 5.4 Accounting Methods and Financial Records. The Company will, and will cause each of its Subsidiaries on a consolidated and consolidating basis to, maintain a system of accounting established and administered in accordance with generally accepted accounting principles, keep adequate records and books of account in which complete entries will be made in accordance with generally accepted accounting principles and reflecting all transactions required to be reflected by generally accepted accounting principles, and keep accurate and complete records of their respective properties and assets.

Section 5.5 Insurance. The Company will, and will cause each Material Subsidiary to, maintain insurance (including self-insurance) with respect to its properties and business that are material to the conduct of the business of the Company and its Subsidiaries on a consolidated basis from responsible companies in such amounts and against such risks as are customary for companies engaged in the same or similar business, with all premiums thereon to be paid by the Company and the Material Subsidiaries.

Section 5.6 Payment of Taxes and Claims. The Company will, and will cause each of its Subsidiaries to, pay and discharge all Federal income, other material Federal and material state and other material taxes required to be paid by them or imposed upon them or their income or profits or upon any properties belonging to them, prior to the date on which penalties attach thereto, which, if unpaid, might become a Lien or charge upon any of their properties (other than Liens permitted pursuant to Section 7.2 hereof); provided, however, that no such tax, assessment, charge, levy or claim need be paid which is being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on the appropriate books or where the failure to pay would not reasonably be expected to have a Materially Adverse Effect.

Section 5.7 Visits and Inspections. The Company will, and will cause each Material Subsidiary to, permit representatives of the Administrative Agent and any of the Lenders, upon reasonable notice, to (a) visit and inspect the properties of the Company or any Material Subsidiary during business hours, (b) inspect and make extracts from and copies of their respective books and records, and (c) discuss with their respective principal officers and accountants (with representatives of the Company participating in such discussions with their accountants) their respective businesses, assets, liabilities, financial positions, results of operations and business prospects, all at such reasonable times and as often as reasonably requested.

Section 5.8 Use of Proceeds. The Borrower will use the aggregate proceeds of all Advances made on or after the Effective Date for working capital needs, to finance acquisitions and other general corporate purposes of the Borrower and its Subsidiaries (including, without limitation, to purchase issued and outstanding Ownership Interests of the Borrower).

Section 5.9 Maintenance of REIT Status. The Company will, at all times, conduct its affairs in a manner so as to continue to qualify as a REIT and elect to be treated as a REIT under all Applicable Laws, rules and regulations until such time as the board of directors of the Company deems it in the best interests of the Company and its stockholders not to remain qualified as a REIT.

Section 5.10 Senior Credit Facility. If the provisions of Articles 7 (Negative Covenants) and/or 8 (Default) (and the definitions of defined terms used therein) of any of the Existing Credit Agreements are proposed to be amended or otherwise modified in a manner that is more restrictive from the Company’s perspective (a “Restrictive Change”), the Company covenants and agrees that it shall (a) provide the Lenders with written notice describing such proposed Restrictive Change promptly and in any event prior to the effectiveness of such Restrictive Change, and (b) upon fifteen (15) Business Days prior written notice from the Majority Lenders requesting that such Restrictive Change be effected with respect to this Agreement, take such steps as are necessary to effect a Restrictive Change with respect to this Agreement that is acceptable to the Majority Lenders and the Company; provided, that, in the event the Company fails to effect such equivalent Restrictive Change within such fifteen (15) Business Day period, then, such Restrictive Change to such Existing Credit Agreement shall automatically be applied to this Agreement; provided, further that (i) no default or event of default would occur solely by reason of such amendment to this Agreement or any other debt agreement of the Company, and (ii) such Restrictive Change shall not be made if doing so would cause the Company to fail to maintain, or prevent it from being able to elect, REIT status. Notwithstanding the foregoing, any such Restrictive Change made to this Agreement hereunder shall remain in effect until such time as such Existing Credit Agreement has matured or otherwise been terminated, at which point, unless the Company’s Debt Ratings (or their related outlooks) have declined since the date this Agreement was executed, the Administrative Agent, Lenders and the Company will take such steps as are necessary to amend this Agreement to remove entirely any such amendments made under this Section 5.12 to this Agreement; provided, however, that in the event that (A) the applicable Existing Credit Agreement has matured or otherwise been terminated, and (B) the Company’s Debt Ratings (or their related outlooks) have declined since the date this Agreement was executed, the Administrative Agent, the Lenders and the Company shall negotiate in good faith to modify such Restrictive Change with respect to its application for the remainder of this Agreement.

ARTICLE 6 - INFORMATION COVENANTS

So long as any of the Obligations are outstanding and unpaid or the Lenders have an obligation to fund Advances hereunder or any Issuing Bank has an obligation to issue Letters of Credit hereunder (in each case, whether or not the conditions to borrowing or to issuing a Letter of Credit, as applicable, have been or can be fulfilled), the Company will furnish or cause to be furnished to the Administrative Agent (with the Administrative Agent to make the same available to the Lenders) at its office:

Section 6.1 Quarterly Financial Statements and Information. Within forty-five (45) days after the last day of each of the first three (3) quarters of each fiscal year of the Company, the consolidated balance sheet of the Company and its Subsidiaries at the end of such quarter and as of the end of the preceding fiscal year, and the related consolidated statement of operations and the related consolidated statement of cash flows of the Company and its Subsidiaries for such quarter and for the elapsed portion of the year ended with the last day of such quarter, which shall set forth in comparative form such figures as at the end of and for such quarter and appropriate prior period and shall be certified by the chief financial officer of the Company to have been prepared in accordance with generally accepted accounting principles and to present fairly in all material respects the consolidated financial position of the Company and its Subsidiaries as at the end of such period and the results of operations for such period, and for the elapsed portion of the year ended with the last day of such period, subject only to normal year-end and audit adjustments; provided that in the event of any change in generally accepted accounting principles used in the preparation of such financial statements, the Company shall also provide, if necessary for the determination of compliance with Section 7.5 and 7.6, a statement of reconciliation conforming such financial statements to GAAP; provided, further, that notwithstanding anything to the contrary in this Section 6.1, no financial statements delivered pursuant to this Section 6.1 shall be required to include footnotes.

Section 6.2 Annual Financial Statements and Information. As soon as available, but in any event not later than the earlier of (a) the date such deliverables are required (if at all) by the Securities and Exchange Commission and (b) one hundred twenty (120) days after the end of each fiscal year of the Company, the audited consolidated balance sheet of the Company and its Subsidiaries as of the end of such fiscal year and the related audited consolidated statement of operations for such fiscal year and for the previous fiscal year, the related audited consolidated statements of cash flow and stockholders’ equity for such fiscal year and for the previous fiscal year, which shall be accompanied by an opinion of Deloitte & Touche, LLP, or other independent certified public accountants of recognized national standing reasonably acceptable to the Administrative Agent, together with a statement of such accountants (unless the giving of such statement is contrary to accounting practice for the continuing independence of such accountant) that in connection with their audit, nothing came to their attention that caused them to believe that the Company was not in compliance with Sections 7.5 and 7.6 hereof insofar as they relate to accounting matters; provided that in the event of any change in generally accepted accounting principles used in the preparation of such financial statements, the Company shall also provide, if necessary for the determination of compliance with Section 7.5 and 7.6 a statement of reconciliation conforming such financial statements to GAAP.

Section 6.3 Performance Certificates. At the time the financial statements are furnished pursuant to Sections 6.1 and 6.2 hereof, a certificate of the president, chief financial officer or treasurer of the Company as to the financial performance of the Company and its Subsidiaries on a consolidated basis, in substantially the form attached hereto as Exhibit E:

(a) setting forth as and at the end of such quarterly period or fiscal year, as the case may be, the arithmetical calculations required to establish whether or not the Company was in compliance with Sections 7.5 and 7.6 hereof; and

(b) stating that, to the best of his or her knowledge, no Default has occurred and is continuing as at the end of such quarterly period or year, as the case may be, or, if a Default has occurred, disclosing each such Default and its nature, when it occurred, whether it is continuing and the steps being taken by the Company with respect to such Default.

Section 6.4 Copies of Other Reports.

(a) Promptly upon receipt thereof, copies of the management letter prepared in connection with the annual audit referred to in Section 6.2 hereof.

(b) Promptly upon receipt thereof, copies of any adverse notice or report regarding any License that would reasonably be expected to have a Materially Adverse Effect.

(c) From time to time and promptly upon each request, such data, certificates, reports, statements, documents or further information regarding the business, assets, liabilities, financial position, projections, results of operations or business prospects of the Company and its Subsidiaries, as the Administrative Agent or any Lender may reasonably request.

(d) Promptly after the sending thereof, copies of all statements, reports and other information which the Company sends to public security holders of the Company generally or publicly files with the Securities and Exchange Commission, but solely in the event that any such statement, report or information has not been made publicly available by the

Securities and Exchange Commission on the EDGAR or similar system or by the Company on its internet website.

Section 6.5 Notice of Litigation and Other Matters. Unless previously disclosed in the public filings of the Company with the Securities and Exchange Commission, notice specifying the nature and status of any of the following events, promptly, but in any event not later than fifteen (15) days after the occurrence of any of the following events becomes known to the Company:

(a) the commencement of all proceedings and investigations by or before any governmental body and all actions and proceedings in any court or before any arbitrator against the Company or any of its Subsidiaries or, to the extent known to the Company, threatened in writing against the Company or any of its Subsidiaries, which would reasonably be expected to have a Materially Adverse Effect;

(b) any material adverse change with respect to the business, assets, liabilities, financial position, results of operations or business prospects of the Company and its Subsidiaries, taken as a whole, other than changes which have not had and would not reasonably be expected to have a Materially Adverse Effect and other than changes in the industry in which the Company or any of its Subsidiaries operates or the economy or business conditions in general;

(c) any Default, giving a description thereof and specifying the action proposed to be taken with respect thereto; and

(d) the commencement or threatened commencement of any litigation regarding any Plan or naming it or the trustee of any such Plan with respect to such Plan or any action taken by the Company or any of its Subsidiaries or any ERISA Affiliate of the Company to withdraw or partially withdraw from any Plan or to terminate any Plan, that in each case would reasonably be expected to have a Materially Adverse Effect.

Section 6.6 Certain Electronic Delivery; Public Information. Documents required to be delivered pursuant to this Section 6 (to the extent any such documents are included in materials otherwise filed with the Securities and Exchange Commission) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Company posts such documents, or provides a link thereto on the Company’s website on the Internet at the website address listed on Schedule 5; or (ii) on which such documents are posted on the Company’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that the Administrative Agent shall receive notice (by telecopier or electronic mail) of the posting of any such documents and shall be provided access (by electronic mail) to electronic versions (i.e., soft copies) of such documents.

The Company hereby acknowledges that (a) the Administrative Agent will make available to the Lenders and the Issuing Banks materials and/or information provided by or on behalf of the Company hereunder (collectively, the “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (b)

certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Company or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. The Company hereby agrees that (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Company shall be deemed to have authorized the Administrative Agent, the Issuing Banks and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to the Company or its securities for purposes of United States federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute confidential information, they shall be treated as set forth in Section 12.19); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (z) the Administrative Agent and the Joint Lead Arrangers shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.” Notwithstanding the foregoing, the Company shall be under no obligation to mark any Borrower Materials “PUBLIC.”

Section 6.7 Know Your Customer Information. Upon a merger or consolidation pursuant to Section 7.3(b), the Company or the surviving corporation into which the Company is merged or consolidated shall deliver for the benefit of the Lenders, the Issuing Banks and the Administrative Agent, such other documents as may reasonably be requested in connection with such merger or consolidation, including, without limitation, information in respect of “know your customer” and similar requirements, an incumbency certificate and an opinion of nationally recognized independent counsel, or other independent counsel reasonably satisfactory to the Majority Lenders, to the effect that all agreements or instruments effecting the assumption of the Obligations of the Company under the Notes, this Agreement and the other Loan Documents pursuant to the terms of Section 7.3(b) are enforceable in accordance with their terms and comply with the terms hereof.

Section 6.8 Additional Requested Information. Promptly upon request, information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act and the Beneficial Ownership Regulation.

ARTICLE 7 - NEGATIVE COVENANTS

So long as any of the Obligations are outstanding and unpaid or the Lenders have an obligation to fund Advances hereunder or any Issuing Bank has an obligation to issue Letters of Credit hereunder (in each case, whether or not the conditions to borrowing or to issuing a Letter of Credit, as applicable, have been or can be fulfilled):

Section 7.1 Indebtedness; Guaranties of the Company and its Subsidiaries. The Company shall not, and shall not permit any of its Subsidiaries to, create, assume, incur or otherwise become or remain obligated in respect of, or permit to be outstanding, any Indebtedness (including, without limitation, any Guaranty) except:

(a) Indebtedness existing on the date hereof and disclosed in the public filings of the Company with the Securities and Exchange Commission and any refinancing, extensions, renewals and replacements (including through open market purchases and tender offers) of any such Indebtedness that do not (i) increase the outstanding principal amount and any existing commitments not utilized thereunder, or accreted value thereof (or, in the case of open market purchases and tender offers, exceed the current market value thereof) plus any accrued interest thereon, the amount of any premiums and any costs and expenses incurred to effect such refinancing, extension, renewal or replacement, (ii) result in an earlier maturity date or decrease the weighted average life thereof or (iii) change the direct or any contingent obligor with respect thereto;

(b) Indebtedness owed to the Company or any of its Subsidiaries;

(c) Indebtedness existing at the time a Subsidiary of the Company (not having previously been a Subsidiary) (i) becomes a Subsidiary of the Company or (ii) is merged or consolidated with or into a Subsidiary of the Company and any refinancing, extensions, renewals and replacements (including through open market purchases and tender offers) of any such Indebtedness that do not (x) increase the outstanding principal amount, including any existing commitments not utilized thereunder, or accreted value thereof (or, in the case of open market purchases and tender offers, exceed the current market value thereof) plus any accrued interest thereon, the amount of any premiums and any costs and expenses incurred to effect such refinancing, extension, renewal or replacement or (y) result in an earlier maturity date or decrease the weighted average life thereof; provided that such Indebtedness is not created in contemplation of such merger or consolidation;

(d) Indebtedness secured by Permitted Liens;

(e) Capitalized Lease Obligations;

(f) obligations under Hedge Agreements; provided that such Hedge Agreements shall not be speculative in nature;

(g) Indebtedness of Subsidiaries of the Company, so long as (i) no Default exists or would be caused thereby and (ii) the principal outstanding amount of such Indebtedness at the time of its incurrence does not exceed (when taken together with the principal outstanding amount at such time of Indebtedness incurred under Section 7.1(i) hereof (or portion thereof) that is guaranteed by any Subsidiary of the Company), in the aggregate, the greater of (x) $3,500,000,000 and (y) fifty percent (50%) of Adjusted EBITDA of the Company and its Subsidiaries on a consolidated basis as of the last day of the most recently completed fiscal quarter;

(h) Indebtedness under (i) each Existing ABS Facility and (ii) any additional ABS Facilities entered into by the Company or any of its Subsidiaries (including any increase of any Existing ABS Facility) so long as, in each case after giving pro forma effect to such ABS Facility, the Company is in compliance with Sections 7.5 and 7.6 hereof;

(i) Indebtedness under the Loan Documents and (ii) other Indebtedness of the Company so long as, in each case after giving pro forma effect to such other Indebtedness, the Company is in compliance with Sections 7.5 and 7.6 hereof;

(j) Guaranties by the Company of any of the foregoing except for the Indebtedness set forth under Section 7.1(h) hereof;

(k) Guaranties by any Subsidiary of the Company of any of the foregoing except for the Indebtedness set forth under Section 7.1(h) hereof; provided that there shall be no prohibition against Guaranties by any Subsidiaries of the Company that (i) are special purposes entities directly involved in any ABS Facilities and (ii) have no material assets other than the direct or indirect Ownership Interests in special purpose entities directly involved in such ABS Facilities; provided further that the principal outstanding amount of any Indebtedness set forth in Section 7.1(i) hereof (or portion thereof) that is guaranteed by any Subsidiary of the Company shall not exceed (when taken together with the principal outstanding amount at such time of Indebtedness incurred under Section 7.1(g) hereof), in the aggregate, the greater of (x) $3,000,000,000 and (y) fifty percent (50%) of Adjusted EBITDA of the Company and its Subsidiaries on a consolidated basis as of the last day of the most recently completed fiscal quarter;

(l) In respect of Subsidiaries of the Company that are owned by the Company and one or more joint venture partners, Indebtedness of such Subsidiaries owed to such joint venture partners; and

(m) Unsecured Indebtedness incurred by the Borrower to finance all or a portion of the Specified Merger.

For purposes of determining compliance with this Section 7.1, (A) if an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described above, the Company, in its sole discretion, shall classify such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of such clauses, although the Company may divide and classify an item of Indebtedness in one or more of the types of Indebtedness and may later re-divide or reclassify all or a portion of such item of Indebtedness in any manner that complies with this Section 7.1 and (B) the amount of Indebtedness issued at a price that is less than the principal amount thereof shall be equal to the amount of the liability in respect thereof determined in conformity with GAAP.

Section 7.2 Limitation on Liens. The Company shall not, and shall not permit any of its Subsidiaries to, create, assume, incur or permit to exist or to be created, assumed, incurred or permitted to exist, directly or indirectly, any Lien on any of its properties or assets, whether now owned or hereafter acquired, except for (i) Liens securing the Obligations (if any), (ii) Permitted Liens, and (iii) Liens securing Indebtedness permitted under Section 7.1(a) (but only if and to the extent such Indebtedness (or the Indebtedness which was refinanced, extended, renewed or replaced) is secured as of the date hereof), Section 7.1(c) (but only if and to the extent such Indebtedness (or the Indebtedness which was refinanced, extended, renewed or replaced) is secured as of the date the Subsidiary that incurred such Indebtedness became a Subsidiary of the Company), Section 7.1(g), Section 7.1(h) or Section 7.1(k).

Section 7.3 Liquidation, Merger or Disposition of Assets.

(a) Disposition of Assets. The Company shall not, and shall not permit any of its Subsidiaries to, at any time sell, lease, abandon, or otherwise dispose of any assets (other than assets disposed of in the ordinary course of business), except for (i) the transfer of assets among the Company and its Subsidiaries (excluding Subsidiaries of such Persons described in clause (b) of the definition of “Subsidiary” if the requirements of clause (a) thereof are not otherwise met) or the transfer of assets between or among the Company’s Subsidiaries (excluding Subsidiaries of such Persons described in clause (b) of the definition of “Subsidiary” if the requirements of clause (a) thereof are not otherwise met), (ii) the transfer of assets by the Company or any of its Subsidiaries to Unrestricted Subsidiaries representing an amount not to exceed, in any given fiscal year, fifteen percent (15%) of Adjusted EBITDA of the Company and its Subsidiaries on a consolidated basis as of the last day of the immediately preceding fiscal year, but in aggregate for the period commencing on the Effective Date and ending of the date of such transfer, not more than twenty-five percent (25%) of Adjusted EBITDA of the Company and its Subsidiaries on a consolidated basis as of the last day of the fiscal year immediately preceding the date of such transfer, or (iii) the disposition of assets for fair market value so long as no Default exists or will be caused to occur as a result of such disposition; provided that, in respect of this clause (iii), the fair market value of all such assets disposed of by the Company and its Subsidiaries during any fiscal year shall not exceed fifteen percent (15%) of Consolidated Total Assets as of the last day of the immediately preceding fiscal year. For the avoidance of doubt, cash and cash equivalents shall not be considered assets subject to the provisions of this Section 7.3(a).

(b) Liquidation or Merger. The Company shall not, at any time, liquidate or dissolve itself (or suffer any liquidation or dissolution) or otherwise wind up, or enter into any merger or consolidation, other than (i) a merger or consolidation among the Company and one or more of its Subsidiaries; provided, however, that the Company is the surviving Person, (ii) in connection with an Acquisition permitted hereunder effected by a merger in which the Company is the surviving Person, or (iii) a merger or consolidation (including, without limitation, in connection with an Acquisition permitted hereunder) among the Company on the one hand, and any other Person (including, without limitation, an Affiliate), on the other hand, where the surviving Person (if other than the Company) (A) is a corporation, partnership, or limited liability company organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and (B) on the effective date of such merger or consolidation expressly assumes, by supplemental agreement, executed and delivered to the Administrative Agent, for itself and on behalf of the Lenders and the Issuing Banks, in form and substance reasonably satisfactory to the Majority Lenders, all the Obligations of the Company under the Notes, this Agreement and the other Loan Documents; provided, however, that, in each case, no Default exists or would be caused thereby.

Section 7.4 Restricted Payments. The Company shall not, and shall not permit any of its Subsidiaries to, make any Restricted Payments; provided, however that the Company and its Subsidiaries may make any Restricted Payments so long as no Default exists or would be caused thereby, and, provided, further that, (a) for so long as the Company is a REIT, during the continuation of a Default, the Company and its Subsidiaries may make any Restricted Payments provided they do not exceed in the aggregate for any four consecutive fiscal quarters of the

Company occurring from and after March 31, 2013, (i) 95% of Funds From Operations for such four fiscal quarter period, or (ii) such greater amount as may be required to comply with Section 5.9 or to avoid the imposition of income or excise taxes on the Company, and (b) the Company may make any Restricted Payment required to comply with Section 5.9, including, for the avoidance of doubt, any Restricted Payment necessary to satisfy the requirements of section 857(a)(2)(B) of the Code, or any successor provision., or to avoid the imposition of any income or excise taxes.

Section 7.5 Senior Secured Leverage Ratio. As of the end of each fiscal quarter, the Company shall not permit the ratio of (i) Senior Secured Debt on such calculation date to (ii) Adjusted EBITDA, as of the last day of such fiscal quarter, to be greater than 3.00 to 1.00.

Section 7.6 Total Company Leverage Ratio. As of the end of each fiscal quarter, the Company shall not permit the ratio of (a) Total Debt on such calculation date to (b) Adjusted EBITDA, as of the last day of such fiscal quarter to be greater than 6.00 to 1.00; provided that in lieu of the foregoing, for any such date occurring after a Qualified Acquisition (as defined below) and on or prior to the last day of the fourth full fiscal quarter of the Company after the consummation of such Qualified Acquisition, the Company will not permit such ratio as of such date to exceed 7.50 to 1.00; provided that the above step-up will be available only if during the immediately preceding quarter such step-up did not apply.

“Qualified Acquisition” shall mean an Acquisition by the Company or any Subsidiary which has been designated to the Lenders by an authorized officer of the Company as a “Qualified Acquisition” so long as, on a pro forma basis after giving effect to such Acquisition, the ratio of Total Debt to Adjusted EBITDA as of the last day of the most recently ended fiscal quarter of the Company (for which financial statements have been delivered pursuant to Section 6.1 or 6.2) prior to such acquisition would be no less than 5.50 to 1.00; provided that (i) no such designation may be made with respect to any Acquisition prior to the end of the fourth full fiscal quarter following the completion of the most recently consummated Qualified Acquisition unless the ratio of Total Debt to Adjusted EBITDA as of the last day of the most recently ended fiscal quarter of the Company (for which financial statements have been delivered pursuant to Section 6.1 or 6.2) prior to the consummation of such Acquisition was no greater than 6.00 to 1.00 and (ii) the aggregate consideration for such Acquisition (including the aggregate principal amount of any Indebtedness assumed thereby) is equal to or greater than $850,000,000.

Section 7.7 [Reserved].

Section 7.8 Affiliate Transactions. Except (i) as specifically provided herein (including, without limitation, Sections 7.1, 7.3 and 7.4 hereof), (ii) investments of cash and cash equivalents in Unrestricted Subsidiaries, and (iii) as may be disclosed in the public filings of the Company with the Securities and Exchange Commission prior to the Effective Date, the Company shall not, and shall not permit any of its Subsidiaries to, at any time engage in any transaction with an Affiliate, other than between or among the Company and/or any Subsidiaries of the Company or in the ordinary course of business, or make an assignment or other transfer of any of its properties or assets to any Affiliate, in each case on terms less advantageous in any material respect to the Company or such Subsidiary than would be the case if such transaction had been effected with a non-Affiliate.

Section 7.9 Restrictive Agreements. The Company shall not, nor shall the Company permit any of its Material Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon the ability of any Material Subsidiary of the Company to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to the Company or any other Material Subsidiary of the Company; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by Applicable Law or by any Loan Document, (ii) the foregoing shall not apply to restrictions and conditions contained in agreements relating to the sale of a Material Subsidiary of the Company pending such sale; provided that such restrictions and conditions apply only to the Material Subsidiary that is to be sold and such sale is permitted hereunder, (iii) the foregoing shall not apply to restrictions and conditions contained in any instrument governing Indebtedness or Ownership Interests of a Person acquired by the Company or any of its Material Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred, or such Ownership Interests were issued, in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the property or assets of the Person so acquired, and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of those instruments; provided that the encumbrances or restrictions contained in any such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings, taken as whole, are not materially more restrictive than the encumbrances or restrictions contained in instruments as in effect on the date of acquisition, (iv) the foregoing shall not apply to restrictions and conditions on cash or other deposits or net worth imposed by customers or lessors under contracts or leases entered into in the ordinary course of business, (v) the foregoing shall not apply to restrictions and conditions imposed on the transfer of copyrighted or patented materials or other intellectual property and customary provisions in agreements that restrict the assignment of such agreements or any rights thereunder, (vi) the foregoing shall not apply to restrictions and conditions imposed by contracts or leases entered into in the ordinary course of business by the Company or any of its Material Subsidiaries with such Person’s customers, lessors or suppliers and (vii) the foregoing shall not apply to restrictions and conditions imposed upon the “borrower”, “issuer”, “guarantor”, “pledgor” or “lender” entities under ABS Facilities permitted under Section 7.1(h) hereof or which arise in connection with any payment default regarding Indebtedness otherwise permitted under Section 7.1 hereof.

Section 7.10 Use of Proceeds. The Company shall not, nor shall the Company permit any of its Subsidiaries to, use the proceeds of any Loan or Letter of Credit directly, or to the Company’s knowledge indirectly, to fund any operations in, finance any investments or activities in, or make any payments to a Designated Person or a Sanctioned Country, in material violation of Anti-Corruption Laws or in any manner that would result in the violation by any party hereto of any Sanctions Laws and Regulations.

ARTICLE 8 - DEFAULT

Section 8.1 Events of Default. Each of the following shall constitute an Event of Default, whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment or order of any court or any order, rule or regulation of any governmental or non-governmental body:

(a) any representation or warranty made under this Agreement shall prove to be incorrect in any material respect when made or deemed to be made pursuant to Section 4.2 hereof;

(b) the Company shall default in the payment of (i) any interest hereunder or under any of the Notes or fees or other amounts payable to the Lenders and the Administrative Agent under any of the Loan Documents, or any of them, when due, and such Default shall not be cured by payment in full within five (5) Business Days from the due date or (ii) any principal hereunder or under any of the Notes when due;

(c) the Company or any Material Subsidiary, as applicable, shall default in the performance or observance of any agreement or covenant contained in Sections 5.1 (as to the existence of the Company), 5.8, 5.10, 7.1, 7.2, 7.3, 7.4, 7.5, 7.6 and 7.9 hereof;

(d) the Company or any of its Subsidiaries, as applicable, shall default in the performance or observance of any other agreement or covenant contained in this Agreement not specifically referred to elsewhere in this Section 8.1, and such default shall not be cured within a period of thirty (30) days (or with respect to Sections 5.3, 5.4, 5.5, 5.6, 6.4, 6.5 and 7.8 hereof, such longer period not to exceed sixty (60) days if such default is curable within such period and the Company is proceeding in good faith with all diligent efforts to cure such default) from the later of (i) occurrence of such Default and (ii) the date on which such Default became known to the Company;

(e) there shall occur any default in the performance or observance of any agreement or covenant or breach of any representation or warranty contained in any of the Loan Documents (other than this Agreement or as otherwise provided in this Section 8.1) by the Company, which shall not be cured within a period of thirty (30) days (or such longer period not to exceed sixty (60) days if such default is curable within such period and the Company is proceeding in good faith with all diligent efforts to cure such default) from the date on which such default became known to the Company;

(f) there shall be entered and remain unstayed a decree or order for relief in respect of the Company or any Material Subsidiary Group under Title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable Federal or state bankruptcy law or other similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or similar official of the Company or any Material Subsidiary Group, or of any substantial part of their respective properties, or ordering the winding-up or liquidation of the affairs of the Company or any Material Subsidiary Group; or an involuntary petition shall be filed against the Company or any Material Subsidiary Group, and (i) such petition shall not be diligently contested, or (ii) any such petition shall continue undismissed or unstayed for a period of ninety (90) consecutive days;

(g) the Company or any Material Subsidiary Group shall file a petition, answer or consent seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable Federal or state bankruptcy law or other similar law, or the Company or any Material Subsidiary Group shall consent to the institution of proceedings thereunder or to the filing of any such petition or to the appointment or taking of possession of a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Company or any Material Subsidiary Group or of any substantial part of their respective properties, or the Company or any Material Subsidiary Group shall fail generally to pay their respective debts as they become due or shall be adjudicated insolvent; or the Company or any Material Subsidiary Group shall take any action in furtherance of any such action;

(h) a judgment not covered by insurance or indemnification, where the indemnifying party has agreed to indemnify and is financially able to do so, shall be entered by any court against the Company or any Material Subsidiary Group for the payment of money which exceeds singly, or in the aggregate with other such judgments, $600,000,000, or a warrant of attachment or execution or similar process shall be issued or levied against property of the Company or any Material Subsidiary Group which, together with all other such property of the Company or any Material Subsidiary Group subject to other such process, exceeds in value $600,000,000 in the aggregate, and if, within thirty (30) days after the entry, issue or levy thereof, such judgment, warrant or process shall not have been paid or discharged or stayed pending appeal or removed to bond, or if, after the expiration of any such stay, such judgment, warrant or process, shall not have been paid or discharged or removed to bond;

(i) except to the extent that would not reasonably be expected to have a Materially Adverse Effect collectively or individually, (i) there shall be at any time any “accumulated funding deficiency,” as defined in ERISA or in Section 412 of the Code, with respect to any Plan maintained by the Company, any of its Subsidiaries or any ERISA Affiliate, or to which the Company, any of its Subsidiaries or any ERISA Affiliate has any liabilities, or any trust created thereunder; (ii) a trustee shall be appointed by a United States District Court to administer any such Plan; (iii) PBGC shall institute proceedings to terminate any such Plan; (iv) the Company, any of its Subsidiaries or any ERISA Affiliate shall incur any liability to PBGC in connection with the termination of any such Plan; or (v) any Plan or trust created under any Plan of the Company, any of its Subsidiaries or any ERISA Affiliate shall engage in a “prohibited transaction” (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) which would subject any such Plan, any trust created thereunder, any trustee or administrator thereof, or any party dealing with any such Plan or trust to material tax or penalty on “prohibited transactions” imposed by Section 502 of ERISA or Section 4975 of the Code;

(j) there shall occur (i) any acceleration of the maturity of any Indebtedness ~~of~~(other than Indebtedness owed (x) to the Company or (y) to any of its Subsidiaries or Affiliates the accounts of which are consolidated with those of the Company in its consolidated financial statements referenced in Sections 6.1 and 6.2) of the Company or any Material Subsidiary in an aggregate principal amount exceeding $600,000,000, or, as a result of a failure to comply with the terms thereof, such Indebtedness shall otherwise have become due and payable prior to its scheduled maturity; or (ii) any failure to make any payment when due (after any applicable grace period) with respect to any Indebtedness (other than Indebtedness owed (x) to the Company or (y) to any of its Subsidiaries or Affiliates the accounts of which are consolidated with those of the Company in its consolidated financial statements referenced in

Sections 6.1 and 6.2) of the Company or any Material Subsidiary (other than the Obligations) in an aggregate principal amount exceeding $600,000,000;

(k) any material Loan Document or any material provision thereof, shall at any time and for any reason be declared by a court of competent jurisdiction to be null and void, or a proceeding shall be commenced by the Company seeking to establish the invalidity or unenforceability thereof (exclusive of questions of interpretation of any provision thereof), or the Company shall deny that it has any liability or obligation for the payment of principal or interest purported to be created under any Loan Document (other than in accordance with its terms); or

(l) there shall occur any Change of Control.

Section 8.2 Remedies.

(a) If an Event of Default specified in Section 8.1 (other than an Event of Default under Section 8.1(f) or (g) hereof) shall have occurred and shall be continuing, the Administrative Agent, at the request of the Majority Lenders but subject to Section 9.3 hereof, shall (i) (A) terminate the Revolving Loan Commitments and/or (B) declare the principal of and interest on the Loans and the Notes, if any, and all other amounts owed to the Lenders, the Issuing Banks and the Administrative Agent under this Agreement, the Notes and any other Loan Documents to be forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything in this Agreement, the Notes or any other Loan Document to the contrary notwithstanding, and the Revolving Loan Commitments shall thereupon forthwith terminate, and (ii) require the Company to, and the Company shall thereupon, deposit in an interest bearing account with the Administrative Agent, as Cash Collateral for the Obligations, an amount equal to the maximum amount currently or at any time thereafter available to be drawn on all outstanding Letters of Credit in accordance with Section 2.15.

(b) Upon the occurrence and continuance of an Event of Default specified in Section 8.1(f) or (g) hereof, all principal, interest and other amounts due hereunder and under the Notes, and all other Obligations, shall thereupon and concurrently therewith become due and payable and the Revolving Loan Commitments shall forthwith terminate and the principal amount of the Loans outstanding hereunder shall bear interest at the Default Rate, and the Company shall thereupon forthwith deposit in an interest bearing account with the Administrative Agent, as Cash Collateral for the Obligations, an amount equal to the maximum amount currently or at any time thereafter available to be drawn on all outstanding Letters of Credit in accordance with Section 2.15, all without any action by the Administrative Agent, the Lenders, the Majority Lenders, the Issuing Banks, or any of them, and without presentment, demand, protest or other notice of any kind, all of which are expressly waived, anything in this Agreement or in the other Loan Documents to the contrary notwithstanding.

(c) Upon acceleration of the Loans, as provided in Section 8.2(a) or hereof, the Administrative Agent, the Issuing Banks and the Lenders shall have all of the post-default rights granted to them, or any of them, as applicable under the Loan Documents and under Applicable Law.

(d) The rights and remedies of the Administrative Agent, the Issuing Banks and the Lenders hereunder shall be cumulative, and not exclusive.

(e) In the event that the Administrative Agent establishes a cash collateral account as contemplated by this Section 8.2, the Administrative Agent shall invest all funds in demand deposit bank accounts in U.S. financial institutions that are either member banks of the Federal Reserve system or state-chartered banks regulated by the FDIC. The Company hereby acknowledges and agrees that any interest earned on such funds shall be retained by the Administrative Agent as additional collateral for the Obligations. Upon satisfaction in full of all Obligations and the termination of the Commitments, the Administrative Agent shall pay any amounts then held in such account to the Company.

Section 8.3 Payments Subsequent to Declaration of Event of Default. Subsequent to the acceleration of the Loans under Section 8.2 hereof, payments and prepayments (but, for the avoidance of doubt, not Cash Collateral) under this Agreement made to the Administrative Agent, the Issuing Banks and the Lenders or otherwise received by any of such Persons shall be paid over to the Administrative Agent (if necessary) and distributed by the Administrative Agent as follows: first, to the Administrative Agent’s, Lenders’ and Issuing Banks’ reasonable costs and expenses, if any, incurred in connection with the collection of such payment or prepayment, including, without limitation, all amounts under Section 12.2(b) hereof; second, to the Administrative Agent and the Issuing Banks for any fees hereunder or under any of the other Loan Documents then due and payable; third, to the Lenders pro rata on the basis of their respective unpaid principal amounts (except as provided in Section 2.2(e) hereof), for the payment of any unpaid interest which may have accrued on the Obligations and any fees hereunder or under any of the other Loan Documents then due and payable; fourth, to the Lenders pro rata until all Loans have been paid in full and participations in the Letters of Credit purchased by the Lenders pursuant to Section 2.13(d) hereof shall be paid on a pro rata basis with the Loans), for the payment of the Loans (including the aforementioned obligations under Hedge Agreements and participations in the Letters of Credit); fifth, to the Lenders pro rata on the basis of their respective unpaid amounts, for the payment of any other unpaid Obligations; and sixth, to the Company or as otherwise required by Applicable Law.

ARTICLE 9 - THE ADMINISTRATIVE AGENT

Section 9.1 Appointment and Authorization. Each of the Lenders and the Issuing Banks hereby irrevocably appoints Toronto Dominion (Texas) LLC to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the Issuing Banks, and the Borrower shall not have rights as a third party beneficiary of any of such provisions.

Section 9.2 Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Company or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

Section 9.3 Exculpatory Provision. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Administrative Agent:

(a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Majority Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or Applicable Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any debtor relief law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any debtor relief law; and

(c) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Company or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Majority Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 12.12 and 8.2) or (ii) in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent by the Company, a Lender, the Swingline Lender or an Issuing Bank.

The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article 3 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

Section 9.4 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an Issuing Bank, the Administrative Agent may presume that such condition is satisfactory to such Lender or such Issuing Bank unless the Administrative Agent shall have received notice to the contrary from such Lender or such Issuing Bank prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Company), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

Section 9.5 Resignation of Administrative Agent. (a) The Administrative Agent may at any time give notice of its resignation to the Lenders, the Issuing Banks and the Company. Upon receipt of any such notice of resignation, the Majority Lenders shall have the right to appoint a successor, which shall (i) be a bank with (A) an office in the United States, or an Affiliate of a bank with an office in the United States, and (B) combined capital and reserves in excess of $250,000,000 (clauses (A) and (B) together, the “Agent Qualifications”) and (ii) so long as no Event of Default is continuing, be reasonably acceptable to Company. If no such successor shall have been so appointed by the Majority Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to), on behalf of the Lenders and the Issuing Banks and in consultation with the Company, appoint a successor Administrative Agent meeting the Agent Qualifications. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.

(a) If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (v) of the definition thereof, the Majority Lenders may, to the extent permitted by Applicable Law, by notice in writing to the Company and such Person remove such Person as Administrative Agent and appoint a successor Administrative Agent meeting the Agent Qualifications and which, so long as no Event of Default is continuing, is reasonably acceptable to Company. If no such successor shall have been so appointed by the Majority Lenders and shall have accepted such appointment within thirty (30) days (or such earlier day as shall be agreed by the Majority Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.

(b) With effect from, as applicable, the Resignation Effective Date or the Removal Effective Date (1) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the Issuing Banks under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (2) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and each Issuing Bank directly, until such time as the Majority Lenders appoint a successor Administrative Agent as provided for above in this Section. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Company to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Company and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Sections 12.2 and 12.5 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

(c) Any resignation by Toronto Dominion (Texas) LLC as Administrative Agent pursuant to this Section shall also constitute the resignation of Toronto Dominion as an Issuing Bank and Swingline Lender. If Toronto Dominion resigns as Swingline Lender, it shall retain all the rights of the Swingline Lender provided for hereunder with respect to Swingline Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Revolving Loans (in the form of Base Rate Advances) or fund risk participations in outstanding Swingline Loans pursuant to Section 2.17(c). Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, (i) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Issuing Bank or Swingline Lender, as applicable, (ii) the retiring Issuing Bank and Swingline Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (iii) the successor Issuing Bank shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the retiring Issuing Bank to effectively assume the obligations of the retiring Issuing Bank with respect to such Letters of Credit.

Section 9.6 Non-Reliance on Administrative Agent and Other Lenders. Each Lender and each Issuing Bank acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and each Issuing Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

Section 9.7 Indemnification. The Lenders severally, and not jointly, agree to indemnify the Administrative Agent (to the extent not reimbursed by the Company but without effecting the Company’s obligations with respect thereto) pro rata according to their respective Commitment Ratios, from and against any and all liabilities, obligations, losses (other than the loss of principal, interest and fees hereunder in the event of a bankruptcy or out-of-court ‘work-out’ of the Loans), damages, penalties, actions, judgments, suits, or reasonable out-of-pocket costs, expenses (including, without limitation, fees and disbursements of experts, agents, consultants and counsel), or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of this Agreement, any other Loan Document, or any other document contemplated by this Agreement or any other Loan Document or any action taken or omitted by the Administrative Agent under this Agreement, any other Loan Document, or any other document contemplated by this Agreement, except that no Lender shall be liable to the Administrative Agent for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, or reasonable out-of-pocket costs, expenses or disbursements resulting from the gross negligence or willful misconduct of the Administrative Agent as determined by a final, non-appealable judicial order of a court having jurisdiction over the subject matter.

Section 9.8 No Responsibilities of the Agents. Notwithstanding any provision to the contrary contained elsewhere herein or in any other Loan Document, the Syndication Agent, the Joint Lead Arrangers and the Joint Bookrunners (as set forth on the cover page hereof) shall not have any duties or responsibilities, nor shall the Syndication Agent or any of the Joint Lead Arrangers or Joint Bookrunners have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Syndication Agent or any of the Joint Lead Arrangers or Joint Bookrunners.

Section 9.9 Lender ERISA Matters. Each Lender represents and warrants as of the date hereof to the Administrative Agent and each Joint Lead Arranger and their respective Affiliates, and not, for the avoidance of doubt, for the benefit of the Borrower, that such Lender is not and will not be (i) an employee benefit plan subject to Title I of ERISA, (ii) a plan or account subject to Section 4975 of the Internal Revenue Code; (iii) an entity deemed to hold “plan assets” of any such plans or accounts for purposes of ERISA or the Internal Revenue Code that is using “plan assets” of any such plans or accounts to fund or hold Loans or perform its obligations under this Agreement; or (iv) a “governmental plan” within the meaning of ERISA.

Section 9.10 Erroneous Payments.

(a) Each Lender hereby agrees that (x) if the Administrative Agent notifies such Lender that the Administrative Agent has determined in its sole discretion that any funds received by such Lender from the Administrative Agent or any of its Affiliates (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a “Payment”) were erroneously transmitted to such Lender (whether or not known to such Lender), and demands the return of such Payment (or a portion thereof), such Lender shall promptly, but in no event later than two Business Days thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect, and (y) to the extent permitted by applicable law, such Lender shall not assert, and hereby waives, as to the Administrative Agent, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Payments received, including without limitation any defense based on “discharge for value” or any similar doctrine. A notice of the Administrative Agent to any Lender under this Section 9.10 shall be conclusive, absent manifest error.

(b) Each Lender hereby further agrees that if it receives a Payment from the Administrative Agent or any of its Affiliates (x) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the Administrative Agent (or any of its Affiliates) with respect to such Payment (a “Payment Notice”) or (y) that was not preceded or accompanied by a Payment Notice, it shall be on notice, in each such case, that an error has been made with respect to such Payment. Each Lender agrees that, in each such case, or if it otherwise becomes aware a Payment (or portion thereof) may have been sent in error, such Lender shall promptly notify the Administrative Agent of such occurrence and, upon demand from the Administrative Agent, it shall promptly, but in no event later than two Business Days thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect.

(c) The Borrower hereby agrees that (x) in the event an erroneous Payment (or portion thereof) are not recovered from any Lender that has received such Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights of such Lender with respect to such amount and (y) an erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower.

(d) Each party’s obligations under this Section 9.10 shall survive the resignation or replacement of the Administrative Agent or any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations under any Loan Document.

ARTICLE 10 - CHANGES IN CIRCUMSTANCES AFFECTING TERM RATE ADVANCES AND INCREASED COSTS

Section 10.1 Interest Rate Basis Determination Inadequate or Unfair.

(a) Inability to Determine Rates. Subject to clauses (b), (c), (d), (e) and (f) of this Section 10.1, if with respect to any proposed Term Rate Advance or SONIA Rate Advance for any Interest Period,

(i) the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that:

(X) (A) if the SONIA Rate is utilized in any calculations hereunder or under any other Loan Document with respect to any Obligations, interest, fees, commissions or other amounts, “the SONIA Rate” cannot be determined pursuant to the definition thereof or (B) if Adjusted Term SOFR or any other Term Rate is utilized in any calculations hereunder or under any other Loan Document with respect to any Obligations, interest, fees, commissions or other amounts, “Adjusted Term SOFR” or such “Term Rate”, as applicable, cannot be determined pursuant to the definition thereof on or prior to the first day of any Interest Period; or

(Y) with respect to any such Loan denominated in an Agreed Currency, a fundamental change has occurred in the foreign exchange or interbank markets with respect to such Alternative Currency (including changes in national or international financial, political or economic conditions or currency exchange rates or exchange controls;

(ii) with respect to any Term Rate Loan or any request therefor or a conversion thereto or a continuation thereof, the Majority Lenders determine (which determination shall be conclusive and binding absent manifest error) that deposits in the applicable Agreed Currency are not being offered to banks in the applicable offshore interbank market for the applicable Agreed Currency, amount or Interest Period of such Term Rate Loan, and the Majority Lenders have provided notice of such determination to the Administrative Agent; or

(iii) the Majority Lenders determine that for any reason in connection with any request for such Loan or a conversion thereto or a continuation thereof that (x) if the SONIA Rate is utilized in any calculations hereunder or under any other Loan Document with respect to any Obligations, interest, fees, commissions or other amounts, the SONIA Rate does not adequately and fairly reflect the cost to such Lenders of making or maintaining such Loans or (y) if Adjusted Term SOFR or if any other Term Rate is utilized in any calculations hereunder or under any other Loan Document with respect to any Obligations, interest, fees, commissions or other amounts, Adjusted Term SOFR or such Term Rate, as applicable, does not adequately and fairly reflect the cost to such Lenders of making or maintaining such Loan during the applicable

Interest Period, and, in the case of (x) or (y), the Majority Lenders have provided notice of such determination to the Administrative Agent,

then, in each case, the Administrative Agent will promptly so notify the Borrower and each Lender. Upon notice thereof by the Administrative Agent to the Borrower, any obligation of the Lenders to make SONIA Rate Advances or Term Rate Loans, as applicable, in each such Agreed Currency, and any right of any Borrower to convert any Loan in each such Agreed Currency (if applicable) to or continue any Loan as a SONIA Rate Advance or a Term Rate Loan, as applicable, in each such Agreed Currency, shall be suspended (to the extent of the affected SONIA Rate Advances or Term Rate Loans or, in the case of any Term Rate Loans, the affected Interest Periods) until the Administrative Agent (with respect to clause (ii) or (iii), at the instruction of the Majority Lenders) revokes such notice. Upon receipt of such notice, (A) the Borrower may revoke any pending request for a borrowing of, conversion to or continuation of SONIA Rate Advances or Term Rate Loans in each such affected Agreed Currency (to the extent of the affected SONIA Rate Advances or Term Rate Loans or, in the case of Term Rate Loans, the affected Interest Periods) or, failing that, (I) in the case of any request for an affected Term SOFR Borrowing in Dollars, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to Base Rate Loans in the amount specified therein and (II) in the case of any request for an affected borrowing in an Agreed Currency, then such request shall be ineffective and (B)(I) any outstanding affected SOFR Loans will be deemed to have been converted into Base Rate Loans at the end of the applicable Interest Period and (II) any outstanding affected Loans denominated in an Agreed Currency, at the Borrower’s election, shall either (1) be converted into Base Rate Loans denominated in Dollars (in an amount equal to the Dollar Equivalent of such Agreed Currency) immediately or, in the case of Term Rate Loans, at the end of the applicable Interest Period or (2) be prepaid in full immediately or, in the case of Term Rate Loans, at the end of the applicable Interest Period; provided that if no election is made by the Borrower by the date that is the earlier of (x) three Business Days after receipt by the Borrower of such notice or (y) with respect to a Term Rate Loan, the last day of the current Interest Period, the Borrower shall be deemed to have elected clause (1) above. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 10.05. If the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that “Adjusted Term SOFR” cannot be determined pursuant to the definition thereof on any given day, the interest rate on Base Rate Loans shall be determined by the Administrative Agent without reference to clause (c) of the definition of “Base Rate” until the Administrative Agent revokes such determination.

(b) Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to any setting of any Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (a) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and the definition of “Adjusted Term SOFR” shall be deemed modified to delete the addition of the Term SOFR Adjustment to Term SOFR for any calculation and (y) if a

Benchmark Replacement is determined in accordance with clause (b) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Majority Lenders. If the Benchmark Replacement is based upon Daily Simple SOFR, all interest payments will be payable on a quarterly basis.

(c) Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(d) Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Administrative Agent will notify the Borrower of (x) the removal or reinstatement of any tenor of a Benchmark pursuant to Section 10.1(e) and (y) the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 10.1, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 10.1.

(e) Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if any then-current Benchmark is a term rate (including the Term SOFR Reference Rate, EURIBOR or TIBOR) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(f) Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to a given Benchmark, (i) the Borrower may revoke any pending request for a borrowing of, conversion to or continuation of SONIA Rate Advances, or request for a borrowing of, conversion to or continuation of Term Rate Loans, in each case, to be made, converted or continued during any Benchmark Unavailability Period denominated in the applicable Currency and, failing that, (A) in the case of any request for any affected borrowing for SOFR Loans, if applicable, the Borrower will be deemed to have converted any such request into a request for a borrowing or conversion to Base Rate Loans in the amount specified therein and (B) in the case of any request for any affected borrowing, in each case, in an Agreed Currency, if applicable, then such request shall be ineffective and (ii)(A) any outstanding affected SOFR Loans, if applicable, will be deemed to have been converted into Base Rate Loans at the end of the applicable Interest Period and (B) any outstanding affected SONIA Advances or Term Rate Loans, in each case, denominated in an Agreed Currency, at the Borrower’s election, shall either (I) be converted into Base Rate Loans denominated in Dollars (in an amount equal to the Dollar Equivalent of such Agreed Currency) immediately or, in the case of Term Rate Loans, at the end of the applicable Interest Period or (II) be prepaid in full immediately or, in the case of Term Rate Loans, at the end of the applicable Interest Period; provided that, with respect to any SONIA Rate Advance, if no election is made by the Borrower by the date that is three Business Days after receipt by the Borrower of such notice, the Borrower shall be deemed to have elected clause (I) above; provided, further that, with respect to any Term Rate Loan, if no election is made by the Borrower by the earlier of (x) the date that is three Business Days after receipt by the Borrower of such notice and (y) the last day of the current Interest Period for the applicable Term Rate Loan, the Borrower shall be deemed to have elected clause (I) above. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 10.05. During a Benchmark Unavailability Period with respect to any Benchmark or at any time that a tenor for any then-current Benchmark is not an Available Tenor, the component of Base Rate based upon the then-current Benchmark that is the subject of such Benchmark Unavailability Period or such tenor for such Benchmark, as applicable, will not be used in any determination of Base Rate.

Section 10.2 Illegality. If any Lender determines that any Applicable Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable lending office to make, maintain or fund Loans whose interest is determined by reference to SONIA or any applicable Term Rate, or to determine or charge interest based upon SONIA or any applicable Term Rate, or, with respect to any Term Rate Loan, any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, any applicable Agreed Currency in the applicable offshore interbank market for the applicable Agreed Currency then, upon notice thereof by such Lender to the Borrower (through the Administrative Agent) (an “Illegality Notice”), (a) any obligation of the Lenders to make SONIA Rate Advances or Term Rate Loans, as applicable, and any right of the Borrower to continue SONIA Rate Advances or Term Rate Loans, as applicable, in the affected Agreed Currency or Agreed Currencies, shall be suspended, and (b) if necessary to avoid such illegality, the Administrative Agent shall compute the Base Rate without reference to clause (c) of the definition of “Base Rate”, in each case until each such affected Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of an Illegality Notice, the Borrower shall, if necessary to avoid such illegality, upon demand from any Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all SONIA Rate Advances or Term Rate Loans denominated in an affected Agreed Currency to Base Rate Loans denominated in Dollars (in an amount equal to the Dollar Equivalent of such Agreed Currency) (in each case, if necessary to avoid such illegality, the Administrative Agent shall compute the Base Rate without reference to clause (c) of the definition of “Base Rate”), (A) with respect to SONIA Rate Advances, on the Payment Date therefor, if all affected Lenders may lawfully continue to maintain such SONIA Rate Advances to such day, or immediately, if any Lender may not lawfully continue to maintain such SONIA Rate Advances to such day or (B) with respect to Term Rate Loans, on the last day of the Interest Period therefor, if all affected Lenders may lawfully continue to maintain such Term Rate Loans, as applicable, to such day, or immediately, if any Lender may not lawfully continue to maintain such Term Rate Loans, as applicable, to such day. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 10.05.

Section 10.3 Increased Costs and Additional Amounts.

(a) If after the date hereof, the adoption of any Applicable Law, or any change in any Applicable Law (whether adopted before or after the Effective Date), or any interpretation or change in interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof or compliance by any Lender with any directive issued after the Effective Date (whether or not having the force of law) of any such authority, central bank or comparable agency:

(i) shall subject any Lender to any Tax with respect to its obligation to make its portion of Term Rate Advances, or its portion of other Advances, or shall change the basis of taxation of payments to any Lender of the principal of or interest on its portion of Term Rate Advances or in respect of any other amounts due under this Agreement, or its obligation to make its portion of Advances (except for changes with respect to Taxes imposed on the revenues or net income of such Lender, and except for any Taxes referred to in Section 10.3(b) hereof); or

(ii) shall impose, modify or deem applicable any reserve (including, without limitation, any imposed by the Board, but excluding any included in any percentage which is in effect from time to time under Regulation D of the Board, as such regulation may be amended from time to time, as the maximum reserve requirement applicable with respect to Eurocurrency Liabilities (as such term is defined in Regulation D), whether or not any Lender has any such Eurocurrency Liabilities subject to such reserve requirement at that time), special deposit, capital adequacy or liquidity, assessment or other requirement or condition against assets of, deposits with or for the account of, or commitments or credit extended by, any Lender or shall impose on any Lender or the London interbank borrowing market any other condition affecting its obligation to make its portion of such Term Rate Advances or its portion of existing Advances;

(iii) and the result of any of the foregoing is to increase the cost to such Lender of making or maintaining any of its portion of such Term Rate Advances, or to reduce the amount of any sum received or receivable by such Lender under this Agreement or under its Note, if any, with respect thereto, then, within ten (10) days after demand by such Lender, the Borrower agrees to pay to such Lender such additional amount or amounts as will compensate such Lender on an after-tax basis for such increased costs; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be enacted, adopted or issued after the date hereof, regardless of the date enacted, adopted or issued.

(b) Except as required by Applicable Law, all payments made by the Borrower under this Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income or other similar taxes, levies, imposts, duties, charges, fees, deductions or withholdings (“Taxes”), now or hereafter imposed, levied, collected, withheld or assessed by any governmental authority. If any Taxes are required to be withheld or deducted from any such payment, the Borrower shall pay such additional amounts as may be necessary to ensure that the net amount actually received by a Lender after such withholding or deduction is equal to the amount that the Lender would have received had no such withholding or deduction been required; provided, however, that the Borrower shall not be required to increase any such amounts payable to any Lender if such Lender fails to comply with the requirements of Section 2.12 hereof; provided, further, that the Borrower shall not be required to pay any additional amounts in respect of Taxes imposed under FATCA, provided, further, that the Borrower shall not be required to pay any U.S. withholding Taxes imposed on amounts payable to or for the account of any Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment or (ii) such Lender changes its lending office (including due to the exercise of Lender’s option pursuant to Section 2.2(d)), except, in each case, to the extent that, pursuant to this Section 10.3, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, provided, further, that the Borrower shall not be required to pay any additional amounts in respect of Taxes imposed on a Lender by reason of any connection between the Lender and the taxing jurisdiction other than a connection that is solely attributable to executing, delivering, performing or enforcing this Agreement and receiving payments hereunder. Whenever any Taxes are payable by the Borrower pursuant to this Section 10.3(b), as promptly as possible thereafter the Borrower shall send to the Administrative Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Taxes, as required by this Section 10.3(b) when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other documentary evidence, the Borrower shall indemnify the Administrative Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by the Administrative Agent or any Lender as a result of any such failure. The Borrower shall make any payments required pursuant to the immediately preceding sentence within thirty (30) days after receipt of written demand therefor from the Administrative Agent or any Lender, as the case may be. The agreements set forth in this Section 10.3 shall survive the termination of this Agreement and the payment of the Obligations. Each Lender will promptly notify the Borrower and the Administrative Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Lender to compensation pursuant to this Section 10.3 and will designate a different lending office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the reasonable judgment of such Lender made in good faith, be otherwise disadvantageous to such Lender.

(c) Any Lender claiming compensation under this Section 10.3 shall provide the Borrower with a written certificate setting forth the additional amount or amounts to be paid to it hereunder and calculations therefor in reasonable detail. Such certificate shall be presumptively correct absent manifest error. In determining such amount, such Lender may use any reasonable averaging and attribution methods. Failure or delay on the part of any Lender to demand compensation pursuant to the foregoing provisions of this Section 10.3 shall not constitute a waiver of such Lender’s right to demand such compensation, provided that, other than in respect of Taxes, the Borrower shall not be required to compensate a Lender pursuant to the foregoing provisions of this Section if the circumstances giving rise to such compensation occurred more than six (6) months prior to the date that such Lender notifies the Borrower of such circumstances and of such Lender’s intention to claim compensation therefor (except that, if such circumstances are retroactive, then the six (6) month period referred to above shall be extended to include the period of retroactive effect thereof). If any Lender demands compensation under this Section 10.3, the Borrower may at any time, upon at least five (5) Business Days’ prior notice to such Lender, prepay in full such Lender’s portion of the then outstanding Term Rate Advances, together with accrued interest and fees thereon to the date of prepayment, along with any reimbursement required under Section 2.9 hereof and this Section 10.3. Concurrently with prepaying such portion of Term Rate Advances the Borrower may, whether or not then entitled to make such borrowing, borrow a Base Rate Advance, or a Term Rate Advance not so affected, from such Lender, and such Lender shall, if so requested, make such Advance in an amount such that the outstanding principal amount of such Advance shall equal the outstanding principal amount of the affected Term Rate Advance of such Lender immediately prior to such prepayment.

(d) The Borrower shall pay any present or future stamp, transfer or documentary Taxes or any other excise or property Taxes that may be imposed in connection with the execution, delivery or registration of this Agreement or any other Loan Documents.

(e) If any party receives a refund of any Taxes for which it has been indemnified pursuant to this Section 10.3, it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant governmental authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (e) (plus any penalties, interest or other charges imposed by the relevant governmental authority) in the event that such indemnified party is required to repay such refund to such governmental authority. Notwithstanding anything to the contrary in this paragraph (e), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (e) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

Section 10.4 Effect On Other Advances. If notice has been given pursuant to Section 10.1, 10.2 or 10.3 hereof suspending the obligation of any Lender to make its portion of any Term Rate Advance, or requiring such Lender’s portion of Term Rate Advances to be repaid or prepaid, then, unless and until such Lender notifies the Borrower that the circumstances giving rise to such repayment no longer apply, all amounts which would otherwise be made by such Lender as its portion of Term Rate Advances shall be instead as Base Rate Advances, unless otherwise notified by the Borrower.

Section 10.5 Claims for Increased Costs and Taxes; Replacement Lenders. In the event that any Lender shall (v) decline to make Term Rate Advances pursuant to Sections 10.1 and 10.2 hereof, (w) have notified the Borrower that it is entitled to claim compensation pursuant to Section 10.3, 2.8, 2.9 or 2.11 hereof or is unable to complete the form required or is subject to withholding on account of any Tax, (x) not consent to any request for an extension of the Maturity Date pursuant to Section 2.18 hereof or (y) become a Defaulting Lender (each such lender being an “Affected Lender”), the Borrower at its own cost and expense may designate a replacement lender (a “Replacement Lender”) to assume the Revolving Loan Commitments and the obligations of any such Affected Lender hereunder, and to purchase the outstanding Loans of such Affected Lender and such Affected Lender’s rights hereunder and with respect thereto, and within ten (10) Business Days of such designation the Affected Lender shall (a) sell to such Replacement Lender, without recourse upon, warranty by or expense to such Affected Lender, by way of an Assignment and Assumption substantially in the form of Exhibit F attached hereto, for a purchase price equal to (unless such Lender agrees to a lesser amount) the outstanding principal amount of the Loans of such Affected Lender, plus all interest accrued and unpaid thereon and all other amounts owing to such Affected Lender hereunder, including without limitation, payment by the Borrower of any amount which would be payable to such Affected Lender pursuant to Section 2.9 hereof (provided that the administrative fee set forth in Section 12.4(b)(iv) shall not apply to an assignment described in this clause (a)), and (b) assign the Revolving Loan Commitments of such Affected Lender and upon such assumption and purchase by the Replacement Lender, such Replacement Lender shall be deemed to be a “Lender” for purposes of this Agreement and such Affected Lender shall cease to be a “Lender” for purposes of this Agreement and shall no longer have any obligations or rights hereunder (other than any obligations or rights which according to this Agreement shall survive the termination of the Revolving Loan Commitments); provided that the Borrower shall not replace any Defaulting Lender during the continuance of any Default.

ARTICLE 11 - [RESERVED]

ARTICLE 12 - MISCELLANEOUS

Section 12.1 Notices.

(a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i) if to the Borrower, the Administrative Agent, the Swingline Lender or any Issuing Bank, to the address, telecopier number, electronic mail address or telephone number specified for such Person on Schedule 5; and

(ii) if to any other Lender, to the address, telecopier number, electronic mail address or telephone number specified to the Administrative Agent (including, as appropriate, notices delivered solely to the Person designated by a Lender for the delivery of notices that may contain material non-public information relating to the Company).

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).

(b) Electronic Communications. Notices and other communications to the Lenders and the Issuing Banks hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent and the Company, provided that the foregoing shall not apply to notices to any Lender, the Swingline Lender or the Issuing Banks pursuant to Article 2 if such Lender, Swingline Lender or such Issuing Bank, as applicable, has notified the Administrative Agent and the Company that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Company may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c) The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower, any Lender, any Issuing Bank or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Company’s or the Administrative Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to the Borrower, any Lender, any Issuing Bank or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

(d) Change of Address, Etc. The Borrower, the Administrative Agent, the Swingline Lender and each Issuing Bank may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the Borrower, the Administrative Agent, the Swingline Lender and the Issuing Banks. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and Applicable Law, including United States Federal and state securities laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Company or its securities for purposes of United States Federal or state securities laws.

(e) Reliance by Administrative Agent, Issuing Banks and Lenders. The Administrative Agent, the Swingline Lender, the Issuing Banks and the Lenders shall be entitled to rely and act upon any notices purportedly given by or on behalf of the Company even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Company shall indemnify the Administrative Agent, the Swingline Lender, each Issuing Bank, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Company. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

Section 12.2 Expenses. The Borrower will promptly pay, or reimburse:

(a) all reasonable and documented out-of-pocket expenses of the Administrative Agent in connection with the preparation, negotiation, execution and delivery of this Agreement and the other Loan Documents, and the transactions contemplated hereunder and thereunder any amendments, waivers and consents associated therewith, including, without limitation, the reasonable and documented fees and disbursements of Shearman & Sterling LLP, special counsel for the Administrative Agent; and

(b) all documented out-of-pocket costs and expenses of the Administrative Agent, the Lenders, the Swingline Lender and the Issuing Banks of enforcement under this Agreement or the other Loan Documents and all documented out-of-pocket costs and expenses of collection if an Event of Default occurs in the payment of the Notes, which in each case shall include, without limitation, reasonable fees and out-of-pocket expenses of one counsel for the Administrative Agent, the Swingline Lender and the Issuing Banks and one counsel for all of the Lenders.

Section 12.3 Waivers. The rights and remedies of the Administrative Agent, the Lenders and the Issuing Banks under this Agreement and the other Loan Documents shall be cumulative and not exclusive of any rights or remedies which they would otherwise have. No failure or delay by the Administrative Agent, the Majority Lenders, the Lenders, the Swingline Lender and the Issuing Banks, or any of them, in exercising any right, shall operate as a waiver of such right. No waiver of any provision of this Agreement or consent to any departure by the Company or any of its Subsidiaries therefrom shall in any event be effective unless the same shall be permitted by Section 12.13, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent or any Lender may have had notice or knowledge of such Default at the time.

Section 12.4 Assignment and Participation.

(a) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent, the Swingline Lender, each Issuing Bank and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section, (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) of this Section, or (iv) to an SPC in accordance with the provisions of subsection (g) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Swingline Lender, the Issuing Banks and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this subsection (b), participations in L/C Obligations and Swingline Loans) at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i) Minimum Amounts.

(A) in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender, no minimum amount need be assigned; and

(B) in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000 unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Company otherwise consents (each such consent not to be unreasonably withheld or delayed).

(ii) Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned except that this clause (ii) shall not apply to the Swingline Lender’s rights and obligations in respect of Swingline Loans;

(iii) Required Consents. No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:

(A) the consent of the Company (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender or an Affiliate of a Lender;

(B) the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required if such assignment is to a Person that is not a Lender or an Affiliate of such Lender; and

(C) the consent of each Issuing Bank and the Swingline Lender (such consent not to be unreasonably withheld or delayed) shall be required for each assignment of Commitments.

(iv) Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an administrative questionnaire in form and substance reasonably satisfactory to the Administrative Agent.

(v) No Assignment to Certain Persons. No such assignment shall be made (A) to the Company or any of the Company’s Affiliates, or (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B), or (C) to a natural person.

(vi) Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Company and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities under this Agreement then due and owing by such Defaulting Lender to the Administrative Agent, any Issuing Bank or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swingline Loans in accordance with its Commitment Ratio. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under Applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 10.3, 10.2 and 10.5 with respect to facts and circumstances occurring prior to the effective date of such assignment. Upon request, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

(c) Register. The Administrative Agent, acting solely for this purpose as an agent of the Company (and such agency being solely for tax purposes), shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. In addition, the Administrative Agent shall maintain on the Register information regarding the designation, and revocation of designation, of any Lender as a Defaulting Lender. This Section 12.4(c) shall be construed so that the Obligations are at all times maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Code and any related regulations (and any other relevant or successor provisions of the Code or Treasury Regulations promulgated thereunder). The Register shall be available for inspection by the Company and any Lender, as to its Commitments only, at any reasonable time and from time to time upon reasonable prior notice.

(d) Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent or any Issuing Bank, sell participations to any Person (other than a natural person, a Defaulting Lender or the Company or any of the Company’s Affiliates) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Obligations and/or Swingline Loans) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent, the Lenders and the Issuing Banks shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in clauses (ii)(A), (B) or (C) of Section 12.12(a) that affects such Participant. Subject to subsection (e) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Section 10.3 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section.

A Participant shall not be entitled to receive any greater payment under Section 10.3 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant. A Participant that would be a foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.12 unless the Company is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Company, to comply with Section 2.12 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each participant and the principal amounts (and stated interest) of each participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any participant or any information relating to a participant’s interest in any Commitments, Loans, or its other obligations under any Loan Document) except each Lender that sells a participation shall make a copy of the Participant Register available for the Borrower and the Administrative Agent to the extent that such disclosure is necessary to establish that such Commitment, Loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and the Borrower, the Lenders and the Administrative Agent shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement, notwithstanding any notice to the contrary.

(e) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or other central banking authority; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(f) Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle (an “SPC”) sponsored by such Granting Lender, identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower, the option to provide to the Borrower all or any part of any Advance that such Granting Lender would otherwise be obligated to make to the Borrower pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to make any Advance and (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Advance, the Granting Lender shall be obligated to make such Advance pursuant to the terms hereof. The Loans by an SPC hereunder shall be Revolving Loans of the Granting Lender to the same extent, and as if, such Loans were made by such Granting Lender. Each party hereto hereby agrees that no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPC, it, solely in its capacity as a party hereto and to any other Loan Document, will not institute against, or join any other person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof. In addition, notwithstanding anything to the contrary contained in this Section 12.4, any SPC may (i) with notice to, but without the prior written consent of, the Borrower and the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Advances to the Granting Lender or to any financial institutions (consented to by the Borrower and the Administrative Agent) providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of Advances and (ii) disclose on a confidential basis any non-public information relating to its Advances to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC. This Section 12.4(f) may not be amended without the written consent of any SPC which has been designated in writing as provided in the first sentence hereof and holds any outstanding Loans. The designation by a Granting Lender of an SPC to fund Advances shall be deemed to be a representation, warranty, covenant and agreement by such Granting Lender to the Borrower and all other parties hereunder that (A) the funding and maintaining of such Advances by such SPC shall not constitute a “prohibited transaction” (as such term is defined in Section 406 of ERISA or Section 4975 of the Code), and (B) such designation, funding and maintenance would not result in any interest requiring registration under the Securities Act of 1933, as amended, or qualification under any state securities law. The SPC shall from time to time provide to the Borrower the tax and other forms required pursuant to Section 2.12 hereof with respect to such SPC as though such SPC were a Lender hereunder. In no event shall the Borrower or any Lender other than the Granting Lender be obligated hereunder to pay any additional amounts under any provision of this Agreement (pursuant to Article 10 hereof or otherwise) by reason of a Granting Lender’s designation of an SPC or the funding or maintenance of Advances by such SPC, in excess of amounts which the Borrower would have been obligated to pay if such Granting Lender had not made such designation and such Granting Lender were itself funding and maintaining such Advances. The Administrative Agent shall register the interest of any SPC in an Advance from time to time on the Register maintained pursuant to Section 12.4(c) hereof.

(g) Resignation as Issuing Bank or Swingline Lender after Assignment. Notwithstanding anything to the contrary contained herein, if at any time Toronto Dominion assigns all of its Revolving Loan Commitment and Loans pursuant to subsection (b) above, Toronto Dominion may, (i) upon thirty (30) days’ notice to the Company and the Lenders, resign as Issuing Bank and (ii) (i) upon thirty (30) days’ notice to the Company, resign as Swingline Lender. In the event of any such resignation as Issuing Bank or Swingline Lender, the Company shall be entitled to appoint from among the Lenders a successor Issuing Bank or Swingline Lender hereunder; provided, however, that no failure by the Company to appoint any such successor shall affect the resignation of Toronto Dominion as Issuing Bank or Swingline Lender, as the case may be. If Toronto Dominion resigns as Issuing Bank, it shall retain all the rights, powers, privileges and duties of an Issuing Bank hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as Issuing Bank and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Advances or fund risk participations in Unreimbursed Amounts pursuant to Section 2.13(c)). If Toronto Dominion resigns as Swingline Lender, it shall retain all the rights of the Swingline Lender provided for hereunder with respect to Swingline Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Revolving Loans (in the form of Base Rate Advances) or fund risk participations in outstanding Swingline Loans pursuant to Section 2.17(c). Upon the appointment of a successor Issuing Bank or Swingline Lender, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Issuing Bank or Swingline Lender, and (b) the successor Issuing Bank shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Toronto Dominion to effectively assume the obligations of Toronto Dominion with respect to such Letters of Credit.

Section 12.5 Indemnity. The Borrower agrees to indemnify and hold harmless each Lender, the Administrative Agent, the Issuing Banks and each of their respective Affiliates, employees, representatives, shareholders, partners, agents, officers and directors (any of the foregoing shall be an “Indemnitee”) from and against any and all claims, liabilities, obligations, losses, damages, actions, reasonable and documented external attorneys’ fees and expenses (as such fees and expenses are reasonably incurred), penalties, judgments, suits, reasonable and documented out-of-pocket costs and demands by any third party, including the costs of investigating and defending such claims, whether or not the Company or the Person seeking indemnification is the prevailing party (a) resulting from any breach or alleged breach by the Company of any representation or warranty made hereunder or under any Loan Document; or (b) otherwise arising out of (i) the Commitments or otherwise under this Agreement, any Loan Document or any transaction contemplated hereby or thereby, including, without limitation, the use of the proceeds of Loans hereunder in any fashion by the Borrower or the performance of its obligations under the Loan Documents, (ii) allegations of any participation by a Lender, the Administrative Agent, an Issuing Bank or any of them, in the affairs of the Company or any of its Subsidiaries, or allegations that any of them has any joint liability with the Company for any reason and (iii) any claims against the Lenders, the Administrative Agent, the Issuing Banks or any of them, by any shareholder or other investor in or lender to the Borrower, by any brokers or finders or investment advisers or investment bankers retained by the Borrower or by any other third party, arising out of the Commitments or otherwise under this Agreement, except to the extent that (A) the Person seeking indemnification hereunder is determined in such case to have acted with gross negligence or willful misconduct, in any case, by a final, non-appealable judicial order of a court of competent jurisdiction or (B) such claims are for lost profits, foreseeable and unforeseeable, consequential, special, incidental or indirect damages or punitive damages. Upon receipt of notice in writing of any actual or prospective claim, litigation, investigation or proceeding for which indemnification is provided pursuant to the immediately preceding sentence (a “Relevant Proceeding”), the recipient shall promptly notify the

Administrative Agent (which shall promptly notify the other parties hereto) thereof, and the Company and the Lenders agree to consult, to the extent appropriate, with a view to minimizing the cost to the Company of its obligations hereunder. The Company shall be entitled, to the extent feasible, to participate in any Relevant Proceeding and shall be entitled to assume the defense thereof with counsel of the Company’s choice; provided, however, that such counsel shall be reasonably satisfactory to such of the Indemnitees as are parties thereto; provided, further, however, that, after the Company has assumed the defense of any Relevant Proceeding, it will not settle, compromise or consent to the entry of any order adjudicating or otherwise disposing of any claims against any Indemnitee (1) if such settlement, compromise or order involves the payment of money damages, except if the Company agrees, as between the Company and such Indemnitee, to pay such money damages, and, if not simultaneously paid, to furnish such Indemnitee with satisfactory evidence of its ability to pay the same, and (2) if such settlement, compromise or order involves any relief against such Indemnitee other than the payment of money damages, except with the prior written consent of such Indemnitee (which consent shall not be unreasonably withheld). Notwithstanding the Company’s election to assume the defense of such Relevant Proceeding, such of the Indemnitees as are parties thereto shall have the right to employ separate counsel and to participate in the defense of such action or proceeding at the expense of such Indemnitee. The obligations of the Company under this Section 12.5 are in addition to, and shall not otherwise limit, any liabilities which the Company might otherwise have in connection with any warranties or similar obligations of the Company in any other Loan Document. Notwithstanding the foregoing, this Section 12.5 shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

Section 12.6 [Reserved]

Section 12.7 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute one and the same instrument. The words “execute,” “execution,” “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby (including without limitation Assignment and Assumptions, amendments or other modifications, Requests for Advances, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary the Administrative Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it.

Section 12.8 Governing Law; Jurisdiction.

(a) Governing Law. This Agreement and the Notes shall be construed in accordance with and governed by the internal laws of the State of New York applicable to agreements made and to be performed the State of New York.

(b) Jurisdiction. The Borrower irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against the Administrative Agent, any Lender, any Issuing Bank, or any Related Party of the foregoing in any way relating to this Agreement or any other Loan Document or the transactions relating hereto or thereto, in any forum other than the courts of the State of New York sitting in New York County, and of the United States District Court of the Southern District of New York sitting in New York County, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by applicable law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or in any other Loan Document shall affect any right that the Administrative Agent, any Lender or any Issuing Bank may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against the Borrower or its properties in the courts of any jurisdiction.

(c) Waiver of Venue. The Borrower irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Service of Process. Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 12.1. Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by applicable law.

Section 12.9 Severability. To the extent permitted by law, any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof in that jurisdiction or affecting the validity or enforceability of such provision in any other jurisdiction.

Section 12.10 Interest.

(a) In no event shall the amount of interest due or payable hereunder or under the Notes exceed the maximum rate of interest allowed by Applicable Law, and in the event any such payment is inadvertently made by the Borrower or inadvertently received by the Administrative Agent or any Lender, then such excess sum shall be credited as a payment of principal, unless, if no Event of Default shall have occurred and be continuing, the Borrower shall notify the Administrative Agent or such Lender, in writing, that it elects to have such excess sum returned forthwith. It is the express intent hereof that the Borrower not pay and the Administrative Agent and the Lenders not receive, directly or indirectly in any manner whatsoever, interest in excess of that which may legally be paid by the Borrower under Applicable Law.

(b) Notwithstanding the use by the Lenders of the Base Rate and the Term Rate as reference rates for the determination of interest on the Loans, the Lenders shall be under no obligation to obtain funds from any particular source in order to charge interest to the Borrower at interest rates related to such reference rates.

Section 12.11 Table of Contents and Headings. The Table of Contents and the headings of the various subdivisions used in this Agreement are for convenience only and shall not in any way modify or amend any of the terms or provisions hereof, nor be used in connection with the interpretation of any provision hereof.

Section 12.12 Amendment and Waiver.

(a) Neither this Agreement nor any Loan Document nor any term hereof or thereof may be amended orally, nor may any provision hereof or thereof be waived orally but only by an instrument in writing signed by or at the written direction of:

(i) except as set forth in (ii) and (iii) below, the Majority Lenders and, in the case of any amendment, by the Company;

(ii) with respect to (A) any increase in the amount of any Lender’s portion of the Commitments or Commitment Ratios or any extension of any Lender’s Commitments, (B) any reduction in the rate of, or postponement in the payment of any interest or fees due hereunder or the payment thereof to any Lender without a corresponding payment of such interest or fee amount by the Borrower, (C) (1) any waiver of any Default due to the failure by the Borrower to pay any sum due to any of the Lenders hereunder or (2) any reduction in the principal amount of the Loans or the L/C Obligations without a corresponding payment, (D) any release of the Borrower from this Agreement, except in connection with a merger, sale or other disposition otherwise permitted hereunder (in which case, such release shall require no further approval by the Lenders), (E) any amendment to the pro rata treatment of the Lenders or the order of payment set forth in Section 8.3 hereof, (F) any amendment of this Section 12.12, of the definition of Majority Lenders, or of any Section herein to the extent that such Section requires action by all Lenders or the Issuing Banks, (G) any subordination of the Loans in full to any other Indebtedness, (H) any extension of the Maturity Date or any other scheduled maturity of any Loan or the time for payment thereof (other than in accordance with Section 2.18), the affected Lenders and in the case of an amendment, the Company, and, if applicable, the Swingline Lender or Issuing Banks (it being understood that, for purposes of this Section 12.12(a)(ii), changes to provisions of the Loan Documents that relate only to one or more of the Revolving Loans shall be deemed to “affect” only the Lenders holding such Loans); and

(iii) (x) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above to take such action, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document, (y) no amendment, waiver or consent shall, unless in writing and signed by each Swingline Lender, in addition to the Lenders required above to take such action, affect the rights or obligations of the Swingline Lender under this Agreement, and (z) no amendment, waiver or consent shall, unless in writing and signed by the Issuing Banks in addition to the Lenders required above to take such action, adversely affect the rights or obligations of the Issuing Banks in their capacities as such under this Agreement.

(b) Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended, nor amounts owed to such Lender reduced or the final maturity thereof extended, without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender.

(c) In connection with any proposed amendment, modification, waiver or termination (a “Proposed Change”) requiring the consent of all Lenders, if the consent of Majority Lenders is obtained, but the consent of the other Lenders whose consent is required is not obtained (any such Lender whose consent is not obtained being referred to as a “Non-Consenting Lender”), then, at the Company’s request (and at the Company’s sole cost and expense), a Replacement Lender selected by the Company and reasonably acceptable to the Administrative Agent, shall have the right to purchase from such Non-Consenting Lenders, and such Non-Consenting Lenders agree that they shall, upon the Company’s request, sell and assign to such Person, all of the Revolving Loan Commitments and all outstanding Loans of such Non-Consenting Lenders for an amount equal to the principal balance of all Loans held by the Non-Consenting Lenders and all accrued interest and fees and other amounts due (including without limitation amounts due to such Non-Consenting Lender pursuant to Section 2.9 hereof) or outstanding to such Non-Consenting Lender through the date of sale, such purchase and sale to be consummated pursuant to an executed Assignment and Assumption substantially in the form on Exhibit F attached hereto. Upon execution of any Assignment and Assumption pursuant to this Section 12.12(c), (i) the Replacement Lender shall be entitled to vote on any pending waiver, amendment or consent in lieu of the Non-Consenting Lender replaced by such Replacement Lender, (ii) such Replacement Lender shall be deemed to be a “Lender” for purposes of this Agreement and (iii) such Non-Consenting Lender shall cease to be a “Lender” for purposes of this Agreement and shall no longer have any obligations or rights hereunder (other than any obligations or rights which according to this Agreement shall survive the termination of the Revolving Loan Commitments).

Section 12.13 [Reserved]

Section 12.14 Entire Agreement. Except as otherwise expressly provided herein, this Agreement, the other Loan Documents and the other documents described or contemplated herein or therein will embody the entire agreement and understanding among the parties hereto and thereto and supersede all prior agreements and understandings relating to the subject matter hereof and thereof.

Section 12.15 Other Relationships; No Fiduciary Relationships. No relationship created hereunder or under any other Loan Document shall in any way affect the ability of the Administrative Agent, each Issuing Bank and each Lender to enter into or maintain business relationships with the Company or any Affiliate thereof beyond the relationships specifically contemplated by this Agreement and the other Loan Documents. The Company agrees that in connection with all aspects of the transactions contemplated hereby and any communications in connection therewith, the Company, its Subsidiaries and their respective Affiliates, on the one hand, and the Administrative Agent, the Lenders, the Issuing Banks and their respective Affiliates, on the other hand, will have a business relationship that does not create, by implication or otherwise, any fiduciary duty on the part of the Administrative Agent, any Lender, any Issuing Bank or any of their respective Affiliates, and no such duty will be deemed to have arisen in connection with any such transactions or communications. The Company acknowledges that certain of the Lenders or their respective Affiliates are the administrative agent and/or a lender under the Existing Credit Agreements, and that the rights and obligations that the Company and its Affiliates have under any other agreement with any Lender and its Affiliates (including the loan documentation relating to the Existing Credit Agreements) that currently or hereinafter may exist are, and shall be, separate and distinct from the rights and obligations of the parties pursuant to this Agreement.

Section 12.16 Directly or Indirectly. If any provision in this Agreement refers to any action taken or to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person, whether or not expressly specified in such provision.

Section 12.17 Reliance on and Survival of Various Provisions. All covenants, agreements, statements, representations and warranties made by the Company herein or in any certificate delivered pursuant hereto shall (a) be deemed to have been relied upon by the Administrative Agent, each of the Lenders, the Swingline Lender and each Issuing Bank notwithstanding any investigation heretofore or hereafter made by them and (b) survive the execution and delivery of this Agreement and shall continue in full force and effect so long as any Loans are outstanding and unpaid. Any right to indemnification hereunder, including, without limitation, rights pursuant to Sections 2.9, 2.11, 10.3, 12.2 and 12.5 hereof, shall survive the termination of this Agreement and the payment and performance of all Obligations.

Section 12.18 Senior Debt. The Obligations are intended by the parties hereto to be senior in right of payment to any Indebtedness of the Company that by its terms is subordinated to any other Indebtedness of the Company.

Section 12.19 Obligations. The obligations of the Administrative Agent, each of the Lenders and each of the Issuing Banks hereunder are several, not joint.

Section 12.20 Confidentiality. The Administrative Agent, the Lenders, the Swingline Lender and the Issuing Banks shall hold confidentially all non-public and proprietary information and all other information designated by the Company as confidential, in each case, obtained from the Company or its Affiliates pursuant to the requirements of this Agreement in accordance with their customary procedures for handling confidential information of this nature and in accordance with safe and sound lending practices; provided, however, that the Administrative Agent, the Lenders, the Swingline Lender and the Issuing Banks may make disclosure of any such information (a) to their examiners, Affiliates, outside auditors, counsel, consultants, appraisers, agents, other professional advisors, any credit insurance provider relating to the Borrower and its obligations and any direct or indirect contractual counterparty in swap agreements or such counterparty’s professional advisor in connection with this Agreement or as reasonably required by any proposed syndicate member or any proposed transferee or participant in connection with the contemplated transfer of any Note or participation therein (including, without limitation, any pledgee referred to in Section 12.4(e) hereof), in each case, so long as any such Person (other than any examiners) receiving such information is advised of the provisions of this Section 12.20 and agrees to be bound thereby, (b) as required or requested by any governmental authority or self-regulatory body or representative thereof or in connection with the enforcement hereof or of any Loan Document or related document, or (c) pursuant to legal process or with respect to any litigation between or among the Company and any of the Administrative Agent, the Lenders, the Swingline Lender or the Issuing Banks. In no event shall the Administrative Agent, any Lender, the Swingline Lender or any Issuing Bank be obligated or required to return any materials furnished to it by the Company. The foregoing provisions shall not apply to the Administrative Agent, any Lender, the Swingline Lender or any Issuing Bank with respect to information that (i) is or becomes generally available to the public (other than through the Administrative Agent, such Lender, the Swingline Lender or such Issuing Bank), (ii) is already in the possession of the Administrative Agent, such Lender, the Swingline Lender or such Issuing Bank on a non-confidential basis, or (iii) comes into the possession of the Administrative Agent, such Lender, the Swingline Lender or such Issuing Bank from a source other than the Company or its Affiliates in a manner not known to the Administrative Agent, such Lender, the Swingline Lender or such Issuing Bank to involve a breach of a duty of confidentiality owing to the Company or its Affiliates. For the avoidance of doubt, nothing in this Section 12.20 shall prohibit any Person from voluntarily disclosing or providing any information within the scope of this Section 12.20 to any governmental, regulatory or self-regulatory organization (any such entity, a “Regulatory Authority”) to the extent that any such prohibition on disclosure set forth in this Section 12.20 shall be prohibited by the laws or regulations applicable to such Regulatory Authority.

Section 12.21 Judgment. (a) If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder in Dollars into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase Dollars with such other currency at the Administrative Agent’s principal office in London at 11:00 A.M. (London time) on the Business Day preceding that on which final judgment is given.

(b) If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder in an Alternative Currency into Dollars, the parties agree to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase such Alternative Currency with Dollars at the Administrative Agent’s principal office in London at 11:00 A.M. (London time) on the Business Day preceding that on which final judgment is given.

(c) The obligation of the Borrower in respect of any sum due from it in any currency (the “Primary Currency”) to any Lender or the Administrative Agent hereunder shall, notwithstanding any judgment in any other currency, be discharged only to the extent that on the Business Day following receipt by such Lender or the Administrative Agent (as the case may be), of any sum adjudged to be so due in such other currency, such Lender or the Administrative Agent (as the case may be) may in accordance with normal banking procedures purchase the applicable Primary Currency with such other currency; if the amount of the applicable Primary Currency so purchased is less than such sum due to such Lender or the Administrative Agent (as the case may be) in the applicable Primary Currency, the Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Lender or the Administrative Agent (as the case may be) against such loss, and if the amount of the applicable Primary Currency so purchased exceeds such sum due to any Lender or the Administrative Agent (as the case may be) in the applicable Primary Currency, such Lender or the Administrative Agent (as the case may be) agrees to remit to the Borrower such excess.

Section 12.22 Substitution of Currency. If a change in any Alternative Currency occurs pursuant to any applicable law, rule or regulation of any governmental, monetary or multi-national authority, this Agreement (including, without limitation, the definition of Term Rate) will be amended to the extent determined by the Administrative Agent (acting reasonably and in consultation with the Company) to be necessary to reflect the change in currency and to put the Lenders and the Borrower in the same position, so far as possible, that they would have been in if no change in such Alternative Currency had occurred.

Section 12.23 Right of Set-off. If an Event of Default shall have occurred and be continuing, each Lender, each Issuing Bank, and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held, and other obligations (in whatever currency) at any time owing, by such Lender, such Issuing Bank or any such Affiliate, to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement or any other Loan Document to such Lender or such Issuing Bank or their respective Affiliates, irrespective of whether or not such Lender, Issuing Bank or Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower may be contingent or unmatured or are owed to a branch, office or Affiliate of such Lender or such Issuing Bank different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.16 and, pending such payment, shall be segregated by such

Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the Issuing Banks, and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Advances owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender, each Issuing Bank and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, such Issuing Bank or their respective Affiliates may have. Each Lender and Issuing Bank agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

Section 12.24 Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in this Agreement, any other Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement; or

(iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any applicable Resolution Authority.

Section 12.25 USA Patriot Act and Beneficial Ownership Regulation. Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”) and the Beneficial Ownership Regulation, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower in accordance with the Act and the Beneficial Ownership Regulation.

ARTICLE 13 - WAIVER OF JURY TRIAL

Section 13.1 Waiver of Jury Trial. EACH OF THE COMPANY AND THE ADMINISTRATIVE AGENT, THE ISSUING BANKS AND THE LENDERS, HEREBY AGREE, TO THE EXTENT PERMITTED BY LAW, TO WAIVE AND HEREBY WAIVE THE RIGHT TO A TRIAL BY JURY IN ANY COURT AND IN ANY ACTION OR PROCEEDING OF ANY TYPE IN WHICH THE COMPANY, ANY OF THE LENDERS, THE ADMINISTRATIVE AGENT, THE SWINGLINE LENDER, ANY OF THE ISSUING BANKS, OR ANY OF THEIR RESPECTIVE SUCCESSORS OR ASSIGNS IS A PARTY, AS TO ALL MATTERS AND THINGS ARISING DIRECTLY OR INDIRECTLY OUT OF THIS AGREEMENT, ANY OF THE NOTES OR THE OTHER LOAN DOCUMENTS AND THE RELATIONS AMONG THE PARTIES LISTED IN THIS SECTION 13.1. EXCEPT AS PROHIBITED BY LAW, EACH PARTY TO THIS AGREEMENT WAIVES ANY RIGHTS IT MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION REFERRED TO IN THIS SECTION, ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. EACH PARTY TO THIS AGREEMENT (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE ADMINISTRATIVE AGENT, THE SWINGLINE LENDER, ANY ISSUING BANK OR ANY LENDER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE ADMINISTRATIVE AGENT, ANY ISSUING BANK, THE SWINGLINE LENDER OR ANY LENDER WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS AND (B) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND EACH OTHER LOAN DOCUMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION. THE PROVISIONS OF THIS SECTION HAVE BEEN FULLY DISCLOSED BY AND TO THE PARTIES AND THE PROVISIONS SHALL BE SUBJECT TO NO EXCEPTIONS. NO PARTY HAS IN ANY WAY AGREED WITH OR REPRESENTED TO ANY OTHER PARTY THAT THE PROVISIONS OF THIS SECTION WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

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Schedule 1

Commitments; Commitment Ratios

Entity	Revolving Loan Commitment	Commitment Ratio	L/C Commitment
The Toronto-Dominion Bank, New York Branch	$270,000,000	6.75%	$25,000,000
Mizuho Bank Ltd.	$270,000,000	6.75%	$25,000,000
Bank of America, N.A.	$270,000,000	6.75%	$25,000,000
MUFG Bank, Ltd.	$121,500,000	3.04%	$11,250,000
Morgan Stanley Bank, N.A.	$148,500,000	3.71%	$13,750,000
Barclays Bank PLC	$270,000,000	6.75%	$25,000,000
Royal Bank of Canada	$270,000,000	6.75%	$25,000,000
JPMorgan Chase Bank, N.A.	$270,000,000	6.75%	$25,000,000
Citibank, N.A.	$270,000,000	6.75%	$25,000,000
Banco Bilbao Vizcaya Argentaria, S.A. New York Branch	$211,000,000	5.28%	—
The Bank of Nova Scotia	$211,000,000	5.28%	—
Banco Santander, S.A., New York Branch	$211,000,000	5.28%	—
Sumitomo Mitsui Banking Corporation	$211,000,000	5.28%	—
ING Bank N.V., Dublin Branch	$211,000,000	5.28%	—
BNP Paribas	$135,000,000	3.38%	—
Credit Agricole Corporate and Investment Bank	$135,000,000	3.38%	—
PNC Bank, National Association	$135,000,000	3.38%	—
Truist Bank	$75,000,000	1.88%
CoBank, ACB	$64,000,000	1.60%	—
US Bank National Association	$103,000,000	2.58%	—
The Standard Bank of South Africa Limited Isle of Man Branch	$138,000,000	3.45%	—

Total	$4,000,000,000	100%	$200,000,000

Amendment No. 2 to Fourth Amended and Restated Credit Agreement

Schedule 1 – 1